UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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SKILLED HEALTHCARE GROUP, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 1, 2011

Dear Stockholder:

You are invited to attend the 2011 Annual Meeting of Stockholders of Skilled Healthcare Group, Inc. to be held on May 2, 2011, at 10:00 a.m. local time, at the Fairmont Hotel, located at 4500 MacArthur Blvd., Newport Beach, California 92660.

At this year’s annual meeting you will be asked to:

1.	Elect three Class I directors to serve for a three-year term;

2.	Provide an advisory vote on the compensation of our named executive officers;

3.	Provide an advisory vote on whether future votes on the compensation of our named executive officers should occur every year, every two years or every three years;

4.	Consider a proposal to approve an amendment and restatement of the Skilled Healthcare Group, Inc. 2007 Incentive Award Plan, which would increase the number of shares of Class A common stock reserved for issuance thereunder by 1,850,000 shares;

5.	Ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011; and

6.	Transact such other business as may properly come before the annual meeting, including any adjournment or postponement thereof.

The accompanying Notice of Meeting and Proxy Statement describe these matters. We urge you to read this information carefully.

The Board of Directors recommends a vote “FOR” the election of the three nominees for director in Proposal 1, “FOR” the approval of each of Proposals 2, 4 and 5, and for “Every Year” on Proposal 3.

In addition to the business to be transacted as described above, management will speak on our developments of the past year and respond to comments and questions of general interest to stockholders.

It is important that your shares be represented and voted at the annual meeting whether or not you plan to attend in person. Regardless of whether you plan to attend the meeting in person, you may vote by completing and mailing the enclosed proxy card or the voting instruction form provided by your broker or other nominee, or by following the instructions on Internet and telephone voting contained in the accompanying Notice of Meeting and Proxy Statement. This will ensure your shares are represented at the annual meeting.

Sincerely,

Roland G. Rapp

Executive Vice President, General Counsel, Chief

Administrative Officer and Secretary

SKILLED HEALTHCARE GROUP, INC.

27442 Portola Parkway, Suite 200

Foothill Ranch, California 92610

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 2, 2011

To the Stockholders of Skilled Healthcare Group, Inc.:

We will hold our 2011 Annual Meeting of Stockholders at the Fairmont Hotel, located at 4500 MacArthur Blvd., Newport Beach, California 92660, on May 2, 2011, at 10:00 a.m. local time, to:

1.	Elect three directors with a three-year term expiring at our 2014 Annual Meeting of Stockholders and until their successors are duly elected and qualified or until their earlier resignation or removal;

2.	Provide an advisory vote on the compensation of our named executive officers;

3.	Provide an advisory vote on whether future votes on the compensation of our named executive officers should occur every year, every two years or every three years;

4.	Consider a proposal to approve an amendment and restatement of the Skilled Healthcare Group, Inc. 2007 Incentive Award Plan, which would increase the number of shares of Class A common stock reserved for issuance thereunder by 1,850,000 shares;

5.	Ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011; and

6.	Transact such other business as may properly come before the annual meeting, including any continuation, postponement or adjournment thereof.

These items of business are described in the attached proxy statement. Only our stockholders of record at the close of business on March 21, 2011, the record date for the annual meeting, are entitled to notice of and to vote at the annual meeting and any continuation, postponement or adjournment of the annual meeting. A list of stockholders eligible to vote at our annual meeting will be available for inspection at the annual meeting, and at our executive offices during regular business hours for a period of no less than ten days prior to the annual meeting.

Your vote is very important. It is important that your shares be represented and voted whether or not you plan to attend the annual meeting in person. If you are the record holder of your shares, you may vote by completing and mailing the enclosed proxy card or voting instruction form, or by voting via the Internet or telephone by following the instructions included in the attached proxy statement. If your shares are held in “street name,” which means your shares are held of record by a broker, bank or other nominee, you should check the voting instruction form used by that firm to determine whether you will be able to submit your proxy by telephone or over the Internet. Voting over the Internet or by telephone, or mailing the enclosed proxy card or voting instruction card, will ensure your shares are represented at the annual meeting. Please review the instructions in this proxy statement and the enclosed proxy card or the information forwarded by your broker, bank or other nominee regarding your voting rights.

By Order of the Board of Directors,

Roland G. Rapp

Executive Vice President, General Counsel, Chief

Administrative Officer and Secretary

i

*****

ii

PROXY STATEMENT

INFORMATION CONCERNING VOTING AND SOLICITATION

General

The enclosed proxy is solicited on behalf of the board of directors of Skilled Healthcare Group, Inc., a Delaware corporation, for use at the 2011 Annual Meeting of Stockholders to be held on Monday, May 2, 2011, at 10:00 a.m. local time, or at any continuation, postponement or adjournment thereof, for the purposes discussed in this proxy statement and any business properly brought before the annual meeting. Proxies are solicited to give all stockholders of record an opportunity to vote on matters properly presented at the annual meeting. In this proxy statement, “Skilled Healthcare”, “we,” “us” and “our” mean Skilled Healthcare Group, Inc., unless otherwise indicated. We intend to mail this proxy statement and accompanying proxy card on or about April 1, 2011 to all stockholders entitled to notice of and to vote at the annual meeting. The annual meeting will be held at the Fairmont Hotel, located at 4500 MacArthur Blvd., Newport Beach, California 92660.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 2, 2011. Copies of this proxy statement, the form of proxy card and our 2010 Annual Report to Stockholders are available on our website at www.skilledhealthcaregroup.com/proxy. The inclusion of our website address in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement. You are encouraged to access and review all of the important information contained in the proxy materials before voting.

Who Can Vote

Stockholders of record as of the close of business on March 21, 2010 are entitled to notice of, and to vote at, the annual meeting. The holders of our common stock are entitled to one (1) vote for each share of Class A common stock held and ten (10) votes for each share of Class B common stock held on all matters to be voted upon at the annual meeting. You may vote your shares at the annual meeting by attending and voting in person, by voting via the Internet or telephone as described herein, or by having your shares represented at the annual meeting by a valid proxy.

Voting by Proxy

The method of voting by proxy differs for shares held as a record holder and shares held in “street name.” If you hold your shares of common stock as a record holder, you may vote by completing, dating and signing the enclosed proxy card and promptly returning it in the enclosed, preaddressed, postage paid envelope or otherwise mailing it to us. If you hold your shares of common stock in “street name,” which means your shares are held of record by a broker, bank or nominee, you will receive instructions from your broker, bank or other nominee that you must follow in order to vote your shares.

Your vote is very important. Accordingly, please complete, sign and return the enclosed proxy card or voting instruction card whether or not you plan to attend the annual meeting in person. You should vote by submitting your proxy or voting instructions even if you plan to attend the annual meeting.

All properly signed proxies that are received before the polls are closed at the annual meeting and that are not revoked will be voted at the annual meeting according to the instructions indicated on the proxies or, if no instructions are indicated with respect to a particular proposal, they will be voted as follows: (i) “FOR” the election of each of the three nominees for director as described in Proposal 1; (ii) “FOR” the approval of the compensation of our named executive officers as described in Proposal 2; (iii) for approval of holding future advisory votes on the compensation of our named executive officers EVERY YEAR as described in Proposal 3; (iv) “FOR” approval of the amendment and restatement of the Skilled Healthcare Group, Inc. 2007 Incentive Award Plan as described in Proposal 4; and (v) “FOR” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm as described in Proposal 5.

The enclosed proxy gives Jose C. Lynch and Roland G. Rapp, or either of them, discretionary authority to vote your shares in their discretion with respect to all additional matters that might come before the annual meeting, including any motion made for continuance, adjournment or postponement of the annual meeting (including for purposes of soliciting additional votes).

Voting in Person

If you are a stockholder of record and plan to attend the annual meeting and wish to vote in person, you will be given a ballot at the annual meeting. Please note, however, that if your shares are held in “street name,” which means your shares are held of record by a broker, bank or other nominee, and you wish to vote in person at the annual meeting, you must bring to the annual meeting a legal proxy from the record holder of the shares (your broker, bank or other nominee) authorizing you to vote at the annual meeting. Please contact your broker, bank or other nominee for instructions on obtaining a legal proxy from them.

Voting by Internet or Telephone

In addition to voting your shares by proxy or by in person at the annual meeting, you may vote via the Internet or over the telephone. If you are the record holder of your shares, you may vote your shares (by submitting a proxy) via the Internet by visiting www.eproxy.com/SKH. Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available, and follow the simple instructions contained on the website to obtain your records and create an electronic ballot. You may vote and submit a proxy via the Internet at any time until 12:00 p.m. (Central time) on Sunday, May 1, 2011.

Record holders of common stock are also able to vote (by submitting a proxy) by touch-tone telephone at any time until 12:00 p.m. (Central time) on Sunday, May 1, 2011 by calling 1-800-560-1965. Please have the last four digits of your Social Security Number or Tax Identification Number available, and follow the simple voice guided instructions.

If your shares are held in street name, please follow the instructions on the voting instruction card you receive from your bank, broker or other nominee with respect to voting your shares. The voting instruction card you receive will specify whether Internet or telephone voting are available to you.

Revocation of Proxy

If you are a stockholder of record, you may revoke your proxy at any time before your proxy is voted at the annual meeting by taking any of the following actions:

•	delivering to our Corporate Secretary a signed written notice of revocation, bearing a date later than the date of the proxy, stating that the proxy is revoked;

•

properly delivering a subsequent proxy in one of the manners authorized and described in this proxy statement (such as by mail, via the Internet or by telephone as described above), relating to the same shares and bearing a later date than the original proxy; or

•	attending the annual meeting and voting in person, although attendance at the annual meeting will not, by itself, revoke a proxy.

Written notices of revocation and other communications with respect to the revocation of proxies should be addressed to:

Skilled Healthcare Group, Inc.

27442 Portola Parkway, Suite 200

Foothill Ranch, California 92610

Attn: Corporate Secretary

If your shares are held in “street name” by a broker, bank or other nominee, you may change your vote by submitting new voting instructions to your broker, bank or other nominee. You must contact your broker, bank or other nominee to find out how to do so.

Quorum and Votes Required

At the close of business on March 21, 2011, there were 21,045,259 shares of our Class A common stock and 16,993,298 shares of our Class B common stock outstanding and entitled to vote. Holders of our Class A common stock are entitled to one (1) vote per share held, and holders of our Class B common stock are entitled to ten (10) votes per share held. Thus, a total of 190,978,239 votes may be cast on each proposal. All votes will be tabulated by the inspector of elections appointed for the annual meeting. Our transfer agent, Wells Fargo Shareowner Services, has been appointed to serve as inspector of elections.

The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes that all stockholders are entitled to cast at the annual meeting will constitute a quorum at the annual meeting. Shares of common stock held by persons attending the annual meeting but not voting, shares represented by proxies that reflect abstentions as to a particular proposal and broker “non-votes” will be counted as present for purposes of determining a quorum but will not be counted as votes cast. Brokers, banks or other nominees who hold shares of common stock in “street name” for beneficial owners of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are not allowed to exercise their voting discretion with respect to the approval of matters that The New York Stock Exchange, or the NYSE, determines to be “non-routine,” without specific instructions from the beneficial owner. These non-voted shares are referred to as “broker non-votes.” If your broker, bank or nominee holds your common stock in “street name,” your broker, bank or nominee will be entitled to vote your shares on “non-routine” proposals only if you provide instructions on how to vote by filling out the voter instruction form sent to you by your broker, bank or nominee with this proxy statement.

For Proposal 1, directors will be elected by a plurality of the votes cast at the annual meeting. Thus, the three nominees receiving the greatest number of votes will be elected, assuming there is a quorum present at the annual meeting. Your broker is not entitled to vote on the election of directors without your instruction. As a result, abstentions and broker non-votes will not be counted in determining which nominees received the largest number of votes cast.

For Proposal 2, approval of the resolution approving the compensation of our named executive officers on an advisory basis requires the affirmative vote of shares holding a majority of the voting power present at the annual meeting (in person or by proxy) and entitled to vote on the proposal. Therefore, abstentions will have the same effect as votes against the proposal. Brokers do not have discretionary authority to vote on this proposal. Broker non-votes will be deemed shares not entitled to vote on the proposal, will not be counted as votes for or against the proposal, and will not be included in calculating the number of votes necessary for approval of the proposal.

For Proposal 3, the advisory vote on whether future advisory votes on the compensation of our named executive officers should occur every year, every two years or every three years, approval requires the affirmative vote of shares holding a majority of the voting power present at the annual meeting (in person or by proxy) and entitled to vote on the proposal. If none of the options (every year, every two years or every three years) receives the requisite majority of the voting power present at the annual meeting and entitled to vote, we will consider the option that receives the highest number of votes cast to be the frequency that has been approved pursuant to the advisory vote of the stockholders. However, because this vote is advisory and not binding on us or our board of directors in any way, our board of directors may decide that it is in our and our stockholders’ best interests to hold an advisory vote on the compensation of our named executive officers more or less frequently than the option approved by our stockholders. Brokers do not have discretionary authority to vote on this proposal. Broker non-votes will be deemed shares not entitled to vote on the proposal, will not be counted as votes for or against the proposal, and will not be included in calculating the number of votes necessary for approval of the proposal. Note that you may also abstain from voting on this proposal.

For Proposal 4, under NYSE rules, the approval of the amendment and restatement of the Skilled Healthcare Group, Inc. 2007 Incentive Award Plan requires an affirmative vote of the majority of the votes cast on the proposal, provided that the total votes cast on the proposal represent over 50% in interest of all shares entitled to vote on the proposal. Votes “FOR” and “AGAINST” and abstentions count as votes cast, while broker non-votes do not count as votes cast but count as outstanding votes. Thus, the total sum of votes “FOR,” plus votes “AGAINST,” plus abstentions, which is referred to as the “NYSE Votes Cast,” must be greater than 50% of the total outstanding votes. Once satisfied, the number of votes “FOR” the proposal must be greater than 50% of NYSE Votes Cast. Thus, abstentions have the same effect as a vote against the proposal. Brokers do not have discretionary authority to vote shares on this proposal without direction from the beneficial owner. Thus, broker non-votes could impair our ability to satisfy the requirement that the NYSE Votes Cast represent over 50% of the outstanding votes.

For Proposal 5, the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for 2011 requires the affirmative vote of the holders of a majority of the votes that all stockholders present in person or represented by proxy are entitled to cast at the annual meeting. Abstentions will have the same effect as votes against this proposal. Brokers generally have discretionary authority to vote on the ratification of our independent registered public accounting firm, thus broker non-votes are generally not expected to result from the vote on Proposal 5.

Solicitation of Proxies

Our board of directors is soliciting proxies for the annual meeting from our stockholders. We will bear the entire cost of soliciting proxies from our stockholders. In addition to the solicitation of proxies by mail, we will request that brokers, banks and other nominees that hold shares of our common stock that are beneficially owned by our stockholders, send proxies and proxy materials to those beneficial owners and secure those beneficial owners’ voting instructions. We will reimburse those record holders for their reasonable expenses. We may use several of our regular employees, who will not be specially compensated, to solicit proxies from our stockholders, either personally or by telephone, Internet, telegram, facsimile or special delivery letter.

Assistance

If you need assistance in submitting your proxy or have questions regarding the annual meeting, please contact the Skilled Healthcare Group, Inc. Investor Relations department at investorrelations@skilledhealthcare.com or write to: Skilled Healthcare Group, Inc., 27442 Portola Parkway, Suite 200, Foothill Ranch, California 92610, Attn: Investor Relations.

Forward-Looking Statements

This proxy statement contains “forward-looking statements” (as defined in the Private Securities Litigation Reform Act of 1995). These statements are based on our current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those mentioned in the risk factors in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2010 and in our periodic reports on Form 10-Q and current reports on Form 8-K.

PROPOSAL 1: ELECTION OF DIRECTORS

Board Structure

Our Amended and Restated Bylaws provide that the exact number of directors shall be set by our board of directors. Our board of directors has set the current number of authorized directors at ten members. The directors are divided into three classes, with each class serving for a term of three years. At each annual meeting, the term of one class expires. The class of directors with a term expiring at this annual meeting, Class I, consists of three directors: M. Bernard Puckett, Glenn S. Schafer and William C. Scott.

Board Nominees

Based upon the recommendation of our Corporate Governance, Quality and Compliance Committee, our board of directors has nominated M. Bernard Puckett, Glenn S. Schafer and William C. Scott for re-election as directors to our board of directors. Proxies cannot be voted for a greater number of persons or different persons than the nominees named. If elected, each director nominee would serve a three-year term expiring at the close of our 2014 annual meeting of stockholders, or until their successors are duly elected. Biographical information on each of the nominees is furnished below under “Director Biographical Information.”

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE THREE DIRECTOR NOMINEES.

Composition of the Board of Directors

Set forth below is information as of March 31, 2011 regarding each director nominee and each person whose term of office as a director will continue after the annual meeting. There are no family relationships among any of our directors or executive officers.

Name	Age	Position	Director Since	Term Expires
Boyd W. Hendrickson	66	Chairman of the Board, Chief Executive Officer and Director	2003	2013
Jose C. Lynch(3)	41	President, Chief Operating Officer and Director	2005	2012
Robert M. Le Blanc(2)	44	Lead Director	2005	2013
Michael E. Boxer(1)	49	Director	2006	2013
M. Bernard Puckett(1)(2)	66	Director	2008	2011
Linda Rosenstock, MD(3)	60	Director	2009	2012
Glenn S. Schafer(1)(2)	61	Director	2006	2011
William C. Scott	74	Director	1998	2011
Michael D. Stephens(2)(3)	68	Director	2007	2012
Bruce A. Yarwood(3)	68	Director	2011	2013

(1)	Current member of the Audit Committee of our board of directors.
(2)	Current member of the Compensation Committee of our board of directors.
(3)	Current member of the Corporate Governance, Quality and Compliance Committee of our board of directors.

Director Biographical Information

Nominees for Election at the Annual Meeting to Serve for a Three-Year Term Expiring at the 2014 Annual Meeting of Stockholders

M. Bernard Puckett. Mr. Puckett has served as a member of our board of directors since February 2008. Since 2004, Mr. Puckett has served as a member of the board of directors of Direct Insite Corporation, a global provider of electronic invoice presentment and payment services.

Mr. Puckett served as a director of IMS Health Incorporated, a leading provider of information to the pharmaceutical industry, from 1998 until IMS Health’s acquisition by investment funds managed by TPG Capital and the CPP Investment Board in February 2010. Prior to joining our board of directors, Mr. Puckett served as a director of Openwave Systems, a NASDAQ-listed worldwide leader of open IP-based communication infrastructure software and applications to the wireless communications industry, beginning in November 2000 and as Chairman of the Board from October 2002 until September 2007. From January 1994 to January 1996, Mr. Puckett was with Mobile Telecommunications Technologies, a telecommunications firm, serving most recently as its President and Chief Executive Officer. Prior to that, Mr. Puckett served as Senior Vice President of Strategy and Business Development for IBM Corp.

Mr. Puckett contributes considerable executive management and directorial experience to our board of directors stemming from his directorships at IMS Health Incorporated, Direct Insite Corporation and Openwave Systems and his executive leadership experience Mobile Telecommunications Technologies and IBM. His experience leading companies in a wide range of industries speaks to Mr. Puckett’s versatility and ability to adapt to a company’s operational needs as they evolve and led our board of directors to conclude he should serve as a director.

Glenn S. Schafer. Mr. Schafer has served as a member of our board of directors since April 2006. Since December 2007, Mr. Schafer has served on the board of directors of Janus Capital Group, a NYSE-listed asset manager, and currently serves on its audit committee. He also has served on the board of directors of Beckman Coulter, Inc., a NYSE-listed diagnostics and medical device company, since 2002 and became Lead Independent Director in February 2010 and Non-executive Chairman in September 2010. Mr. Schafer serves on the board of directors of the Michigan State University Foundation, a non-profit entity that supports the university’s strategic needs.

Previously, Mr. Schafer held various executive capacities at Pacific Life Insurance Company, a provider of life insurance products, annuities and mutual funds, having served as Vice Chairman from April 2005 until his retirement on December 31, 2005, President and a director since 1995, Executive Vice President and Chief Financial Officer from 1991 to 1995, Senior Vice President and Chief Financial Officer from 1987 to 1991 and Vice President, Corporate Finance from 1986 to 1987. Mr. Schafer also served as a director of Scottish Re Group Limited, a publicly traded (OTC) global life reinsurance specialist, from 2001 to 2005 and 2007 to 2008.

Mr. Schafer brings financial expertise and demonstrated leadership and governance experience with large NYSE-listed companies to our board of directors. His experience as President and Chief Financial Officer of Pacific Life Insurance Company allows for the contribution of valuable management and financial insight to the board of directors and provides him with a keen understanding of the interplay between our operations and financial results. Mr. Schafer’s experience at Pacific Life, overseeing a wide array of that company’s financial products, coupled with his current experience on the audit committee of Janus Capital Group, provide the foundation for applying his knowledge to the day-to-day responsibilities of our Audit Committee. For these reasons our board of directors has concluded that Mr. Schafer should serve as a director.

William C. Scott. Mr. Scott has served as a member of our board of directors since March 1998 and served as our Chairman of the Board from March 1998 until April 2005.

Mr. Scott held various positions with Summit Care Corporation, which we acquired in March 1998, beginning in December 1985, including Chief Executive Officer and Chief Operating Officer. Mr. Scott served as our Chairman of the Board at the time of the filing of our voluntary petition for protection under Chapter 11 of the U.S. Bankruptcy Code in October 2001. Mr. Scott served as Senior Vice President of Summit Health, Ltd., Summit’s former parent company, from December 1985 until its acquisition by OrNda Healthcorp. in April 1994.

Mr. Scott’s over 38 years of management experience in the healthcare industry combined with his long-standing history with Skilled Healthcare, its predecessor and Summit Care provide him with a wealth of institutional knowledge and a deep and unique understanding of our operations and industry, including an understanding of the manner in which we have overcome past challenges. Having a balance of operational and governance experience additionally allows Mr. Scott to act as a bridge between management and the board of directors. For these reasons our board of directors has concluded that Mr. Scott should serve as a director.

Directors Continuing in Office Until the 2012 Annual Meeting of Stockholders

Jose C. Lynch. Mr. Lynch has served as our President and Chief Operating Officer and a member of our board of directors since December 2005. Since 2005, Mr. Lynch has served as a managing member of Executive Search Solutions, LLC, a provider of recruiting services to the healthcare services industry.

Prior to that, Mr. Lynch served as our President since February 2002. During his more than 17 years of executive experience in the nursing home industry, he served as Senior Vice President of Operations and Corporate Officer for the Western Region of Mariner Post-Acute Network, a long-term care company. Previous to that, Mr. Lynch also served as Regional Vice President of Operations for the Western Region of Mariner Post-Acute Network.

Our board of directors has concluded that Mr. Lynch should serve as a director because he contributes critical operational knowledge to our board of directors as a result of his experiences leading various operational divisions of long-term care companies, which helps to inform other board members about our business model and the interplay between our operational strategy and financial results. Mr. Lynch brings vitality and fresh ideas to both our management team and board of directors by ensuring that our board of directors stays abreast of innovative developments in our industry.

Linda Rosenstock, M.D., M.P.H. Dr. Rosenstock has served as a member of our board of directors since November 2009. Dr. Rosenstock has served as Dean of the University of California Los Angeles School of Public Health and Associate Dean of the UCLA School of Medicine since November 2000. Dr. Rosenstock has also served as a Professor of Environmental Health Services in the School of Public Health and a Professor of Medicine in the School of Medicine at UCLA since November 2000. Dr. Rosenstock is an Honorary Fellow of the Royal College of Physicians as well as an elected member of the National Academy of Science’s Institute of Medicine. Dr. Rosenstock is the Immediate-Past Chair of the Association of Schools of Public Health, is a member of the board of directors of The Health Effects Institute and serves as Immediate Past-President of the Society of Medical Administrators.

Prior to joining UCLA, Dr. Rosenstock served as the Director of the National Institute for Occupational Safety and Health (NIOSH) from April 1994 to November 2000. Dr. Rosenstock received her M.D. and M.P.H. from Johns Hopkins University and completed her residency at the University of Washington.

Our board of directors has concluded that Dr. Rosenstock should serve as a director because her depth of experience in medicine provides an ideal combination of knowledge about the industry in which we operate and the patients who benefit from our services. Her role at the helm of several educational institutions and programs speaks to her demonstrated leadership capabilities. Dr. Rosenstock’s former role at NIOSH provides her with a unique governmental perspective that is crucial to an understanding of the highly regulated and ever-changing environment in which we operate our business.

Michael D. Stephens. Mr. Stephens has served as a member of our board of directors since July 2007. Mr. Stephens is also the chairman of the board of directors of Cal Optima, a MediCal managed care health plan, and is a member of the boards of directors of Norcal Mutual Insurance Company, a mutual medical professional liability carrier, Health Forum, a publishing subsidiary of the American Hospital Association, National Health Foundation, a national not for profit organization supporting healthcare to the underserved population, the George Hoag Family Foundation, a private family foundation, the Share Ourselves Free Clinic, a not for profit community medical clinic and the YMCA of Orange County, a not for profit community service organization.

From September 1975 to his retirement in February 2006, Mr. Stephens served as President and Chief Executive Officer of Hoag Memorial Hospital Presbyterian in Newport Beach, California. Prior to this position he was the Administrator of the Greenville General Division of the Greenville Hospital System in Greenville, South Carolina.

Mr. Stephens’ breadth of experience leading organizations in various facets of the healthcare industry for over 35 years contributes a well-rounded understanding of the environment in which we operate and led our board of directors to conclude that he should serve as a director. From his experience running a large and complex hospital system to directing several non-profit organizations focused on serving the healthcare needs of underserved populations, a medical professional liability insurance company and a managed care health plan, Mr. Stephen’s experience represents the gamut of our healthcare system’s components. He is uniquely positioned to identify issues for consideration by our board of directors and propose solutions to the challenges we face.

Directors Continuing in Office Until the 2013 Annual Meeting of Stockholders

Boyd W. Hendrickson. Mr. Hendrickson has served as our Chief Executive Officer and Chairman of the Board since December 2005, having served as our Chief Executive Officer since April 2002 and as a member of our board of directors since August 2003. Since 2005, Mr. Hendrickson has served as a managing member of Executive Search Solutions, LLC, a provider of recruiting services to the healthcare services industry.

Prior to joining us, Mr. Hendrickson served as President and Chief Executive Officer of Evergreen Healthcare, Inc., an operator of long-term healthcare facilities, from January 2000 to April 2002. From 1988 to January 2000, Mr. Hendrickson served in various senior management roles, including President and Chief Operating Officer, of Beverly Enterprises, Inc., one of the nation’s then largest long-term healthcare companies, where he also served on the board of directors. Mr. Hendrickson was also co-founder, President and Chief Operating Officer of Care Enterprises, and Chairman and Chief Executive Officer of Hallmark Health Services. Mr. Hendrickson also serves on the board of directors of LTC Properties, Inc., a publicly traded real estate investment trust that invests primarily in the long-term care sector of the healthcare industry.

Mr. Hendrickson’s knowledge of all aspects of our business and his historical understanding of our operations, combined with his nearly 40 years of experience as an executive in the long-term healthcare industry and governance experience, position him well to serve as our Chairman and Chief Executive Officer and led our board of directors to conclude that he should serve as a director. His demonstrated leadership capabilities set the tone for an educated and efficient board of directors. Additionally, by serving in the roles of Chief Executive Officer and Chairman of the Board, Mr. Hendrickson is able to effectively bridge the interests of management and the board of directors, ensuring that both groups act with a common purpose and strategy.

Robert M. Le Blanc. Mr. Le Blanc joined our board of directors in October 2005. Since 1999, Mr. Le Blanc has served as Managing Director of Onex Corporation, a diversified investment corporation and our largest stockholder. Mr. Le Blanc serves as a Director of Magellan Health Services, Inc., a NASDAQ-listed diversified specialty healthcare management organization, as well as Res-Care, Inc., a NASDAQ-listed human service company for the disabled, Center for Diagnostic Imaging, Inc., a national network of outpatient diagnostic imaging centers, First Berkshire Hathaway Life, Emergency Medical Services Corporation., a NYSE-listed provider of emergency medical services in the United States, Cypress Insurance Group, Inc., a full service insurance agency, The Warranty Group, a provider of warranty and service contracts and a subsidiary of Onex, Carestream Health, Inc., a provider of medical and dental imaging systems, and Connecticut Children’s Medical Center.

Prior to joining Onex in 1999, Mr. Le Blanc worked for Berkshire Hathaway for seven years. From 1988 to 1992, Mr. Le Blanc worked for General Electric.

Mr. Le Blanc’s breadth of experience on the boards of directors of several large public companies in the healthcare services industry underscores his tremendous contribution of operational knowledge and leadership skills to our board of directors and led the board of directors to conclude that he should serve as a director. Mr. Le Blanc’s various directorships, including his service on the governance and compensation committees of several public companies, have provided him with valuable experience in crafting solutions to the complex issues faced by public companies operating within a dynamic regulatory and political environment.

Michael E. Boxer. Mr. Boxer has served as a member of our board of directors since April 2006. Mr. Boxer has served as President of The Enterprise Group, Ltd., a health care financial advisory firm, since July 2008. Since May 2010, Mr. Boxer has also served as a member of the board of directors and chairman of the audit committee of American Renal Holdings Inc., a national provider of kidney dialysis services.

Previously, Mr. Boxer served as the Chief Financial Officer of HealthMarkets, Inc., a provider of health and life insurance products to individuals and small groups from September 2006 until June 2008. From March 2005 to September 2006, Mr. Boxer was the President of The Enterprise Group, Ltd. Mr. Boxer was the Executive Vice President and Chief Financial Officer of Mariner Health Care, Inc., a provider of skilled nursing and long-term health care services, from January 2003 until its sale in December 2004. From July 1998 to December 2002, Mr. Boxer served as Senior Vice President and Chief Financial Officer of Watson Pharmaceuticals, Inc., a NYSE-listed specialty pharmaceuticals company. Prior to his tenure at Watson, Mr. Boxer was an investment banker at Furman Selz, LLC, a New York-based investment bank.

Mr. Boxer’s extensive financial and senior management experience, particularly as a Chief Financial Officer of several large companies, enables him to contribute financial expertise and insight to our board of directors. Mr. Boxer’s financial background and experience qualify him as an “audit committee financial expert” under SEC rules. Coupled with his hands-on experience as a leading executive at a health care financial advisory firm and a skilled nursing and long-term health care services company, Mr. Boxer possesses a practical understanding of our operations and business model that allows him to effectively communicate issues to the rest of our board of directors. For these reasons our board of directors has concluded that Mr. Boxer should serve as a director.

Bruce A. Yarwood. Mr. Yarwood has served as a member of our board of directors since February 2011. From August 2005 through December 2010, Mr. Yarwood served as the President and Chief Executive Officer of the American Health Care Association (AHCA), the nation’s largest association of long term and post-acute care providers. From 1989 until joining AHCA in 2005, Mr. Yarwood was a partner with Helmsin Yarwood & Associates, a management consulting and issues advocacy firm that served as a primary lobbyist for AHCA. During the 1970s Mr. Yarwood held executive positions with the California Department of Health and was responsible for the California Medicaid program, also known as Medi-Cal. Mr. Yarwood has over 35 years of management, operational and advocacy experience in the long term care industry.

Mr. Yarwood’s extensive experience and significant contacts within the long-term care industry and the regulatory authorities who oversee it are great assets to our company and led our board of directors to conclude that he should serve as a director. His deep understanding of the business and regulatory environments in which we operate makes him a great resource for our board of directors and management, and also allows him to offer a uniquely informed perspective on many of the items our company and board of directors are called upon to address.

CORPORATE GOVERNANCE

Our board of directors has adopted corporate governance guidelines that provide the framework for our overall governance practices. Our board has also adopted a code of conduct, which contains general guidelines for conducting our business that applies to all of our employees, including our principal executive officer, our principal financial officer, our principal accounting officer and our controller. See “— Code of Business Conduct and Ethics.” Our guidelines and code of conduct can be found on the corporate governance page in the investor information section of our website at www.skilledhealthcaregroup.com. The inclusion of our website address in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

Board Leadership Structure

Our Chairman and Chief Executive Officer roles have been combined since December 2005. Our board of directors has determined that balancing the combined role of Chairman and Chief Executive Officer with a lead director position is most appropriate for our company at this time. This structure is also appropriate in light of our status as a “controlled company” under NYSE rules, with more than 50% of our voting power held by one stockholder. The combined Chairman and Chief Executive Officer role provides the optimum avenue for promoting accountability among senior management and directors. Mr. Hendrickson’s in-depth knowledge of our operations and the market in which we compete, coupled with his ability to promote effective communication between the board and management, results in consistent leadership and an alignment of strategic objectives between our board of directors and business teams.

Our Board consists of six independent directors, as defined by New York Stock Exchange standards. To promote open discussion among our non-management directors, those directors meet in regularly scheduled executive sessions without management participation, which sessions are presided over by Mr. Le Blanc, who is our presiding non-employee director (also referred to as our “Lead Director”). As Lead Director, Mr. Le Blanc is able to set the agenda of the executive sessions and take any follow-up action as he deems necessary.

In addition to the Lead Director’s role with respect to executive sessions, the lead director position serves to provide oversight of the board. Mr. Le Blanc serves as a Managing Director of Onex Corporation, which holds a majority of the voting power of our outstanding voting stock. Having a lead director structure also maximizes the opportunity for each director to contribute his or her input at board meetings by enabling Mr. Le Blanc to field questions from and track issues raised by other directors in between and during meetings. In this fashion, Mr. Le Blanc is able to serve as an intermediary between non-management directors and the rest of the board and helps to ensure that all material issues are given due consideration.

The board recognizes the importance of regularly evaluating our particular circumstances to determine if our leadership structure continues to serve the best interests of us and our stockholders. To this end, the board from time to time has assessed, and will continue to assess, whether its leadership structure remains the most appropriate for our organization.

Board Independence

We are a “controlled company” as defined in applicable NYSE corporate governance rules. Our board of directors performs an analysis, at least annually, as to whether each member of our board of directors is independent. We have adopted the definition of “independence” set forth in applicable NYSE corporate governance rules.

For a director to be considered independent, our board of directors must determine that the director does not have any direct or indirect material relationship with us. Our board of directors has established guidelines to assist it in determining director independence, which conforms to the independence requirements in the NYSE listing requirements. In addition to applying these guidelines, our board of directors will consider all relevant facts and circumstances in making an independence determination, and not merely from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation.

Our board of directors makes and publicly discloses its independence determination for each director when the director is first elected to our board of directors and annually thereafter for all directors.

In accordance with our guidelines, our board of directors undertook its annual review of director independence in February 2011. During this review, our board of directors considered transactions and relationships between each director (including nominees for director), or any member of his or her immediate family, and us and our subsidiaries and affiliates in each of the most recent three completed fiscal years. Our board of directors also considered whether there were any transactions or relationships between directors or any member of their immediate family (or any entity of which a director or an immediate family member is an executive officer, general partner, or significant equity holder). Our board of directors considered that in the ordinary course of business, transactions may occur between us and our subsidiaries and companies at which some of our directors are or have been officers. Our board of directors also considered charitable contributions to not-for-profit organizations of which our directors or immediate family members are affiliated, none of which approached the thresholds set forth in our corporate governance guidelines. In making its independence determinations, our board of directors considered all relationships between us and the director and the director’s family members, including:

•

Boyd W. Hendrickson currently serves as our Chief Executive Officer. Mr. Hendrickson is also a member of the board of directors for LTC Properties, Inc., which owns five skilled nursing facilities in New Mexico that are leased and operated by several of our affiliated companies. Mr. Hendrickson also serves as a managing member and holds a 30% beneficial ownership interest in Executive Search Solutions, LLC, a provider of recruiting services to the healthcare services industry, which we use to provide us with qualified candidates based on our specified criteria.

•

Jose C. Lynch currently serves as our President and Chief Operating Officer. Mr. Lynch also serves as a managing member and holds a 30% beneficial ownership interest in Executive Search Solutions, LLC (described in the first bullet point above).

•

Robert M. Le Blanc currently serves as the Managing Director of Onex Corporation, our largest stockholder. We pay Onex Partners Manager LP, an affiliate of Onex Corporation, $500,000 annually for corporate finance and strategic planning consulting services.

•	William C. Scott is currently employed with us on a part-time basis assessing potential acquisition opportunities and advising on other miscellaneous matters.

•

Michael D. Stephens currently serves as Chairman of the Board of Cal-Optima, an integrated healthcare system that administers health insurance programs for Orange County children, low-income families, and persons with disabilities. Mr. Stephens abstains from voting on matters brought before either board that relate to the other entity or in the case of Cal-Optima’s board, that relate to skilled nursing facility payments in any way.

Please see the relationships discussed under “Certain Relationships and Related Transactions” for a description of other relationships considered by our board of directors and more detail regarding our arrangement with Executive Search Solutions, LLC. As a result of this review, our board of directors has determined that Dr. Rosenstock and each of Messrs. Boxer, Puckett, Schafer, Stephens and Yarwood is an independent member of our board of directors under the independence standards established in our corporate governance guidelines and the listing standards of the NYSE and has no material relationship with us that would impair such director’s independence.

Board Meetings

Our board of directors held 16 meetings during fiscal year 2010. During fiscal year 2010, all directors who were then serving attended at least 75% of the combined total of (i) all board meetings (while such director was a member of our board) and (ii) all meetings of committees of our board of directors of which the director was a member. The Chairman of the Board or his designee, taking into account suggestions from other board members and executive officers, establishes the agenda for each board meeting and distributes it in advance to each member of our board of directors. Each board member is free to suggest the inclusion of items on the agenda. Our board of directors regularly meets in executive session without management present. Mr. Le Blanc has been appointed our presiding non-employee director to preside at such executive sessions. We have a policy that our directors will make reasonable efforts to attend the annual meeting of stockholders. Eight of the nine board members who were in office at the time of the 2010 annual meeting of stockholders attended that meeting.

Committees of the Board of Directors

Our board of directors maintains a standing Audit Committee, Corporate Governance, Quality and Compliance Committee and Compensation Committee. To view the charter of each of these committees please visit the corporate governance page in the investor information section of our website at www.skilledhealthcaregroup.com. The inclusion of our website address in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

We are a “controlled company” as that term is set forth in Section 303A of the NYSE Listed Company Manual because more than 50% of our voting power for the election of directors is held by Onex Corporation and its affiliates. Under the NYSE rules, a “controlled company” may elect not to comply with certain NYSE corporate governance requirements, including (1) the requirement that a majority of our board of directors consist of independent directors, (2) the requirement that the our nominating/corporate governance committee (i.e., our Corporate Governance, Quality and Compliance Committee) be composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities, (3) the requirement that our Compensation Committee be composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities and (4) the requirement for an annual performance evaluation of the Corporate Governance, Quality and Compliance Committee and the Compensation Committee. We elect to be treated as a controlled company and thus utilize some of these exemptions, as described below. At all times during 2010 we had a board of directors comprised of a majority of independent directors. Furthermore, a majority, but not all, of the members of our Corporate Governance, Quality and Compliance Committee and Compensation Committee are independent directors.

The membership of our standing committees as of the record date is as follows:

Director	Independent Under NYSE Standards	Audit Committee	Corporate Governance, Quality and Compliance Committee	Compensation Committee
Boyd W. Hendrickson	No
Jose C. Lynch	No		*
Robert M. Le Blanc	No			*
Michael E. Boxer	Yes	“C”
M. Bernard Puckett	Yes	*		*
Linda Rosenstock, MD	Yes		*
Glenn S. Schafer	Yes	*		“C”
William C. Scott	No
Michael D. Stephens	Yes		“C”	*
Bruce A. Yarwood	Yes		*

*	Member
“C”	Chair

Audit Committee

We have a standing Audit Committee. The Audit Committee has sole authority for the appointment, compensation and oversight of our independent registered public accounting firm and our independent internal auditors, and responsibility for reviewing and discussing, prior to filing or issuance, with our management and our independent registered public accountants (when appropriate), our audited and unaudited consolidated financial statements included in our Annual Report on Form 10-K and earnings press releases. The Audit Committee carries out its responsibilities in accordance with the terms of its charter.

Throughout fiscal year 2010, Michael E. Boxer (Chairman), M. Bernard Puckett and Glenn S. Schafer were the members of the Audit Committee. Our board of directors has determined that all Audit Committee members are financially literate under the current listing standards of the NYSE and are independent under the NYSE standards and the requirements of SEC Rule 10A-3. Our board has also determined that Mr. Boxer qualifies as an “audit committee financial expert” as that term is defined in Item 407(d)(5) of Regulation S-K of the Exchange Act of 1934, as amended, or the Exchange Act. During fiscal year 2010, the Audit Committee held five meetings.

Corporate Governance, Quality and Compliance Committee

We have a standing Corporate Governance, Quality and Compliance Committee, or the Corporate Governance Committee. Throughout fiscal year 2010, Michael D. Stephens (Chairman), Jose C. Lynch and Dr. Linda Rosenstock were the members of the Corporate Governance Committee. Bruce A. Yarwood joined the Corporate Governance Committee on February 17, 2011. Our board has determined that Dr. Rosenstock and Messrs. Stephens and Yarwood qualify as independent directors under the NYSE standards. In fiscal year 2010, the Corporate Governance Committee held four meetings.

The purpose of the Corporate Governance Committee is to make recommendations concerning the size and composition of our board and its committees, oversee and evaluate and recommend candidates for election as directors, develop, implement and review our corporate governance policies, evaluate our board and management, and review and oversee our policies and procedures that support and enhance the quality of care provided by our affiliates and compliance with applicable laws, regulations and industry guidelines. The Corporate Governance Committee works with our board of directors as a whole on an annual basis to determine the appropriate skills and characteristics required of board members in the context of the current make-up of our board of directors and its committees.

Our entire board of directors is responsible for nominating members for election to our board of directors and for filling vacancies on our board of directors that may occur between annual meetings of the stockholders. The Corporate Governance Committee is responsible for identifying, screening and recommending candidates to the entire board for prospective board membership. In evaluating the suitability of individuals, the Corporate Governance Committee considers many factors, including:

•	good judgment, honesty, high ethics and standards of integrity, fairness and responsibility;

•

experience in corporate management, such as serving as an officer or former officer of a publicly held company, and a general understanding of marketing, finance and other elements relevant to the success of a publicly traded company;

•	experience in our industry and with relevant social policy concerns;

•	understanding of our business on a technical level;

•	experience as a board member of another publicly held company;

•	academic expertise in an area related to our operations;

•	practical and mature business judgment, including ability to make independent analytical inquiries; and

•	the ability to represent the interests of our stockholders and exercise sound business judgment.

When formulating its board membership recommendations, the Corporate Governance Committee also considers any advice and recommendations offered by our Chief Executive Officer. The Corporate Governance Committee may also review the composition and qualification of the board of directors of our competitors or other companies and may seek input from industry experts.

In determining whether to recommend a director for re-election, the Corporate Governance Committee also considers our board of directors’ and each committee’s annual performance self-evaluation as well as annual individual director evaluations, which address the director’s past attendance at meetings and participation in and contributions to the activities of our board of directors and the like. All existing directors are required to attend director education courses every three years and the Corporate Governance Committee considers continuing education to be an important attribute for continuing service on the board.

The Corporate Governance Committee evaluates each individual in the context of our board of directors as a whole, with the objective of recommending a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment. Included in this evaluation is a consideration of the diversity each director or nominee brings to our board, with diversity reflecting varied industry experience, gender and ethnicity.

The Corporate Governance Committee will consider stockholder recommendations of candidates on the same basis as it considers all other candidates. Stockholder recommendations should be submitted to us under the procedures discussed in “Other Matters — Stockholder Proposals and Nominations,” and should include the candidate’s name, age, business address, residence address, principal occupation or employment, the number of shares beneficially owned by the candidate, and information that would be required to solicit a proxy under federal securities law. In addition, the notice must include the recommending stockholder’s name, address, the number of shares beneficially owned and the time period those shares have been held.

Compensation Committee

We have a standing Compensation Committee. Glenn S. Schafer (Chairman), Robert M. Le Blanc, M. Bernard Puckett and Michael D. Stephens were the members of the Compensation Committee during fiscal year 2010 and are the current members of the committee. Our board has determined that Messrs. Schafer, Puckett and Stephens qualify as independent directors under the NYSE standards. The Compensation Committee held five meetings in fiscal year 2010.

The Compensation Committee reviews and establishes our compensation philosophy, the compensation of our Chief Executive Officer, and all other officers who earn a base salary of $250,000 or more. The Compensation Committee also has direct access to third party compensation consultants, and reviews any grant of stock options and restricted stock to all eligible employees under our stock incentive plans.

The Compensation Committee also makes recommendations to our board with respect to our incentive-compensation plans and equity-based plans and reviews and approves all officers’ employment agreements and severance arrangements. The Compensation Committee also manages and periodically reviews all annual bonus, long-term incentive compensation, stock option, employee pension and welfare benefit plans (including restricted stock plans, long-term incentive plans, management incentive plans and others). The Compensation Committee also determines annually (during the first quarter) the annual cash bonuses to be awarded to our executive officers and certain members of senior management based upon pre-established financial performance criteria set under our annual performance bonus program. To assist the Compensation Committee, our Chief Executive Officer may make recommendations regarding our other executive officers’ compensation based on his evaluation of the performance of each other executive officer against objectives established at the beginning of each year, the officer’s scope of the responsibilities, our financial performance, retention considerations and general economic and competitive conditions.

In addition, the Compensation Committee has the sole authority to retain consultants and advisors as it may deem appropriate in its discretion, and the Compensation Committee has the sole authority to approve related fees and other retention terms. In April 2007, the Compensation Committee engaged Pearl Meyer & Partners, LLC, or the consultant, to advise the Compensation Committee on an ongoing basis as an independent compensation consultant. The consultant reports directly to the Compensation Committee. While conducting assignments, the consultant interacts with our management when appropriate. Specifically, our Executive Vice President, General Counsel, Chief Administrative Officer and Secretary and our senior human resources personnel interact with the consultant to provide relevant company and executive compensation data. In addition, the consultant may seek feedback from the Chairman of the Compensation Committee, other members of our board of directors or the Chief Executive Officer regarding its work prior to presenting study results or recommendations to the Compensation Committee. The consultant, when invited, attends meetings of the Compensation Committee. The Compensation Committee determines when to hire, terminate or replace the consultant, and the projects to be performed by the consultant. During 2009, the consultant, at the request of the Compensation Committee, reviewed the competitiveness of our executive and senior vice president compensation programs. We intend to request that the consultant review our executive and senior vice president compensation programs again in 2011.

Risk Oversight

While our board of directors has the ultimate oversight responsibility for the risk management process, various committees of the board of directors also have responsibility for overseeing specific areas of risk management, as set forth below. The committees periodically provide updates to the board of directors regarding significant risk management issues and management’s response.

Committee	Primary Risk Oversight Responsibility
Audit Committee	Overseeing financial risk, capital risk and financial compliance risk and internal controls over financial reporting.

Compensation Committee	Overseeing our compensation philosophy and practices and evaluating the balance between risk-taking and rewards to senior officers, as further discussed below.

Corporate Governance, Quality and Compliance Committee	Evaluating each director’s independence and the effectiveness of our Corporate Governance Guidelines and Code of Conduct, planning for Chief Executive Officer succession, overseeing management’s succession planning and overseeing quality of care and regulatory compliance risks

We continue to refine our Enterprise Risk Management, or ERM, program. Implementing and refining our ERM program has enabled us to formalize our risk governance procedures and risk philosophy, as well as identify and assess enterprise risks and their potential impact and likelihood of occurrence. Our board of directors plays a critical role in the oversight of the ERM program, including overseeing the ERM dashboard, one of the mechanisms that is used to monitor the degree of risk associated with our business and helps management manage risk. The ERM program has been designed to be dynamic so that management may respond to a broad range of potential risks on a continuous basis. Currently, our board of directors receives quarterly reports on management’s ERM initiatives, including a baseline identification, prioritization and assessment of potential risks in the areas of operations, finance, human resources, strategy, legal, regulatory and technology. An additional component of the quarterly reports to our board of directors is the presentation of proposed responses to identified risks, planning and implementation of control activities designed to mitigate identified or potential risks, and an evaluation of the achievement of objectives established through our ERM dashboard.

Communication with the Board of Directors

Interested persons, including our stockholders, may communicate with our board of directors, including the non-management directors, by sending a letter to our Corporate Secretary at our principal executive offices at 27442 Portola Parkway, Suite 200, Foothill Ranch, California 92610. Our Corporate Secretary will submit all correspondence to our Lead Director and to any specific director to whom the correspondence is directed.

Code of Business Conduct and Ethics

We maintain a code of conduct entitled Skilled Healthcare Group Code of Conduct, which is applicable to our directors, officers and employees and any independent contractors performing functions similar to those of employees, including our principal executive officer, principal financial officer and principal accounting officer or controller. You can access our code of conduct, free of charge, on the corporate governance page in the investor information section of our website at www.skilledhealthcaregroup.com. The inclusion of our website address in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement. In the event of any future amendments to certain provisions of our code of conduct, or waivers of such provisions, applicable to our directors and executive officers, we intend to disclose such amendments or waivers at the same location on our website identified above.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

AND CERTAIN BENEFICIAL OWNERS

The following table shows ownership of our common stock on March 21, 2011, based on 21,045,259 shares of Class A common stock and 16,993,298 shares of Class B common stock outstanding on that date, by (i) each person known to us to own beneficially more than five percent (5%) of any class of our capital stock; (ii) each director; (iii) our Chief Executive Officer, our Chief Financial Officer, and each of our other three most highly compensated executive officers for the year ended December 31, 2010 (collectively, the “Named Executive Officers”); and (iv) all of our current directors and executive officers as a group. Except to the extent indicated in the footnotes to the following table, the person or entity listed has sole voting and dispositive power with respect to the shares that are deemed beneficially owned by such person or entity, subject to community property laws, where applicable.

	Shares Beneficially Owned
	Shares of Class A Common Stock (1)	Rights to Acquire Class A Common Stock (2)	Class A Percentage	Shares of Class B Common Stock	Class B Percentage	Percentage of Outstanding Vote
Stockholders holding 5% or more:
Onex Corporation(3)	—	—	*	14,750,623	86.8%	77.2%
Black Rock, Inc.(4)	1,340,104	—	6.4%	—	—	*
LSV Asset Management(5)	1,587,000	—	7.5%	—	—	*
Westfield Capital Management Company, LP(6)	2,946,648	—	14.0%	—	—	1.5%
Directors:
Michael E. Boxer	27,337	—	*	16,584	*	*
Boyd W. Hendrickson	608,263	54,936	3.2%	475,184	2.8%	2.8%
Robert M. Le Blanc(7)	—	—	*	14,750,623	86.8%	77.2%
Jose C. Lynch	122,661	67,481	*	416,700	2.5%	2.3%
M. Bernard Puckett	7,307	—	*	—	—	*
Linda Rosenstock	8,125	—	*	—	—	*
Glenn S. Schafer	35,586	—	*	5,917	*	*
William C. Scott	222,837	—	1.1%	61,046	*	*
Michael D. Stephens	22,837	—	*	—	—	*
Bruce A. Yarwood	—	—	—	—	—	—
Other Named Executive Officers:
Devasis Ghose	108,304	116,049	1.1%	—	—	*
Roland G. Rapp	147,745	45,070	*	168,294	1.0%	1.0%
Matt Moore	29,532	7,000	*	—	—	*
All current executive officers and directors as a group (21 persons)	1,657,047	318,388	9.4%	15,971,482	94.0%	84.7%

*	Less than 1%
(1)	Includes shares of unvested restricted Class A common stock as follows: Boyd W. Hendrickson — 225,126; Jose C. Lynch — 100,358; Devasis Ghose — 63,690; Roland G. Rapp — 62,351; and Matt Moore — 22,038; shares of unvested restricted Class A common stock held by all current executive officers and directors as a group — 582,829.
(2)	Represents shares which the person or group has a right to acquire within sixty (60) days of March 21, 2011, upon the exercise of options. Shares of Class A common stock subject to options which are currently exercisable or which become exercisable within sixty (60) days of March 21, 2011 are deemed to be beneficially owned by the person holding such options for the purposes of computing the percentage of ownership of such person but are not treated as outstanding for the purposes of computing the percentage of any other person.

(3)	According to the Schedule 13G filed with the SEC on February 14, 2008 by (i) Onex Corporation, an Ontario, Canada corporation (ii) Onex Partners LP, a Delaware limited partnership, (iii) Onex US Principals LP, a Delaware limited partnership (iv) Skilled Executive Investco LLC, a Delaware limited liability company (v) Onex Skilled Holdings Limited, a Gibraltar limited liability company and (vi) Gerald W. Schwartz. Onex Corporation is the direct parent company of Onex Partners GP, Inc., which is the general partner of Onex Partners GP LP, which is the general partner of Onex Partners LP. Onex Corporation owns all of the equity of Onex American Holdings GP LLC, the general partner of Onex US Principals LP. Mr. Schwartz is the Chairman, President and Chief Executive Officer of Onex Corporation and owns shares representing a majority of the voting rights of the shares of Onex Corporation and, as such, has voting and investment power with respect to, and accordingly may be deemed to own beneficially, all of the shares of our Class B common stock beneficially owned by Onex Corporation. Mr. Schwartz disclaims beneficial ownership of all of the shares except to the extent of his pecuniary interest therein. Onex Corporation is deemed to beneficially own and has shared voting and dispositive power over all of such shares. Includes: 11,293,552 shares beneficially owned by Onex Partners LP as to which it is deemed to have shared power to vote and direct the disposition, 68,820 shares beneficially owned by Onex US Principals LP as to which it is deemed to have shared power to vote and direct the disposition, 196,715 shares beneficially owned by Skilled Executive Investco LLC as to which it is deemed to have shared power to vote and direct the disposition and 3,191,536 shares beneficially owned by Onex Skilled Holdings Limited as to which it is deemed to have shared power to vote and direct the disposition. The addresses are: Onex Corporation and Gerald Schwartz — 161 Bay Street P.O. Box 700, Toronto, Ontario, M5J 2S1, Canada; Onex Partners LP and Skilled Executive Investco LLC — c/o Onex Corporation, 112 Fifth Avenue, New York, New York 10019; Onex US Principals LP and Onex Skilled Holdings Limited — 421 Leader Street, Marion, Ohio 43302.
(4)	According to the Schedule 13G filed with the SEC on February 8, 2011 by Black Rock Inc., a Delaware corporation and an investment adviser (“BlackRock”). Includes 1,340,104 shares as to which BlackRock has sole power to vote or direct the vote, and 1,340,104 shares of which it has the sole power to dispose or direct the disposition of. The address for BlackRock is 40 East 52nd Street, New York, NY 10022.
(5)	According to the Schedule 13G/A filed with the SEC on February 9, 2011 by LSV Management., a Delaware corporation and an investment adviser (“LSV”). Includes 1,587,000 shares as to which LSV has sole power to vote or direct the vote and sole power to dispose or direct the disposition of. The address for LSV is 155 N. Wacker Drive, Suite 4600, Chicago, IL 60606.
(6)	According to the Schedule 13G/A filed with the SEC on October 8, 2010 by Westfield Capital Management Company, LP, a Massachusetts corporation and an investment adviser (“Westfield”). Includes 1,988,852 shares as to which Westfield has sole power to vote or direct the vote and 2,946,648 shares of which it has the sole power to dispose or direct the disposition of. The shares listed above are owned of record by clients of Westfield in its capacity as investment advisor. Westfield clients have the right to receive, or the power to direct the receipt of, dividends or proceeds from the sale of shares. To the best of Westfield’s knowledge, no client has such right or power with respect to more than five percent of Skilled Healthcare’s stock. The address for Westfield is 1 Financial Center, Boston, Massachusetts 02111.
(7)	Mr. Le Blanc serves as a Managing Director of Onex Corporation. As a result, Mr. Le Blanc may be deemed to beneficially own the shares of Class B common stock beneficially owned by Onex Corporation.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Based solely on a review of copies of such forms received with respect to fiscal year 2010 and the written representations received from certain reporting persons that no other reports were required, we believe that all directors, executive officers and persons who own more than 10% of our common stock have complied with the reporting requirements of Section 16(a), except that, due to administrative oversights, each of Messrs. Scott and Stephens filed a late Form 4 in March 2011 to reflect the August 2010 settlement of restricted stock units previously granted to them, and Christopher

Felfe and Matt Moore each filed a late Form 4 in November 2010 to reflect their respective August 2010 forfeiture of shares to satisfy tax withholding obligations in connection with the vesting of certain restricted stock awards previously granted to them. Additionally, Holly Anderson filed a Form 5 in February 2011 with respect to a purchase of shares that occurred in 2010.

Equity Compensation Plan Information

The following table provides information, as of December 31, 2010, about compensation plans under which shares of our common stock may be issued to employees, consultants or non-employee directors of our board of directors upon exercise of options, warrants or rights.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a))(c)
Plans approved by stockholders	1,118,696	$9.02	524,521
Plans not approved by stockholders	—	—	—

Total	1,118,696	$9.02	524,521

(a)	Represents options to purchase 998,578 shares of common stock and restricted stock units covering 120,118 shares of common stock in each case outstanding as of December 31, 2010 under the Amended and Restated Skilled Healthcare Group, Inc. 2007 Incentive Award Plan, or the 2007 Plan.
(b)	Represents the weighted-average exercise price of outstanding options under the 2007 Plan. No exercise price is payable in connection with the issuance of shares covered by the restricted stock units outstanding as of December 31, 2010.
(c)	Represents the number of shares remaining available for issuance under the 2007 Plan as of December 31, 2010. As of March 21, 2011, 176,287 shares remained available for issuance under the 2007 Plan.

OUR EXECUTIVE OFFICERS

The following sets forth biographical information regarding our executive officers (as defined in applicable SEC rules) as of March 31, 2010, other than Messrs. Hendrickson and Lynch whose biographical information is set forth above under “Director Biographical Information.”

Devasis Ghose, 57, Executive Vice President, Treasurer and Chief Financial Officer. Mr. Ghose joined Skilled Healthcare in January 2008. Between December 2006 and December 2007, Mr. Ghose served as Managing Director International of Green Street Advisors, an independent research, trading, and consulting firm concentrating on publicly traded real estate securities. From June 2004 to August 2006, Mr. Ghose served as Executive Vice President and Chief Financial Officer of Shurgard Storage Centers, Inc., a publicly traded company that developed and operated self-storage properties in the United States and Europe that was acquired by Public Storage, Inc. Between May 2003 and May 2004, Mr. Ghose was associated as a Partner with Tatum Partners, a financial leadership and business consulting firm. From 1986 through February 2003, Mr. Ghose served as part of the executive team of HCP, Inc., a publicly traded company that invests primarily in real estate serving the healthcare industry in the United States, most recently as Senior Vice President, Finance and Treasurer. Prior to HCP, Inc., Mr. Ghose was with Price Waterhouse for five years as part of its U.S. operations and, prior to that, began his career in London with KPMG. Mr. Ghose serves on the board of directors of Community SeniorServ, Inc., a non-profit service organization dedicated to assisting older adults in maintaining their independence and well-being.

Roland G. Rapp, 49, Executive Vice President, General Counsel and Secretary. Mr. Rapp has served as our Executive Vice President, General Counsel and Secretary since March 2002. He has more than 26 years of experience in the healthcare and legal sectors. From June 1993 to March 2002, Mr. Rapp was the Managing Partner of the law firm of Rapp, Kiepen and Harman, and was Chief Financial Officer for SR Management Services, Inc. from November 1995 to March 2002, both based in Pleasanton, California. His law practice centered on healthcare law and primarily focused on long-term care. Prior to practicing law, Mr. Rapp served as a nursing home administrator and director of operations for a small nursing home chain. Mr. Rapp also served as the elected Chairman of the Board for the California Association of Health Facilities (the largest State representative of nursing facility operators) from November 1999 to November 2001. Mr. Rapp currently serves as the Chair of the American Health Care Association Legal Committee.

Matt Moore, 42 , Executive Vice President of Inpatient Operations of Skilled Healthcare, LLC. Mr. Moore has served as Executive Vice President of Inpatient Operations of Skilled Healthcare, LLC, one of our consolidated subsidiaries, since April 2010. Prior to that time he served as Area President, Midwest, since April 2007, and prior to that served as Vice President of Operations for Texas, Arizona and Missouri since August 1999. Mr. Moore joined our predecessor company in 1997, and has over 17 years of experience in the long-term care industry.

Christopher N. Felfe, 46, Senior Vice President, Finance and Chief Accounting Officer. Mr. Felfe has served as our Senior Vice President, Finance and Chief Accounting Officer since August 2007. Mr. Felfe served as our Controller from September 2006 to August 2007. From 2003 to 2006, Mr. Felfe served as Corporate Controller of Sybron Dental Specialties, Inc., a manufacturer of products for the dental profession, including the specialty markets of orthodontics, endodontics and implantology. From 2000 to 2002, Mr. Felfe served as Corporate Controller of Datum Inc., a supplier of precise timing solutions for telecommunications and other applications.

Susan Thomas Whittle, 63, Senior Vice President and Chief Compliance Officer. Ms. Whittle has served as our Senior Vice President and Chief Compliance Officer since March 2006. She has over 25 years of experience in the healthcare industry. From 2005 to 2006, Ms. Whittle worked in private practice as an attorney-at-law. Her law practice centered on regulatory health law matters. From 2004 to 2005, she was retained by Mariner Health Care, Inc., a provider of skilled nursing and long-term healthcare services, as a litigation consultant. Prior to her work as a litigation consultant, Ms. Whittle served as Executive Vice President, General Counsel and Secretary of Mariner Health Care from 1993 to 2003.

D. Shane Peck, 54, President and Chief Operating Officer of Home and Hospice Care Investments, LLC. Mr. Peck has served as President and Chief Operating Officer of Home and Hospice Care Investments, LLC, one of our consolidated subsidiaries, since May 2010. Mr. Peck has served as an executive at a variety of companies that specialize in providing home health and hospice care services to Medicare and Medicaid beneficiaries, including as Managing Member of Rocky Mountain Hospice, LLC since May 2004, Vice President of Creekside Hospice, Inc. since November 2000, a member of Sun Valley Hospice, LLC since February 2005, a member of Legacy Hospice Care, LLC since February 2005, Vice President of Creekside Health Care, Inc. since September 1994, a member of Legacy Home Care, LLC since February 2004, Managing Member of Sun Valley Home Care, LLC since February 2005, and Managing Member of Hospice Solutions, LLC since March 2006. Mr. Peck has nearly 25 years of experience in the home health and hospice care industry, having previously served as President, Chief Executive Officer and Chief Financial Officer of Creekside Homecare from 1985 until its sale in 1995. Mr. Peck also served as President and Chief Executive Officer of Heritage Home Care Services from 1998 until its sale in 2005.

Kelly Smith, 44, Area President, Central, of Skilled Healthcare, LLC. Ms. Smith has served as Area President, Central, of Skilled Healthcare, LLC, one of our consolidated subsidiaries, since February 2008. Prior to that time Ms. Smith served as Vice President of Operations for Texas since December 1999. Ms. Smith joined our predecessor company in 1995 and has over 18 years of experience in the long-term care industry.

Holly Anderson, 50, Area President, Midwest, of Skilled Healthcare, LLC. Ms. Anderson has served as Area President, Midwest, of Skilled Healthcare, LLC, one of our consolidated subsidiaries, since April 2010. Ms. Anderson joined Skilled Healthcare, LLC in July 2007 and has served in a variety of operations management and administrative positions. Ms. Anderson served as administrator of the John Knox Village continuing care retirement community in Higginsville, Missouri from February 2002 until joining Skilled Healthcare, LLC in July 2007. Ms. Anderson has over 16 years of experience in the long-term care industry.

Andrea Abbes, 40, Area President, Pacific South, of Skilled Healthcare, LLC. Ms. Abbes has served as Area President, Pacific South, of Skilled Healthcare, LLC, one of our consolidated subsidiaries, since November 2009. Prior to that time she served as Vice President of Operations since 2001. Ms. Abbes has over 16 years of experience in the long-term care industry.

Kelly Atkins, 49, Area President, Pacific North, of Skilled Healthcare, LLC. Ms. Atkins has served as Area President, Pacific North, of Skilled Healthcare, LLC, one of our consolidated subsidiaries, since November 2009. Prior to that time, Ms. Atkins she served as Senior Vice President of Operations since joining our company in May 2002. Ms. Atkins has over 20 years of experience in the long-term care industry.

Jonathan R. Monks, 45, Senior Vice President of Home and Hospice Care Investments, LLC. Mr. Monks has served as Senior Vice President of Home and Hospice Care Investments, LLC, one of our consolidated subsidiaries, since May 2010. Mr. Monks has served as an executive at a variety of companies that specialize in providing home health and hospice care services to Medicare and Medicaid beneficiaries, including as a member of Rocky Mountain Hospice, LLC since 2004, President of Creekside Hospice, Inc. since 2000, President of Sun Valley Hospice, LLC since 2005, a member of Legacy Hospice Care, LLC since 2005, Vice President of Creekside Health Care, Inc. since 1994, a member of Legacy Home Care, LLC since 2004, Managing Member of Sun Valley Home Care, LLC since 2005, and a member of Hospice Solutions, LLC since 2006. Mr. Monks has over 21 years of experience in the healthcare industry.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Role of the Compensation Committee

The Compensation Committee of our board of directors develops our executive compensation policies and determines the amounts and elements of compensation for our Named Executive Officers. The Named Executive Officers consist of Messrs. Boyd W. Hendrickson, our Chairman of the Board and Chief Executive Officer, Devasis Ghose, our Executive Vice President, Treasurer and Chief Financial Officer, Jose C. Lynch, our President and Chief Operating Officer, Roland G. Rapp, our Executive Vice President, General Counsel, Chief Administrative Officer and Secretary and Matt Moore, our Executive Vice President of Inpatient Operations.

The Compensation Committee consists of three independent directors and one non-independent director as defined under NYSE rules. The Compensation Committee’s duties and responsibilities include evaluating executive, non-employee director and non-executive compensation plans, policies and programs for us and our subsidiaries. The Compensation Committee’s function is described in detail in its charter, which has been approved by our board of directors.

Compensation Philosophy & Objectives

We believe that compensation should reinforce business performance and attract, retain and reward the performance of executives and employees critical to our success. Our philosophy and approach to compensation seeks to:

•	Provide competitive total compensation opportunities that allow us to attract, retain and motivate critical executive talent;

•	Tie a significant portion of executive compensation to company and individual performance via short- and long-term incentive programs and equity awards; and

•

Provide incentives, particularly equity incentives, that align our executives’ and employees’ interests with those of our stockholders, creating an ownership culture focused on building our long-term value.

We monitor achievement of these strategies and our competitive posture relative to the market through the compensation benchmarking process described below under “— Determination of Forms and Amounts of Compensation — Compensation Levels and Benchmarking.”

Compensation Structure

Although the structure may vary over time, our executive compensation program has four main components:

•	Base salary — fixed pay that takes into account an individual’s duties and responsibilities, experience, expertise and individual performance;

•

Annual cash bonus — variable cash incentive compensation designed to reward attainment of company and individual performance objectives, with target award opportunities expressed as a percentage of base salary

•

Long-term equity incentives — stock-based awards, including stock options and restricted stock, and performance-vested restricted stock that reflect the performance of our common stock, align executive officer and stockholder interests and encourage executive retention during the vesting period; and

•	Benefits and limited perquisites — including severance benefits, insurance benefits and certain other perquisites.

We believe that the elements of compensation identified above produce a well-balanced mix of security-oriented, retentive and at-risk compensation through base salary, benefits and perquisites and both short- and long-term performance incentives. Base salary, benefits and perquisites provide our executives with a measure of security as to the minimum level of remuneration they will receive. The annual cash incentive and long-term equity incentive components are intended to motivate the executive to focus on the business metrics that will produce a high level of value creation over the long-term. We believe that this approach not only leads to increases in stockholder value and long-term wealth creation for our executives, but also reduces the risk of losing critical executives to our competitors.

We consider the following factors when determining the allocation among current and long-term (equity) and cash and non-cash compensation each year: our short and long-term business objectives, our compensation philosophy, competitive trends within our industry and the importance of creating a performance-based environment that ties a significant portion of each executive’s compensation to the achievement of performance targets and increasing stockholder value. When considering a proposed compensation package for an executive or key employee, we consider the compensation package as a whole, as well as each element of total compensation individually.

Determination of Forms and Amounts of Compensation

The level and mix of compensation is also determined based on the Compensation Committee’s understanding of compensation levels for similar positions in the industry and the marketplace at large.

Compensation Consultants

The Compensation Committee has the authority to engage the services of an independent compensation consulting firm to provide advice in connection with making executive compensation determinations. In April 2007 and August 2009, the Compensation Committee retained Pearl Meyer & Partners, LLC (“PM&P”) to conduct a compensation review of our Named Executive Officers. The 2007 engagement resulted in a comprehensive executive compensation review report delivered to the Compensation Committee in July 2007 (the “2007 Report”). The 2009 engagement also resulted in a comprehensive executive compensation report (the “2009 Report”). During 2008, PM&P additionally provided a comprehensive analysis of our long-term equity incentive award program. In 2010, PM&P did not provide any analyses of our compensation programs or practices compared to our peer group or of compensation payable to our particular executive officers.

While conducting assignments, PM&P interacts with our management when appropriate. Specifically, our Executive Vice President, General Counsel, Chief Administrative Officer and Secretary and our senior human resources personnel interact with the consultant to provide relevant company and executive compensation data. In addition, PM&P may seek feedback from the Compensation Committee Chair, other members of our board of directors or the Chief Executive Officer regarding its work prior to presenting study results or recommendations to the Compensation Committee.

In the years PM&P has been retained by our respective committees, PM&P has provided only services directed by the Compensation Committee related to executive compensation and services directed by the Corporate Governance Committee related to director compensation. PM&P has not provided any other services to us. In conjunction with the 2008 long-term equity incentive analysis and review leading up to the production of the 2009 Report, PM&P provided market data for selected senior vice president positions.

Compensation Levels and Benchmarking.

In order to assess competitive compensation levels and practices, in July 2007, PM&P, at the direction of the Compensation Committee, conducted a comprehensive review of our top executives’ compensation forms and amounts, which was summarized in the 2007 Report. Competitive compensation levels were developed utilizing a combination of data reported for a peer group of industry competitors and compensation survey data. The survey data augmented the peer group data in order to develop “market consensus” compensation levels for each executive. Market consensus levels generally represented an equal (50%/50%) blend of peer group and survey data.

In follow-up to the recommendations contained in the 2007 Report, during 2008 PM&P assisted the Compensation Committee in developing a long-term incentive equity grant program for our executives and key senior management positions. With the advice of the consultant, we structured a program consisting of a combination of restricted stock awards, performance-based restricted stock awards and stock options vesting over a four-year period in most instances. See “— Equity Awards.”

The 2007 Report, which is described in further detail below, formed the basis for our compensation policies and decisions for 2008. In establishing compensation levels and the structure of our compensation program for 2009, and again in 2010, the Compensation Committee decided to retain the framework of our 2008 program, taking into consideration the 2008 PM&P report on our long-term equity incentive grant program, market conditions and industry developments.

For the 2007 Report, peer group data was analyzed from public filings for specific companies that the Compensation Committee considers appropriate comparisons for the purposes of developing executive compensation benchmarks. Our management and the Compensation Committee worked with PM&P to develop a list of peer companies that the Compensation Committee determined to be appropriate to include in our peer group because they are similar to us in terms of industry and size. The peer group included companies with retirement/aged care, medical nursing homes, medical outpatient/home medicine, and/or physical therapy/rehabilitation center operations, with comparable market capitalization and revenues. The following fifteen companies, along with survey data, were used for benchmarking purposes in July 2007:

Peer Group Companies	Revenue(1) (in millions)	Market Cap(2) (in millions)
Allied Healthcare International, Inc.	$295	$135
Amedisys, Inc.	$541	$968
Brookdale Senior Living, Inc.	$1,310	$4,792
Emeritus Corp.	$422	$678
Genesis Healthcare Corp.	$1,770	$1,356
Gentiva Health Services, Inc.	$1,107	$565
LHC Group, Inc.	$215	$528
Lincare Holdings, Inc.	$1,410	$3,361
National Healthcare Corp.	$563	$740
Odyssey Healthcare, Inc.	$410	$438
Psychiatrics Solutions, Inc.	$1,026	$2,118
RehabCare Group, Inc.	$615	$276
Sun Healthcare Group, Inc.	$1,046	$614
Sunrise Senior Living, Inc.	n/a	$1,971
VistaCare, Inc.	$236	$159
25th Percentile	$413	$483
Median	$589	$678
Average	$783	$1,247
75th Percentile	$1,091	$1,663
Skilled Healthcare Group, Inc.	$532	$593

(1)	Based on fiscal year end revenue available as of 5/31/2007 (generally fiscal year 2006).
(2)	Market capitalization as of 5/31/2007.

Compensation survey data was derived from the following survey sources:

•	Mercer — 2006 Executive Compensation Survey (all industries);

•	Mercer — 2006 Integrated Health Network Compensation Survey (hospital/facility system); and

•	Watson Wyatt — 2006/2007 Top Management Compensation Survey (healthcare and/or all industries).

In addition, a private survey source of executive compensation among companies across all industries with annual revenues below $1 billion was utilized.

The results of the 2007 competitive review indicated that total target direct compensation — base salaries, annual target performance-based bonuses and the annual value of long-term incentive/equity awards — for our top five positions, combined as a group, was between the 50th and 75th percentile market levels. The Compensation Committee confirmed this strategy and determined to generally set total target direct compensation between the 50th and 75th percentile market levels for our top executives as a group, assuming company, business unit and individual performance objectives are met at target levels. We have similar competitive objectives for each component of compensation:

•	Base salaries for our top executives as a group will generally be targeted to be between the 50th and 75th percentile market levels;

•	Annual target bonus opportunities for our top executives as a group will generally be structured to be between the 50th and 75th percentile market levels; and

•	Long-term incentive/equity awards for our top executives as a group will generally be structured to provide annualized values between the 50th and 75th percentile market levels.

The results of the 2009 competitive review indicated that total target direct compensation — base salaries, annual target performance-based bonuses and the annual value of long-term incentive/equity awards — for our Named Executive Officers as a group (all five positions combined) was between the 50th and 75th percentile market levels. The 2009 review was based on a peer group comprised of the same companies as the 2007 Report peer group, except for the removal (due to acquisition) of Genesis Health Services, Inc. and VistaCare, Inc. and the addition of the following companies: Advocat, Inc., Ensign Group, Inc. and Five Star Quality Care, Inc. The criteria used for selection of the peer group was companies within the following industry subgroups with revenues of between $250 million to $2.2 billion (approximately one-third to three times our revenues): retirement/aged care, medical nursing homes, medical outpatient/home medicine, and physical/rehabilitation centers. Compensation survey data was derived from the following survey sources:

•	Mercer — 2008 Executive Compensation Survey (all industries/healthcare);

•	Mercer — 2008 Integrated Health Network Compensation Survey (hospital/facility system);

•	Sullivan, Cotter & Associates — 2008 Manager and Executive Compensation in Hospitals and Health Systems; and

•	Watson Wyatt — 2008/2009 Top Management Compensation Survey (healthcare and/or all industries).

In addition, a private survey source of executive compensation among companies across all industries was utilized. The 2009 Report indicated that:

•	Base salaries for our Named Executive Officers as a group fell between the 50th and 75th percentile market levels;

•	Annual target bonus opportunities for our Named Executive Officers as a group fell at approximately the 75th percentile market levels; and

•	Long-term incentive/equity awards for our Named Executive Officers as a group fell between the 50th and 75th percentile market levels.

For 2010, the Compensation Committee did not retain PM&P to update the 2009 Report or perform any additional analyses of our executive compensation programs or practices comparable to our peer group, or of compensation payable to our particular executive officers. The committee did, however, consider the 2007 Report and the 2009 Report when establishing the 2010 compensation for our Named Executive Officers.

Management Involvement

The Compensation Committee occasionally requests certain of our senior executives, including the Chief Executive Officer, to be present at Compensation Committee meetings where executive compensation and company, business unit and individual performance are discussed and evaluated. Executives may provide insight, suggestions or recommendations regarding executive compensation if present during these meetings or at other times. However, only Compensation Committee members vote on decisions made regarding executive compensation. Compensation decisions for all the Named Executive Officers, other than the Chief Executive Officer, are made by the Compensation Committee after considering recommendations from the Chief Executive Officer based on his evaluations of the other Named Executive Officers’ performance relative to the same individual performance objectives established under our annual performance bonus program and in consideration other past achievements and other subjective factors.

2010 Named Executive Officer Compensation

Total executive compensation is composed of base salary, annual cash performance bonus and equity awards.

Base Salary

Base salary levels and any adjustments to those levels for each individual executive are reviewed each year by the Compensation Committee, and may be based on factors such as our overall performance, new roles and/or responsibilities assumed by the executive, the performance of the executive’s area of responsibility, the executive’s impact on strategic goals, the length of service with us, or revisions to our compensation philosophy. However, no specific weighting is applied to any one factor and the process ultimately relies on the subjective judgment of the Compensation Committee.

Consistent with the Compensation Committee’s decision largely to continue the 2008 compensation program for 2009 and again in 2010, and in light of challenging market and industry conditions, the Compensation Committee decided not to increase base salaries for the Named Executive Officers in 2009 or 2010. Mr. Moore’s base salary was increased to $300,000 in connection with his promotion to Executive Vice President of Inpatient Operations in April 2010.

Annual Performance Bonus Programs

2010 Performance Objectives and Criteria

We believe that annual performance-based cash bonuses play an important role in providing incentives to our executives to achieve near-term performance goals. Our Named Executive Officers are eligible to receive cash bonuses based upon the achievement of certain company and individual objectives under our Annual Performance Bonus Program, or Performance Program. The Compensation Committee determines a target bonus as a percent of base salary for the Named Executive Officers. The Named Executive Officers’ 2010 target bonus opportunities (as a percentage of base salary) were set at the same level as their 2009 target bonus opportunities. Mr. Moore’s target bonus opportunity was adjusted at the time of his promotion to Executive Vice President of Inpatient Operations in April 2010.

At the beginning of each year, the Compensation Committee establishes a detailed set of company and individual performance objectives applicable to each executive based on company and individual objectives established as part of the annual operating plan process. With respect to new hires and mid-year promotions, the

Compensation Committee establishes the similar set of individual performance objectives in connection with their hire or promotion (if applicable). The Compensation Committee works with the Chief Executive Officer to develop final performance goals that are set at levels the Compensation Committee believes are challenging, but reasonable, for management to achieve. At the end of each year, the Compensation Committee determines the level of achievement for each performance goal and determines the resulting bonus levels. Actual bonuses are approved by the Compensation Committee and paid to the executives in the first quarter of the subsequent fiscal year.

In February 2010, the Compensation Committee approved the Performance Program for calendar year 2010 with the same broad performance objectives as the Performance Program for 2009. The table set forth below shows target bonus opportunities as a percentage of each Named Executive Officer’s base salary and the weighting of company and individual objectives for our Named Executive Officers:

Name	% of Base Salary	Company Objectives	Individual Objectives
Boyd W. Hendrickson	100%	80%	20%
Jose C. Lynch	75%	60%	15%
Devasis Ghose	60%	45%	15%
Roland G. Rapp	60%	45%	15%
Matt Moore	50%	40%	10%

The performance objectives under our 2010 Performance Program were established for the following three major areas:

•

threshold 2010 adjusted earnings per diluted share (or “adjusted EPS”) of at least $0.82, with a target 2010 adjusted EPS of $0.93 (in addition, Mr. Moore was eligible to receive a bonus based on our long-term care segment achieving a specified EBITDA target in 2010);

•	adjusted working capital, as a measure of days sales outstanding, or DSO, targets individualized for each executive’s areas of responsibility; and

•	individual objectives that were tailored to each executive’s role.

Given the emphasis that stockholders place on earnings per share, or EPS, and the potential effect EPS performance may have on our stockholder value, the Compensation Committee utilized an adjusted EPS measure as the performance criteria for determining a portion of the 2010 cash bonuses for our Named Executive Officers as illustrated by the table below. For Mr. Moore, an EBITDA measure of performance was selected as an additional performance criteria because the Compensation Committee determined it to be a relevant indicator of the operational achievements of our long-term care segment, which is a key focus of Mr. Moore’s position. For the portion of the year prior to his promotion, Mr. Moore was eligible to receive a bonus based on the financial and operational performance of our long-term care segment.

We define EBITDA as net income/loss (determined in accordance with generally accepted accounting principles) before depreciation, amortization, interest expense (net of interest income) and provisions for income taxes, and adjusted EBITDA as EBITDA adjusted for discontinued operations, gains/losses on asset sales, changes in accounting principle, debt retirement costs and other items we believe are not indicative of our core results. We define adjusted EPS as net income/loss (determined in accordance with generally accepted accounting principles) per diluted share, adjusted for gains/losses on asset sales, discontinued operations, provision for income taxes and other items we believe are not indicative of our core results. For 2010, adjusted EPS included adjustments for gains on the sale of assets, debt retirement costs, acquisition costs, litigation settlement costs and provision for income taxes.

The DSO targets for each executive’s areas of responsibility can be characterized as “attainable,” meaning that based on historical performance, although attainment of this performance level is uncertain, it can reasonably be anticipated that target performance may be achieved. The table below outlines each performance objective and the potential cash bonus to be awarded for the attainment of each objective for 2010 performance.

Name	Potential Bonus Based on 2010 Adjusted EPS			Potential Bonus for Achieving Long-Term Care Segment Performance Target		Potential Bonus for Achieving Working Capital (DSO)	Potential Bonus for Achieving Individual Objectives(3)	Target Bonus Potential(4)
	Threshold ($0.82)(1)	Target ($0.93)(1)	Stretch For Each $0.01 over Target(2)
Boyd W. Hendrickson	$243,750	$487,500	$10,000	n/a		$32,500	$130,000	$650,000
Jose E. Lynch	$143,000	$286,000	$6,500	n/a		$26,000	$78,000	$390,000
Devasis Ghose	$82,000	$164,000	$4,000	n/a		$16,000	$60,000	$240,000
Roland G. Rapp	$75,030	$150,060	$3,700	n/a		$14,640	$54,900	$219,600
Matt Moore	$22,500	$45,000	$3,000	$45,000	(5)	$15,000	$30,000	$135,000

(1)	The threshold 2010 adjusted EPS of $0.82 was required to be met in order to be eligible for the cash bonus for the adjusted EPS performance metric. In the event the 2010 adjusted EPS was greater than $0.82, the amount of cash bonus for the adjusted EPS component would be interpolated for EPS between $0.82 and $0.93.
(2)	The Compensation Committee determined that for every $0.01 of adjusted EPS in excess of $0.93 (the 2010 Performance Program adjusted EPS target), up to a maximum adjusted EPS of $1.16, the executive would be awarded a “stretch bonus” that is above the target adjusted EPS bonus potential provided above, which could result in the executive being awarded an adjusted EPS-based bonus above the target adjusted EPS-based bonus.
(3)	The Compensation Committee established individual objectives, tailored to gauge the performance of each executive in their respective role. The executive must accomplish each of these objectives, as determined by the Compensation Committee, in its sole discretion, to be eligible to receive the full amount of this portion of the cash bonus. The Compensation Committee also has sole discretion to award a partial amount of the bonus related to the achievement of the individual performance objectives if the executive achieves some, but not all, of the objectives.
(4)	Represents the amount that would be earned for achieving the target adjusted EPS for 2010, achieving the applicable DSO targets, achievement of all individual objectives, and, in Mr. Moore’s case, achieving the long-term care segment EBITDA target.
(5)	Under the 2010 Performance Program, Mr. Moore was entitled to receive a bonus of $15,000 if the EBITDA of our long-term care segment was at least 92.5% of the segment’s budgeted EBITDA for 2010. If the segment’s EBITDA for 2010 was 100% of budget, then the bonus would be $45,000. The bonus amount would be prorated if the segment’s EBITDA for 2010 was between 92.5% and 100.0%, and for each 1.0% that the segment’s EBITDA exceeded 100% of budget (up to a maximum of 110.0%) Mr. Moore would receive an additional $3,000 bonus (for an aggregate maximum bonus based on the segment’s EBITDA of $75,000). Mr. Moore’s long-term care segment EBITDA-based threshold and target bonus amounts could be characterized as “attainable,” meaning that based on historical performance, although attainment of the performance level is uncertain, it can reasonably be anticipated that target performance may be achieved. Amounts in excess of 100% of budgeted were considered less likely to be attained, but still reasonable, and in consideration thereof the Compensation Committee imposed a cap (at 110.0% of budget) on Mr. Moore’s long-term care segment EBITDA-based bonus component. For the portion of the year prior to his promotion, Mr. Moore was eligible to receive a bonus based on the financial and operational performance of our long-term care segment pursuant to a program applicable to eligible employees in our long-term care segment who are not executive officers.

The following table briefly outlines the management objectives established for each of the Named Executive Officers for 2010. The Compensation Committee may take into account these and any other factors it deems appropriate in determining the executives’ bonus payouts based on individual performance.

Name	Management Objectives
Boyd W. Hendrickson	(1) Quality care to meet or exceed expectations; (2) Manage capital structure effectively; (3) Continue succession planning and developing successors; (4) Full compliance with internal control requirements; (5) Continue development and evaluation of enterprise risk management program; (6) Compliance with our code of conduct, bylaws and stockholder agreements; (7) Effective communications with board and stockholders; (8) Continue focus on long-term growth strategies and opportunities; and (9) Continue focus on development of diversity recruitment, retention and training.

Jose C. Lynch	(1) Achieve quality care and compliance metrics; (2) Mitigate lawsuits; (3) Meet or exceed certain internal financial objectives; (4) Meet compliance objectives set by Chief Compliance Officer; (5) Continue focus on succession development and objectives set by Chief Executive Officer; (6) Meet individual objectives related to internal short-and long-term strategic planning goals established by Chief Executive Officer; and (7) Keep all new development and expansion projects on schedule.

Devasis Ghose	(1) Full compliance with internal control requirements; (2) Successful performance on investor relations matters; (3) Execution on appropriate capital raising; (4) Successful working capital management; (5) Manage an effective process and outcome with regard to annual audit and quarterly reviews performed by independent registered public accounting firm; and (6) Successfully manage direct reports.

Roland G. Rapp	(1) Ensure that we operate ethically and in compliance with our guidelines, bylaws and stockholder agreements; (2) Comply with SEC and NYSE regulations; (3) Manage internal and external legal costs; (4) Manage legal aspects of acquisitions and divestitures; (5) Manage legal aspects of any new capitalizations or debt restructuring; (6) Resolve lawsuits; (7) Improve insurance programs; and (8) Implement any new human resources department initiatives and efficient human resources support for operations.

Matt Moore	(1) Achieve quality care and compliance metrics; (2) Oversee quality care and compliance initiatives and reviews; (3) Continue focus on succession development and objectives set by Chief Operating Officer; (4) Execute sales and marketing initiatives; (5) Conduct facility visits; and (6) Support and contribute to operational initiatives set by Chief Operating Officer.

The 2010 Performance Program, continuing policies previously adopted in 2009, includes the following features designed to link pay to performance and, in the case of (iii) and (iv) below, link incentive compensation opportunities to quality services and minimize incentives to engage in excessive risk-taking behavior:

(i)	the adjusted EPS “stretch bonus” portion of the program provides for an additional bonus for every $0.01 that adjusted EPS exceeds the targeted adjusted EPS of $0.93, which is intended to result in a stretch bonus (if applicable) that more closely correlates to a percentage of overall target bonus rather than a percentage of salary;

(ii)	the bonus payouts are capped in the event adjusted EPS exceeds $1.16;

(iii)	a 25% reduction of the total bonus pool and of each individual’s bonus opportunity following the decertification of any facility held by us; and

(iv)	includes a bonus clawback provision in the event of a material restatement of our financial statements, pursuant to which the Compensation Committee may seek reimbursement on an after-tax basis of any portion of performance-based compensation paid or awarded to designated executives that is greater than what would have been paid or awarded if calculated based on the restated financial results.

Analysis of 2010 Performance Period

In February 2011, the Compensation Committee reviewed our 2010 performance and determined that our 2010 adjusted EPS was $1.04 per diluted share. In addition, the Compensation Committee determined that the consolidated DSO targets for each individual Named Executive Officer were met and that the long-term care segment’s EBITDA was 104% of budget. The Compensation Committee also reviewed the performance of each individual against his individual performance objectives and approved bonus amounts related thereto. However, as a result of the litigation settlement costs we incurred in 2010 in connection with the lawsuit against us and certain of our subsidiaries in Humboldt County, California, the Compensation Committee reduced certain total bonus amounts as noted in footnote (1) to the table below.

The following table summarizes the bonus amounts for each of the Named Executive Officers based on these determinations:

	Bonus Based on Adjusted EPS		Bonus for Long-Term Care Segment Performance Target		Bonus for Working Capital (DSO)	Bonus for Individual Objectives	Total 2010 Bonus, unadjusted(1)		Total 2010 Bonus, as adjusted(1)
Name	Target ($0.93)	Stretch for Each $0.01 over Target
Boyd W. Hendrickson	$487,500	$110,000	n/a		$32,500	$130,000	$760,000		$380,000
Jose C. Lynch	$286,000	$71,500	n/a		$26,000	$78,000	$461,500		$230,750
Devasis Ghose	$164,000	$44,000	n/a		$16,000	$60,000	$284,000		$142,000
Roland G. Rapp	$150,060	$40,700	n/a		$14,640	$54,900	$260,300		$130,150
Matt Moore	$45,000	$33,000	$85,420	(2)	$15,000	$27,000	$205,420	(2)	$147,895	(2)

(1)	Bonus amounts actually awarded and paid to the Named Executive Officers were adjusted downward by 50.0% by the Compensation Committee (other than Mr. Moore, whose bonus was reduced by approximately 28.0% as a result of him not being a named executive officer for the full year) to reflect the committee’s determination to reduce the otherwise payable aggregate bonus payable to each of the Named Executive Officers in light of certain litigation settlement costs we incurred in 2010, despite the adjusted EPS, working capital and individual objectives of each of the Named Executive Officers being achieved.
(2)	Mr. Moore was eligible to receive a bonus of $57,000 under the 2010 Performance Program related to the performance of our long-term care operating segment. He was also eligible to receive a bonus for the portion of the year prior to his promotion based on the financial and operational performance of our long-term care segment pursuant to a program applicable to eligible employees in our long-term care segment who are not executive officers. Mr. Moore received a total prorated bonus of $28,420 pursuant to this latter program. The noted amounts above are inclusive of the aforementioned $28,420 prorated bonus.

2011 Annual Performance Bonus Program

In February 2011, the Compensation Committee approved the Performance Program for 2011 with the same general performance objectives as the Performance Program for 2010, but with increased adjusted EPS threshold, target and maximum amounts as compared to the 2010 amounts.

The table below outlines each performance objective, and the cash bonus to be awarded for the attainment of each objective, for the 2011 Performance Program.

	Potential Bonus Based on 2011 Adjusted EPS			Potential Bonus for Achieving Long-Term Care Segment EBITDA Target		Potential Bonus for Achieving Working Capital (DSO)	Potential Bonus for Achieving Individual Objectives(3)	Target Bonus Potential
Name	Threshold (1)	Target (1)	Stretch For Each $0.01 Over Target(2)
Boyd W. Hendrickson	$260,625	$521,250	$10,657	n/a		$34,750	$139,000	$695,000
Jose C. Lynch	$148,500	$297,000	$6,750	n/a		$27,000	$81,000	$405,000
Devasis Ghose	$87,125	$174,250	$4,250	n/a		$17,000	$63,750	$255,000
Roland G. Rapp	$82,000	$164,000	$4,000	n/a		$16,000	$60,000	$240,000
Matt Moore	$23,250	$46,500	$3,100	$62,000	(5)	$15,500	$31,000	$155,000

(1)	The threshold 2011 adjusted EPS is required to be met in order to be eligible for the cash bonus for the adjusted EPS performance metric. In the event the 2011 adjusted EPS is greater than the threshold amount, the amount of cash bonus for the adjusted EPS component will be interpolated for adjusted EPS between the threshold amount and the target amount.
(2)	The Compensation Committee has determined that for every $0.01 of adjusted EPS in excess of the target amount, up to a specified maximum amount, the executive will be awarded a “stretch bonus” that is above the target adjusted EPS bonus potential provided above, which could result in the executive being awarded an adjusted EPS-based bonus above the target adjusted EPS-based bonus.
(3)	The Compensation Committee has established individual objectives, tailored to gauge the performance of each executive in their respective role. The executive must accomplish each of these objectives, as determined by the Compensation Committee, in its sole discretion, to be eligible to receive the full amount of this portion of the cash bonus. The Compensation Committee also has sole discretion to award a partial amount of the bonus related to the achievement of the individual performance objectives if the executive achieves some, but not all, of the objectives.
(4)	Represents the amount that would be earned for achieving the target adjusted EPS for 2011, achieving the applicable DSO targets, achievement of all individual objectives, and, in Mr. Moore’s case, achieving the long-term care segment EBITDA target.
(5)	Under the 2011 Performance Program, Mr. Moore will be entitled to receive an additional bonus if the EBITDA of our long-term care segment is at least 92.5% of the segment’s budgeted EBITDA for 2011. If the segment’s EBITDA for 2011 is 100% of budget (i.e., the target amount reflected in the table above), then Mr. Moore would receive an additional bonus. The additional bonus amount will be prorated if the segment’s EBITDA for 2011 is between 92.5% and 100.0%, and for each 1.0% that the segment’s EBITDA exceeds 100% of budget (up to a maximum of 110.0%) Mr. Moore will receive an additional bonus.

Equity Awards

We believe that an ownership culture in our company is important to provide our Named Executive Officers with long-term incentives to build value for our stockholders. We believe stock-based awards create such a culture and help to align the interests of our management and employees with the interests of our stockholders, and also provide a retention benefit to us as a result of their vesting features.

We grant equity awards through our 2007 Plan, which was adopted by our board of directors and stockholders to permit the grant of stock-based compensation awards and cash-based performance awards to our officers, non-employee directors, employees and consultants.

2010 Equity Award Program. The 2010 annual equity awards granted to the Named Executive Officers were made using a “value” approach whereby the amount of equity awards was determined based on a dollar value at the time of grant, allocated among two types of awards. This approach provides more consistent and predictable levels of value delivered and expense incurred. In February 2010, the Compensation Committee approved the following target equity grant values for 2010 for each executive (other than Mr. Moore, who was subsequently granted awards in connection with his promotion to Executive Vice President of Inpatient Operations) based upon its assessment of the respective executive’s overall compensation level, the level of equity awards previously granted to the executive, and the industry data provided by PM&P in the 2009 Report:

Named Executive Officer	Target 2010 Equity Value
Boyd W. Hendrickson	$1,050,000
Jose C. Lynch	$750,000
Devasis Ghose	$450,000
Roland G. Rapp	$550,000

In March 2010, the Compensation Committee approved awards with an aggregate of $70,450 target equity value to Mr. Moore in connection with his promotion.

The Compensation Committee determined to apportion the target 2010 equity value noted above between stock options and performance vested restricted stock for the fiscal 2010 to 2013 performance period, with the following amounts being allocated to performance vested restricted stock for the respective grantees: Mr. Hendrickson ($900,000); Mr. Lynch ($300,000); Mr. Ghose ($200,000); Mr. Rapp ($200,000); and Mr. Moore ($20,450). The remaining equity value was apportioned to stock options issued to the respective grantee. The allocated dollar value for options was converted into the number of options using a Black-Scholes valuation model and the dollar value for the performance-vested restricted stock was converted into the number of shares of restricted stock by dividing the dollar value by the closing stock price on the grant date. Stock options provide alignment with stockholder interests and the potential for long-term appreciation for executives while performance-vested restricted stock awards provide retention value and further tie compensation to performance. The stock options vest ratably over a four-year period, while the performance-vested restricted stock vests over a four-year period subject to the satisfaction of performance criteria as further described below.

In February 2010, the Compensation Committee granted shares of performance-vested restricted stock for the fiscal 2010 to 2013 performance period in the following amounts to our Named Executive Officers: Mr. Hendrickson (152,284); Mr. Lynch (50,761); Mr. Ghose (33,840); and Mr. Rapp (33,840). Mr. Moore received a grant of 5,000 shares of time-vested restricted stock (which vests in four equal annual installments over the four years following the grant date) prior to his promotion in April 2010. Mr. Moore also received a grant of 2,989 shares of performance-vested restricted stock on May 5, 2010. The performance-vested restricted stock and the options (described below) that were issued to Mr. Moore in May 2010 were approved by the Compensation Committee in March 2010 in connection with his promotion, but were not issued until the opening of our first quarterly trading window following his promotion (in accordance with our corporate insider trading policy).

For the 2010 to 2013 performance period, the first 25% of each grant would vest, if at all, only if our consolidated adjusted EBITDA for 2010 was at least 90% of the midpoint of our 2010 consolidated EBITDA guidance as disclosed in our earnings released issued in February 2010. If that adjusted EBITDA target was not satisfied, no portion of the performance-based restricted stock grant would vest at any time. However, if the adjusted EBITDA target was satisfied, then the first 25% of the grant would vest, and the remaining 75% of the grant would vest in equal 25% annual installments over the following three years (i.e., on each successive anniversary of the grant date) subject to continued employment of the grantee. As a result, the performance vesting component of the grant ties a portion of our executive officer compensation to our financial performance and aligns the interests of our executive officers and our stockholders. The adjusted EBITDA target applicable to the performance-based restricted stock grants was satisfied in 2010, and as a result the remaining 75% of each grant will be subject to the time-vesting requirements described above.

In addition, options to purchase shares of our Class A common stock were granted on February 11, 2010 with a per share exercise price of $5.91 (the closing stock price of our Class A common stock on the date of grant), to the following individuals in the following amounts: Mr. Hendrickson (53,516); Mr. Lynch (160,548); Mr. Ghose (89,193); and Mr. Rapp (124,870). As discussed above, these options vest ratably over four years from the date of grant. On May 5, 2010, Mr. Moore was issued an option to purchase 17,442 shares of our Class A common stock at a per share exercise price of $6.84 (the closing stock price of our Class A common stock on the date of grant).

2011 Equity Award Program. In February 2011, the Compensation Committee granted performance-vested restricted stock awards for the fiscal 2011 to 2014 performance period and stock option awards to the Named Executive Officers also based on a value approach. The grants consisted of 25% stock options and 75% performance-vested restricted stock for each recipient other than Mr. Hendrickson, whose grant consisted 100% of performance-vested restricted stock. For the 2011 to 2014 performance period, for each of the Named Executive Officers other than Mr. Hendrickson, 25% of the restricted stock awards are eligible to vest if our consolidated adjusted EBITDA for 2011 is at least 90% of the midpoint of our 2011 consolidated EBITDA guidance as disclosed in our earnings release issued on February 14, 2011. If the performance target for 2011 is satisfied, then the first 25% tranche of the award will vest and each subsequent 25% tranche will vest annually thereafter assuming the grantee’s service has not been terminated as of the scheduled vesting date. Mr. Hendrickson’s performance vested restricted stock grant is subject to the same performance target, but vests over three years in a manner otherwise similar to the grants to the other Named Executive Officers. The options granted to each of Messrs. Lynch, Ghose, Rapp and Moore in February 2011 vest ratably over four years from the date of grant.

Equity Grant Procedures. Executives and employees are eligible to receive long-term equity awards pursuant to the terms of the 2007 Plan, which was approved by our stockholders in 2008. The Compensation Committee administers the 2007 Plan and establishes the provisions for all awards granted thereunder, including targeted grant values, vesting schedules and other provisions.

Grants to executives and employees are generally made upon hire, promotion and annually. The Compensation Committee determines and approves all equity awards, which are generally granted on the second business day following our first quarterly earnings release following the grant approval. The exercise price of stock option grants is set at 100% of the closing market price of a share of our Class A common stock on the date of grant.

Benefits and Perquisites

The Named Executive Officers are eligible to participate in our benefit plans on the same terms as other employees. We also provide other unique benefits to our Named Executive Officers that are intended to be part of a competitive overall compensation program. For 2010, these included:

•	Annual executive physical examinations;

•	Four weeks paid vacation;

•	Healthcare insurance (medical coverage) at no cost; and

•	Payment of term life insurance premiums.

We also paid Mr. Moore an aggregate relocation bonus in the amount of $251,347 and reimbursed him for $35,054 in moving-related expenses in connection with his relocation to California in conjunction with his promotion to Executive Vice President of Inpatient Operations in April 2010. In addition, the Named Executive Officers are eligible to participate in our 401(k) program, but historically have been unable to make contributions due to qualified plan limitations.

Severance and Related Benefits

Each of our Named Executive Officers has an employment agreement with us that provides for severance payments if the executive’s employment is terminated by us without cause or if we decline to extend the executive’s employment term. In addition, each of the Named Executive Officers is subject to a two-year non-compete and non-solicit following the termination of his employment. The vesting of awards of restricted stock and options granted under our long-term performance program accelerates upon a change in control or death of a Named Executive Officer. In addition, the awards will continue to vest for an additional year in the event of disability. The Compensation Committee has discretion over the vesting of these awards in the event of a termination without cause, a voluntary resignation or retirement. All unvested awards are immediately forfeited upon a termination for cause. These severance benefits were determined at the time of our initial public offering or at the time of the Named Executive Officer’s hire or promotion, if following our initial public offering, and are an essential element of the agreement designed to assist us in recruiting and retaining talented executives. See “— Potential Payments upon Termination or Change in Control.”

Compensation Policies

Stock Ownership Guidelines

Stock ownership guidelines for the Named Executive Officers and independent directors were established in 2007. The Named Executive Officers have five years from July 24, 2007 (or their date of hire/promotion, if later) to accumulate and retain minimum value in common stock shares, equivalent to a multiple of each executive’s base salary, as outlined below.

Named Executive Officer	Position	Multiple of Base Salary
Boyd W. Hendrickson	Chairman of the Board & Chief Executive Officer	5 times

Jose C. Lynch	President and Chief Operating Officer	4 times

Devasis Ghose	Executive Vice President, Chief Financial Officer and Treasurer	3 times

Roland G. Rapp	Executive Vice President, Chief Administrative Officer and Secretary	3 times

Matt Moore	Executive Vice President of Inpatient Operations	3 times

Independent directors are required to accumulate and retain three times their annual retainer within the latter of three years of joining our board of directors. For purposes of determining stock ownership under these guidelines, ownership shares are made up of all forms of common stock (including unvested restricted stock awards, unvested restricted stock units and unvested performance-based restricted stock). Ownership shares do not include vested or unvested stock options.

Impact of Tax and Accounting

As a general matter, the Compensation Committee takes into account the various tax and accounting implications of the compensation vehicles employed by us.

When determining amounts of long-term incentive grants to executives and employees, the Compensation Committee examines the accounting cost associated with the grants. Under Financial Accounting Standard Boards Accounting Standard Codification Topic 718, “Compensation — Stock Compensation,” or FASB ASC Topic 718, grants of restricted stock awards and stock options result in a recognition of a compensation expense, which is taken into account in determining the mix of equity grants to be made to Named Executive Officers.

Section 162(m) of the Internal Revenue Code, or the “Code,” does not permit publicly-traded companies to take income tax deductions for compensation paid to the Chief Executive Officer and any of the three most highly paid executive officers, other than the Chief Financial Officer, to the extent that compensation exceeds $1 million in any taxable year and does not otherwise qualify as performance-based compensation. Our 2007 Plan is structured to allow us to pay performance-based compensation not subject to the $1 million limitation. In addition, our Performance Program and structured long-term equity performance program have been designed and have generally been implemented with the intent to meet the performance-based criteria of Section 162(m) of the Code.

The Compensation Committee intends to maximize tax effectiveness of our executive incentive plans, and will continue to consider steps that might be in our best interests to comply with Section 162(m) of the Code. However, in establishing the cash and equity incentive compensation programs for the Named Executive Officers, the Compensation Committee believes that the potential deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration, and not the sole or primary factor. The Compensation Committee believes that cash and equity incentive compensation must be maintained at the requisite level to attract and retain the executive officers essential to our financial success, even if all or part of that compensation may not be deductible by reason of the limitations of Section 162(m) of the Code.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis above with our management. Based on the review and discussions, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

Submitted by:	Glenn S. Schafer (Chairman)
Robert M. Le Blanc
M. Bernard Puckett
Michael D. Stephens
Members of the Compensation Committee

Summary Compensation Table

The following table sets forth the compensation awarded to, earned by or paid to our Named Executive Officers during the fiscal years ended December 31, 2010, 2009 and 2008.

Name and Principal Position	Year	Salary	Stock Awards(1)	Option Awards(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation(3)	Total
Boyd W. Hendrickson	2010	$650,000	$899,998	$150,000	$380,000	$17,844	$2,097,842
Chairman and Chief Executive Officer	2009	$650,000	—	$449,999	$372,576	$20,208	$1,492,783
	2008	$650,000	$449,993	—	$700,000	$20,024	$1,820,017

Jose C. Lynch	2010	$520,000	$299,998	$450,000	$230,750	$19,866	$1,520,614
President and Chief	2009	$520,000	—	$299,996	$192,768	$22,805	$1,035,569
Operating Officer	2008	$520,000	$299,996	—	$417,000	$22,103	$1,259,099

Devasis Ghose(4)	2010	$400,000	$199,994	$249,999	$142,000	$18,940	$1,010,933
Executive Vice President,	2009	$400,000	—	—	$158,832	$21,304	$580,136
Chief Financial Officer and Treasurer	2008	$358,951	$764,400	$717,388	$278,603	$19,399	$2,138,741

Roland G. Rapp	2010	$366,000	$199,994	$349,998	$130,150	$18,845	$1,064,987
Executive Vice President,	2009	$366,000	—	$149,998	$152,292	$21,209	$689,499
General Counsel, Chief Administrative Officer and Secretary	2008	$366,000	$149,998	—	$269,010	$20,719	$805,727

Matt Moore(5)	2010	$280,409	$49,995	$49,997	$147,895	$303,499	$832,296
Executive Vice President of Inpatient Operations

(1)	The amounts shown represent the aggregate grant date fair value of the respective stock and option awards granted in the year indicated, as computed in accordance with FASB ASC Topic 718. The grant date fair value of the performance vested restricted stock awards granted in February 2010 (and in May 2010 in the case of Mr. Moore) for the 2010-2013 performance period is based on the probable outcome of the performance criteria calculated in accordance with FASB ASC Topic 718. For a discussion of the valuation assumptions for the 2010 awards, see Footnote 11, “Stock-Based Compensation” to our 2010 consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010. For additional information regarding equity awards granted in 2010, including a description of how the performance-vested restricted stock works, see “Compensation Discussion and Analysis — Equity Awards.”
(2)	The amounts shown represent the performance-based bonus awards earned under our Performance Programs. For a more complete description of the Performance Programs see “Compensation Discussion and Analysis — Annual Performance Bonus Programs.” Amounts for 2010 were reduced by the Compensation Committee in light of certain litigation settlement costs we incurred in 2010, despite the adjusted EPS and other performance program objectives of each of the Named Executive Officers being achieved. The reduction was approximately 28.0% for Mr. Moore and 50.0% for each of the other Named Executive Officers.
(3)	The amounts shown consist of our cost for the provision to the Named Executive Officers of life insurance premiums, certain specified perquisites and other benefits for 2010, as follows:

Name	Life Insurance	Other(a)
Boyd W. Hendrickson	—	$17,844
Jose C. Lynch	$1,423	$18,444
Devasis Ghose	$1,096	$17,844
Roland G. Rapp	$1,001	$17,844
Matt Moore	$365	$201,787

(a)	For 2010, includes $17,844 for Messrs. Hendrickson, Lynch, Ghose and Rapp, and $13,988 for Mr. Moore, of health, dental and vision benefit insurance premiums and certain non-business related items paid by us. In the case of Mr. Lynch, amounts also include a physical examination expense and in the case of Mr. Moore, an annual auto allowance of $2,745, an aggregate relocation bonus of $251,347 paid in connection with his relocation to California following his April 2010 promotion to Executive Vice President of Inpatient Operations, and $35,054 in reimbursed moving-related expenses.

(4)	Mr. Ghose joined us in January 2008 as an Executive Vice President and assumed the additional positions of Treasurer and Chief Financial Officer in March 2008.
(5)	In April 2010, Mr. Moore was promoted to Executive Vice President of Inpatient Operations of Skilled Healthcare, LLC, one of our consolidated subsidiaries. Prior to that time he served as Area President, Midwest of Skilled Healthcare, LLC.

Grants of Plan-Based Awards

The following table sets forth summary information regarding all grants of plan-based awards made to our Named Executive Officers during fiscal year 2010.

Name	Grant Date	Approval Date(3)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)				All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)		Target (#)	Maximum (#)
			Performance Cash Bonus Program			Performance-Based Restricted Stock				Stock Options
Boyd W. Hendrickson	2/11/10	2/3/10	—	—	—	—		—	—	53,516	$5.91	$150,000	(5)
	2/11/10	2/3/10	—	—	—	152,284		—	—	—	—	$899,998	(6)
	2/3/10	2/3/10	$243,750	$487,500	$597,500	—		—	—	—	—	—
Jose C. Lynch	2/11/10	2/3/10	—	—	—	—		—	—	160,548	$5.91	$450,000	(5)
	2/11/10	2/3/10	—	—	—	50,761		—	—	—	—	$299,998	(6)
	2/3/10	2/3/10	$143,000	$286,000	$357,500	—		—	—	—	—	—
Devasis Ghose	2/11/10	2/3/10	—	—	—	—		—	—	89,193	$5.91	$249,999	(5)
	2/11/10	2/3/10	—	—	—	33,840		—	—	—	—	$199,994	(6)
	2/3/10	2/3/10	$82,000	$164,000	$208,000	—		—	—	—	—	—
Roland G. Rapp	2/11/10	2/3/10	—	—	—	—		—	—	124,870	$5.91	$349,998	(5)
	2/11/10	2/3/10	—	—	—	33,840		—	—	—	—	$199,994	(6)
	2/3/10	2/3/10	$75,030	$150,060	$190,760	—		—	—	—	—	—
Matt Moore	5/5/10	3/25/10	—	—	—	—		—	—	17,442	$6.84	$49,997	(5)
	5/5/10	3/25/10	—	—	—	2,989		—	—	—	—	$20,445	(6)
	3/25/10	3/25/10	$37,500	$90,000	$123,000	—		—	—	—	—	—
	2/11/10	2/3/10	—	—	—	5,000	(6)(7)	—	—	—	—	$29,550	(6)(7)

(1)	The amounts shown represent the potential value of performance cash bonuses under our 2010 Performance Program based on achievement of the following pre-established performance measures and targets: (a) 2010 consolidated adjusted Earnings Per Share (EPS) threshold of $0.82, target of $0.93, and maximum of $1.16; (b) 2010 adjusted working capital, as a measure of DSO targets individualized for each named executive officer’s areas of responsibility; and (c) individual performance objectives tailored to each executive’s role. For 2010, we established target cash bonus opportunities, which are expressed as a percentage of base salary, of 100% for Mr. Hendrickson, 75% for Mr. Lynch, 60% for each of Messrs. Ghose and Rapp, and 50% for Mr. Moore.

The threshold and target amounts shown in the table above are based on achievement of each Named Executive Officer’s threshold and target objectives, respectively. The maximum amount shown is based on an additional 1% of base salary payable for every $0.01 of incremental adjusted EPS growth above the target amount, up a maximum of $1.16 adjusted EPS. For a description of each named executive officer’s individual management objectives, see “Compensation Discussion and Analysis — Annual Performance Bonus Program.”

Additionally, Mr. Moore was entitled to receive a bonus of $15,000 if the EBITDA of our long-term care segment was at least 92.5% of the segment’s budgeted EBITDA for 2010. If the segment’s EBITDA for 2010 was 100% of budget, then the bonus would be $45,000. The bonus amount would be prorated if the segment’s EBITDA for 2010 was between 92.5% and 100.0%, and for each 1.0% that the segment’s EBITDA exceeded 100% of budget (up to a maximum of 110.0%) Mr. Moore would receive an additional $3,000 bonus (for an aggregate maximum bonus based on the segment’s EBITDA of $75,000). See “Compensation Discussion and Analysis — Annual Performance Bonus Program” for a more complete description of the Performance Program.

(2)

Messrs. Hendrickson, Lynch, Rapp, Ghose and Moore were granted restricted stock under our 2007 Plan. The grants of restricted stock reflected in the table (other than the 5,000 share grant made to Mr. Moore on February 11, 2010) are performance-vested restricted stock. Each grant of performance-vested restricted stock is subject to vesting over a 4-year period. The first 25% of the grant would vest, if at all, only if our consolidated adjusted EBITDA for 2010 was at least 90% of the midpoint of our 2010 consolidated EBITDA guidance as disclosed in our earnings released issued in February 2010. If that adjusted EBITDA target was not satisfied, no portion of the performance-vested restricted stock grant would vest at any time. However, if the adjusted EBITDA target was satisfied, then the first 25% of the grant would vest, and the remaining 75% of the grant would vest in equal 25% annual installments over the following three years (i.e., on each successive anniversary of the grant date) subject to continued employment of the grantee. There is no “target” or “maximum” number under the long-term performance program. If the threshold level of performance is not achieved, no shares will vest. See “Compensation Discussion and Analysis — Equity Awards” for a more complete description of these awards.

(3)	Reflects the date on which the grants were approved by the Compensation Committee.

(4)	Reflects options granted under the 2007 Plan on February 11, 2010 to Messrs. Hendrickson, Lynch, Ghose and Rapp, and on May 5, 2010 to Mr. Moore, which vest in equal 25% annual installments on the first four anniversaries of the grant date, subject to continued employment of the grantee.

(5)	With respect to the applicable options, reflects the grant date fair value of the stock options, as computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in the valuation reflected in this column, see Footnote 11, “Stock-Based Compensation” to our 2010 consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance that the value realized by an executive will be at or near the grant date fair value.

(6)	With respect to the performance-vested restricted stock, reflects the grant date fair value calculated in accordance with FASB ASC Topic 718, based on the probable outcome of the performance conditions discussed under “Compensation Discussion and Analysis — Equity Awards.” With respect to performance-based restricted stock, we assumed that the performance criteria would be achieved.

(7)	The restricted stock grant made to Mr. Moore on February 11, 2010 is time-vesting restricted stock, and is not subject to the performance measures applicable to the other grants of restricted stock reflected in the table. The grant date fair value of this award was calculated in accordance with FASB ASC Topic 718. The time-vested restricted stock vests in equal 25% annual installments on the first four anniversaries of the grant date, subject to continued employment of the grantee.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth summary information regarding the outstanding equity awards held by our Named Executive Officers at December 31, 2010.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($/ Option)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested ($)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	Stock Options					Restricted Stock				Performance-Based Restricted Stock
Boyd W. Hendrickson	—	—		—	—	—		—		40,983	(1)	$368,027	(1)
	20,779	62,334	(2)	$10.04	2/13/19	—		—		—		—
	—	53,516	(3)	$5.91	2/11/20	—		—		152,284	(4)	$1,367,510	(4)
Jose C. Lynch	—	—		—	—	—		—		27,322	(1)	$245,352	(1)
	13,852	41,556	(2)	$10.04	2/13/19	—		—		—		—
	—	160,548	(3)	$5.91	2/11/20	—		—		50,761	(4)	$455,834	(4)
Devasis Ghose	62,500	62,500	(5)	$12.74	2/15/18	30,000	(6)	$269,400	(6)	—		—
	—	89,193	(3)	$5.91	2/11/20	—		—		33,840	(4)	$303,883	(4)
Roland G. Rapp	—	—		—	—	—		—		13,661	(1)	$122,676	(1)
	6,926	20,778	(2)	$10.04	2/13/19	—		—		—		—
	—	124,870	(3)	$5.91	2/11/20	—		—		33,840	(4)	$303,883	(4)
Matt Moore	7,000	—		$15.50	5/14/17	4,392	(7)	$39,440	(7)	—		—
	—	17,442	(8)	$6.84	5/5/20	—		—		2,989	(4)	$26,841	(4)

(1)	The number of shares shown in this column reflects the number of shares of 2009-2012 performance-vested restricted stock that may vest if the threshold performance criteria is met in 2011 and 2012. The Company did not achieve the threshold performance criteria in 2009 or 2010. Each year, 25% of the shares awarded plus any shares that did not vest in prior years are eligible for vesting (as shares that do not vest in any year are carried forward to following years and subject to vesting based on that subject year’s performance). If threshold performance under the program is achieved, 0.2% of the shares of restricted stock eligible for vesting in that year would vest. There is no “target” number under this program. The number of shares that actually vest will be interpolated based on achieving growth between threshold and maximum performance. The corresponding payout multiple shown above was calculated by multiplying the number of shares shown in the table by $8.98, the closing price of our common stock on December 31, 2010 (the last business day of the year).

(2)	The option vests and becomes exercisable in four equal installments, subject to continued employment, on each of February 13, 2010, 2011, 2012, and 2013.
(3)	The option vests and becomes exercisable in four equal installments, subject to continued employment, on each of February 11, 2011, 2012, 2013, and 2014.
(4)	The number of shares shown in this column reflects the number of shares of 2011-2014 performance-vested restricted stock that may vest if the threshold performance criteria is met. The corresponding payout multiple shown above was calculated by multiplying the number of shares shown in the table by $8.98, the closing price of our common stock on December 31, 2010 (the last business day of the year). See “Compensation Discussion and Analysis — Equity Awards” for a more complete description of these awards.
(5)	The option vests and becomes exercisable in four equal installments, subject to continued employment, on each of February 15, 2009, 2010, 2011, and 2012.
(6)	The shares vest in four equal installments, subject to continued employment, on February 15, 2009, 2010, 2011, and 2012. The market value was calculated by multiplying the number of shares of stock shown in the table by $8.98, the closing price of our common stock on December 31, 2010 (the last business day of the year).
(7)	The shares vest in four equal installments, subject to continued employment, on August 9, 2008, 2009, 2010, and 2011. The market value was calculated by multiplying the number of shares of stock shown in the table by $8.98, the closing price of our common stock on December 31, 2010 (the last business day of the year).
(8)	The option vests and becomes exercisable in four equal installments, subject to continued employment, on each of May 5, 2011, 2012, 2013, and 2014.

Option Exercises and Stock Vested

The following table summarizes the vesting of restricted stock awards for each of our Named Executive Officers for the year ended December 31, 2010. None of our Named Executive Officers exercised any stock options during the year ended December 31, 2010.

Name	Stock Awards
	Number of Shares Acquired on Vesting	Value Realized on Vesting
Boyd W. Hendrickson	—	—
Jose C. Lynch	—	—
Devasis Ghose	15,000	$88,200
Roland G. Rapp	—	—
Matt Moore	4,392	$13,483

(1)	Mr. Ghose’s shares vested on February 15, 2010. The value realized was calculated by multiplying the number of shares shown in the table by $5.88, which was the closing market price of our Class A common stock on February 12, 2010 (the last business day prior to the vesting date).
(2)	Mr. Moore’s shares vested on August 9, 2010. The value realized was calculated by multiplying the number of shares shown in the table by $3.07, which was the closing market price of our Class A common stock on August 9, 2010.

Employment Agreements with the Named Executive Officers

We have entered into employment agreements with each of our Named Executive Officers. The following provides a description of the material terms of the employment agreements we have entered into with our Named Executive Officers other than certain severance benefits that are also provided under the employment agreements and described below under “— Potential Payments Upon Termination or Change in Control.”

Boyd W. Hendrickson. The employment agreement with Mr. Hendrickson appoints him as our Chairman of the Board and Chief Executive Officer from December 27, 2005 through December 27, 2008, subject to automatic extensions for successive one-year periods until written notice of non-extension is given by either us or Mr. Hendrickson no later than 60 days prior to the expiration of the then applicable term. Under the agreement, Mr. Hendrickson is entitled to receive an annual base salary of $560,000, which is subject to upward adjustment by our board of directors. Mr. Hendrickson’s current base salary is $695,000. The employment agreement also provides that Mr. Hendrickson is entitled to participate in our equity plans. In addition to his base salary, Mr. Hendrickson is eligible to participate in an annual performance-based bonus plan established by our board of directors.

Jose C. Lynch. The employment agreement with Mr. Lynch appoints him as our President and Chief Operating Officer from December 27, 2005 through December 27, 2007, with automatic extension for successive one-year periods until written notice of non-extension is given by either us or Mr. Lynch no later than 60 days prior to the expiration of the then applicable term. Under the agreement, Mr. Lynch is entitled to receive an annual base salary of $460,000, subject to upward adjustment by the board of directors. Mr. Lynch’s current base salary is $540,000. The employment agreement also provides that Mr. Lynch is entitled to participate in our equity plans. In addition to his base salary, Mr. Lynch is eligible to participate in an annual performance-based bonus plan established by our board of directors.

Devasis Ghose. The employment agreement with Mr. Ghose is effective from January 17, 2008 through January 17, 2010, subject to automatic extension for successive one-year periods until written notice of non-extension is given by either us or Mr. Ghose no later than 60 days prior to the expiration of the then applicable term. Mr. Ghose was appointed Executive Vice President on February 6, 2008 and subsequently became Treasurer and Chief Financial Officer on March 3, 2008. Under his agreement, Mr. Ghose is entitled to receive an annual base salary of $400,000, subject to upward adjustment by the board of directors. Mr. Ghose’s current base salary is $425,000. Mr. Ghose is eligible to participate in an annual performance-based bonus plan established by our board of directors. The employment agreement also provides that Mr. Ghose is entitled to participate in our equity plans. In addition to his base salary, Mr. Ghose is eligible to participate in an annual performance-based bonus plan established by our board of directors.

Roland G. Rapp. The employment agreement with Mr. Rapp appoints him as our General Counsel, Secretary and Chief Administrative Officer from December 27, 2005 through December 27, 2007, with automatic extension for successive one-year periods until written notice of non-extension is given by either us or Mr. Rapp no later than 60 days prior to the expiration of the then applicable term. Under the agreement, Mr. Rapp is entitled to receive an annual base salary of $335,000, subject to upward adjustment by the board of directors. Mr. Rapp’s current base salary is $400,000. The employment agreement also provides that Mr. Rapp is entitled to participate in our equity plans. In addition to his base salary, Mr. Rapp is eligible to participate in an annual performance-based bonus plan established by our board of directors.

Matt Moore. The employment agreement with Mr. Moore appoints him as Executive Vice President of Inpatient Operations of Skilled Healthcare, LLC, which is our consolidated administrative services subsidiary. The initial term of Mr. Moore’s employment under the agreement extends through April 1, 2011, with automatic extension for successive one-year periods until written notice of non-extension is given by either us or Mr. Moore no later than 60 days prior to the expiration of the then applicable term. Under the agreement, Mr. Moore is entitled to receive an annual base salary of $300,000, subject to upward adjustment by the board of directors. Mr. Moore’s current base salary is $310,000. The employment agreement also provides that Mr. Moore is entitled to participate in our equity plans. In addition to his base salary, Mr. Moore is eligible to participate in an annual performance-based bonus plan established by our board of directors.

Potential Payments Upon Termination or Change in Control

We have entered into employment agreements with each of our Named Executive Officers and certain other members of our senior management that provide certain severance payments and benefits. We do not offer separate payments upon a change of control of our company.

Payments upon Termination. Under the terms of their employment agreements, the Named Executive Officers receive severance benefits if we terminate their employment without cause or if we do not extend their employment agreement term. In addition, each of the Named Executive Officers is subject to a two-year non-compete and non-solicit following the termination of his employment. The following table sets forth the benefits provided in each case:

Element	Boyd W. Hendrickson	Jose C. Lynch	Devasis Ghose	Roland G. Rapp	Matt Moore
Severance Provision Upon Termination Without Cause

Base Salary:	24 months	24 months	18 months	18 months	12 months

Benefits:	12 months paid medical benefit premium costs under COBRA and costs under life and disability insurance following date of termination.

Severance Provision Upon Non-Extension of Employment Term by Company

Base Salary:	12 months	12 months	18 months	12 months	12 months

In addition, bonuses are payable on a pro rata basis proportionate to the number of days worked during the calendar year through termination date as described above. For purposes of these severance agreements: “cause” is generally defined as one of the following: (i) the executive’s failure to perform substantially his duties, (ii) the executive’s failure to carry out in any material respect any lawful and reasonable directive of our board of directors, (iii) the executive’s conviction of a felony, or, to the extent involving fraud, dishonesty, theft, embezzlement or moral turpitude, or any other crime, (iv) the executive’s violation of a material regulatory requirement relating to us that is injurious to us in any material respect, (v) the executive’s unlawful use or possession of illegal drugs on our property or while performing such executive’s duties, (vi) the executive’s breach of his employment agreement, or (vii) the executive’s commission of an act of fraud, embezzlement, misappropriation, willful misconduct, gross negligence or breach of fiduciary duty with respect to us.

The employment agreements do not include provisions for payments upon a change in control or termination following a change in control, other than the severance benefits described above. Under the 2007 Plan, in the event of a “change in control” as defined in the 2007 Plan, each outstanding award will be assumed, or substituted for an equivalent award, by the successor corporation. If the successor corporation does not provide for the assumption or substitution of the awards, the administrator may cause all awards to become fully exercisable prior to the consummation of the transaction constituting a change in control.

Under the terms of our structured long-term performance program, the vesting of both the performance-vested restricted stock and stock options accelerate immediately upon a change in control. In addition, in the event of disability, the awards will continue to vest for an additional year. The Compensation Committee has discretion to accelerate any awards upon termination without cause or resignation.

In addition, we pay our Named Executive Officers’ term life insurance premiums. In the event of death, each of Messrs. Hendrickson, Lynch, Ghose, Rapp and Moore would be paid $1,000,000, $810,000, $637,000, $600,000 and $240,000, respectively, under their term life insurance policies.

In accordance with the requirements of the rules of the SEC, the following table presents our reasonable estimate of the benefits payable to the Named Executive Officers under our employment agreements assuming that the following occurred on December 31, 2010, the last business day of fiscal year 2010: (i) we terminate the executive’s employment without cause; (ii) we do not extend the executive’s employment agreement and (iii) a sale of the company occurs or in the event of death.

Also excluded from the table below are benefits provided to all employees, such as accrued vacation. While we have made reasonable assumptions regarding the amounts payable, there can be no assurance that in the event of a termination of employment the Named Executive Officers will receive the amounts reflected below.

Name	Trigger	Salary(1)	Continuation of Welfare Benefits(2)	Acceleration of Equity Awards(3)	Acceleration of Equity Options	Total Value(5)
Boyd W. Hendrickson	Termination of Employment	$1,390,000	$17,844	—	—	$1,407,844
	Non-Extension of Term	$695,000	—	—	—	$695,000
	Sale of the Company or Death	—	—	$1,735,538	$164,294	$1,899,832
Jose C. Lynch	Termination of Employment	$1,080,000	$17,844	—	—	$1,097,844
	Non-Extension of Term	$540,000	—	—	—	$540,000
	Sale of the Company or Death	—	—	$701,185	$492,882	$1,194,067
Devasis Ghose	Termination of Employment	$637,500	$17,844	—	—	$655,344
	Non-Extension of Term	$637,500	—	—	—	$637,500
	Sale of the Company or Death	—	—	$573,233	$273,823	$847,106
Roland G. Rapp	Termination of Employment	$600,000	$17,844	—	—	$617,844
	Non-Extension of Term	$400,000	—	—	—	$400,000
	Sale of the Company or Death	—	—	$426,559	$383,351	$809,910
Matt Moore	Termination of Employment	$310,000	$17,844	—	—	$327,844
	Non-Extension of Term	$310,000	—	—	—	$310,000
	Sale of the Company or Death	—	—	$111,181	$37,326	$148,507

(1)	Represents the dollar value of cash severance based upon the appropriate multiple for the executive, multiplied by the executive’s annual base salary. Amounts do not include a pro-rated bonus for fiscal year 2010 as the trigger event occurs on the last day of 2010 and thus the payout would be the same as if the trigger event had not occurred.
(2)	Represents the estimated payments for continued medical, dental and vision insurance coverage, each for a period of one year, after termination of employment without cause, based on our current estimated costs to provide such coverage.
(3)	Represents the aggregate value of the acceleration of vesting of the participant’s unvested restricted stock based on the closing price of our common stock on December 31, 2010 ($8.98) assuming the successor corporation does not provide for the assumption or substitution of the awards.
(4)	Represents the aggregate value of the acceleration of vesting of the participant’s unvested in-the-money stock options based on the closing price of our common stock on December 31, 2010 ($8.98) assuming the successor corporation does not provide for the assumption or substitution of the awards.
(5)	Excludes the value to the executive of a continued right to indemnification by us and the executive’s right to continued coverage under our directors’ and officers’ liability insurance.

Director Compensation

Our directors who are also employees are not separately compensated for their services as directors; Messrs. Hendrickson and Lynch did not receive separate compensation for services as directors during fiscal year 2010. In addition, we do not pay Mr. Le Blanc any compensation for his service on our board and board committees because his service to us as a board member is provided as a part of the consulting service provided to us under an agreement with Onex Partners Manager LP. Mr. Scott is a part-time employee with us, and did not receive compensation for his services as a director other than restricted stock units with a value of approximately $80,000 (based on the closing price of our Class A common stock on the date of grant) awarded on November 3, 2010.

Effective August 1, 2009, our board approved the following compensation for our non-employee directors excluding Mr. Le Blanc: an annual cash retainer of $40,000, a $1,500 payment per meeting attended in person and a $500 payment for each meeting attended via teleconference, unless such meeting extends more than two hours in which case the compensation is $1,500. In addition, Chairpersons of our various standing board committees receive additional annual cash retainers as follows: $15,000 to the Audit Committee Chair, $15,000 to the Compensation Committee Chair, and $15,000 to the Corporate Governance Quality and Compliance Committee Chair. Our board of directors may from time to time also provide for cash compensation payable to members of ad hoc committees of the board.

In addition to cash compensation, each non-employee director, excluding Mr. Le Blanc, receives restricted shares with a value of up to $80,000 (as of the grant date) each year after the second quarter earnings release, subject to service as a member of our board of directors at that time. The number of shares is determined by dividing the designated value of the grant by the per share stock price at close of the market on the grant date, with any fractional shares rounded down. The restricted shares awarded vest fully on the first anniversary of the grant date.

Director Compensation Table

The following table summarizes the compensation received by our directors, excluding Messrs. Hendrickson and Lynch, for their services during fiscal year 2010. Mr. Yarwood joined the board in February 2011, and therefore is not reflected in the tables below.

Director	Fees Earned or Paid In Cash(1)	Stock Awards(2)	Other Compensation		Total
Michael E. Boxer	$82,500	$79,999	—		$162,499
Robert M. Le Blanc	—	—	—		—
M. Bernard Puckett	$69,500	$79,999	—		$149,499
Linda Rosenstock, MD	$59,000	$79,999	—		$138,999
Glenn S. Schafer	$91,000	$79,999	—		$170,999
William C. Scott	—	$79,999	$169,716	(3)	$249,715
Michael D. Stephens	$79,000	$79,999	—		$158,999

(1)	Represents fees paid to directors for their service on the board of directors and its standing committees as described above. Also includes, for Messrs. Schafer, Boxer and Puckett, fees paid to them in the amounts of $10,000, $7,000 and $7,000, respectively, for their service on an ad hoc committee of the board in 2010.
(2)	The amounts shown represent the aggregate grant date fair value of all stock awards granted in 2010, as computed in accordance with FASB ASC Topic 718, which for each non-employee director consisted of an award of 15,936 restricted stock units granted on November 3, 2010 (based on the closing price of our Class A common stock of $5.02 on such date). The restricted stock units vests in full on November 3, 2011, and each restricted stock unit represents the contingent right to receive one share of our Class A common stock.
(3)	Represents $150,000 paid to Mr. Scott in connection with his employment with us on a part-time basis assessing potential acquisition opportunities and for other miscellaneous matters, $7,026 for a car allowance, and $12,690 for medical, dental, vision, disability and life insurance coverage.

The members of our board of directors also are entitled to reimbursement of their expenses, in accordance with our policy, incurred in connection with attendance at board and committee meetings and conferences with our senior management. We do not offer our non-employee directors any perquisites or other forms of compensation for service on our board of directors.

The following table sets forth the number of unvested restricted stock awards and restricted stock units held by each of our non-employee directors as of December 31, 2010. None of our non-employee directors held any stock options as of December 31, 2010.

Name	Stock Awards and Units Outstanding at 12/31/10 (# of shares)
Michael E. Boxer	15,936
Robert M. Le Blanc	—
M. Bernard Puckett	15,936
Linda Rosenstock, MD	15,936
Glenn S. Schafer	15,936
William C. Scott	15,936
Michael D. Stephens	15,936

Compensation Risk Assessment

In 2010, our Compensation Committee and management reviewed the design and operation of our compensation programs, with input from PM&P, the Compensation Committee’s compensation consultant. The review included an assessment of the level of risk associated with our executive compensation program as well as incentive plans at other levels of the organization. As part of this review and assessment, the Compensation Committee identified the following features, among others, that work to avoid, discourage, or mitigate excessive or unnecessary risk taking:

•	Our pay philosophy targets compensation at market competitive levels and emphasizes performance-based awards;

•	The elements of our compensation programs (base pay, short-term incentive and long-term incentives) are appropriately balanced.

•	The timing of incentive award payouts and/or vesting is generally linked to future performance.

•	Incentive plans utilize a diversified set of financial and non-financial performance metrics that are measured at combinations of organizational and individual levels.

•

Long-term incentive awards provide a mix of equity vehicles, including stock options, performance-vesting restricted stock and time-vesting restricted stock, which are all subject to multi-year vesting schedules.

•	Individual awards under our performance incentive plans are capped at specified maximum levels.

•	Award accruals and payments are monitored on an ongoing basis by management, and with respect to our executive officers, by the Compensation Committee.

Additional features of our executive compensation program include:

•	The Compensation Committee provides ongoing oversight.

•	The Compensation Committee sets performance measures and goals under our annual performance bonus plans to ensure resulting payouts are appropriate for a given level of achievement.

•

Our performance bonus plans incorporate the exercise of negative discretion on the part of the Compensation Committee, which allows them discretion to make downward adjustments of payouts in response to our financial or operational performance.

•	Our stock ownership guidelines promote long-term ownership of our stock and further align executives with the long-term interests of our stockholders.

•	Our policy to claw back certain bonus amounts in the event of a restatement of our financial statements helps to ensure executives act in the best interests of our company and its stockholders.

•	A prohibition on insider trading.

We believe that our compensation programs effectively link performance-based compensation to the achievement of long-term and short-term goals, and does not encourage unnecessary or excessive risk taking. Based on the foregoing review and assessment, we believe that our compensation policies and practices for employees are not reasonably likely to have a material adverse effect on us.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves, or in the past year has served, as a member of our board of directors or compensation committee of any other entity that has executive officers who have served on our board of directors or compensation committee. Robert M. Le Blanc, M. Bernard Puckett, Glenn S. Schafer (Chairman) and Michael D. Stephens are currently members of the Compensation Committee.

Robert M. Le Blanc serves as a Managing Director of Onex Corporation. We have an agreement with Onex Partners Manager LP, or Onex Manager, a wholly-owned subsidiary of Onex Corporation, which together with its affiliates beneficially owned approximately 77.2% of the voting power of our outstanding common stock as of March 21, 2011. In exchange for providing us with corporate finance and strategic planning consulting services, we pay Onex Manager an annual fee of $0.5 million. We reimburse Onex Manager for out-of-pocket expenses incurred in connection with the provision of services pursuant to the agreement. In addition, stockholders who held over 89.3% of the voting power of our outstanding common stock as of March 21, 2011, including Onex Corporation, are party to an investor stockholders’ agreement. Under this agreement, these stockholders have agreed to vote their shares on matters presented to the stockholders as specifically provided in the investor stockholders’ agreement, or, if not so provided, in the same manner as Onex. In particular, each non-Onex party agreed to vote all of their shares to elect to our board of directors such individuals as may be designated by Onex from time to time. Mr. Le Blanc has been designated to serve on our board of directors by Onex.

Michael D. Stephens currently serves as Chairman of the Board of Cal-Optima, an integrated healthcare system that administers health insurance programs for Orange County children, low-income families, and persons with disabilities. Mr. Stephens abstains from voting on matters brought before either board that relate to the other entity or in the case of Cal-Optima’s board, that relate to skilled nursing facility payments in any way.

AUDIT MATTERS

Audit Committee Report

Following is the report of the Audit Committee with respect to Skilled Healthcare Group, Inc.’s audited financial statements for the fiscal year ending December 31, 2010, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2010 and the notes thereto.

The Audit Committee has reviewed and discussed our audited financial statements (including the quality of Skilled Healthcare Group, Inc.’s accounting principles) with management. Our management is responsible for the preparation, presentation and integrity of our financial statements. Management is also responsible for establishing and maintaining internal controls over financial reporting (as defined in Exchange Act Rule 13a-15(f)) and for evaluating the effectiveness of those internal controls and for evaluating any changes in those controls that will, or is reasonably likely to, affect internal controls over financial reporting. Management is also responsible for establishing and maintaining disclosure controls (as defined in Exchange Act Rule 13a-15(e)) and for evaluating the effectiveness of disclosure controls and procedures.

The Audit Committee has reviewed and discussed our audited financial statements (including the quality of our accounting principles) with Ernst & Young LLP. The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. Further, the Audit Committee reviewed Ernst & Young LLP’s Report of Independent Registered Public Accounting Firm included in our Annual Report on Form 10-K related to its audit of the consolidated financial statements and financial statement schedules.

The Audit Committee has also received written disclosures and the letter from Ernst & Young LLP required by applicable requirements of Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young LLP its independence from us.

Based on the review and discussions referred to above, the Audit Committee recommended to the board of directors of Skilled Healthcare Group, Inc. that its audited financial statements be included in the its Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

Submitted by:	Michael E. Boxer (Chairman)
M. Bernard Puckett
Glenn S. Schafer
Members of the Audit Committee

PROPOSAL 2: ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, we are seeking non-binding advisory stockholder approval of the compensation of our Named Executive Officers as disclosed in the section of this proxy statement entitled “Executive Compensation.” The vote does not address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Although the vote is non-binding, the board of directors and the Compensation Committee will review the voting results in connection with their regular evaluations of our compensation programs.

Stockholders are being asked to vote on the following advisory resolution:

RESOLVED, that the stockholders of Skilled Healthcare Group, Inc. hereby approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Compensation Discussion and Analysis section and the related tabular and narrative disclosure in the company’s proxy statement for the 2011 Annual Meeting of Stockholders.

The compensation paid to our executive officers is based on an overall program design that ties a substantial percentage of an executive’s compensation to the attainment of financial and other performance measures that the board of directors and Compensation Committee believe promote the creation of long-term stockholder value and position our company for long-term success. As described more fully in the foregoing Compensation Discussion and Analysis section of this proxy statement, the mix of fixed and performance-based compensation, the terms of our annual performance plan and our long-term incentive awards, as well as the terms of our executives’ employment agreements, are designed to enable us to attract and maintain top talent while, at the same time, creating a close relationship between performance and compensation.

Our board of directors believes that the design of our compensation programs, the information provided above and the disclosure in the Compensation Discussion Analysis section of this proxy statement demonstrate the aforementioned objectives. Stockholders are urged to read the Compensation Discussion and Analysis section of this proxy statement, which discusses in detail how our compensation policies and procedures implement our compensation philosophy.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADOPTION OF THE FOREGOING RESOLUTION TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS SECTION AND THE RELATED TABULAR AND NARRATIVE DISCLOSURE IN THIS PROXY STATEMENT.

PROPOSAL 3: ADVISORY VOTE ON FREQUENCY OF FUTURE VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

As described in Proposal 2 above, our stockholders are being provided the opportunity to cast a non-binding advisory vote on the compensation of our Named Executive Officers. We refer to the non-binding advisory vote on the compensation of our Named Executive Officers described in Proposal 2 above as a “say-on-pay vote.”

This Proposal 3 affords stockholders the opportunity to cast a non-binding advisory vote on how often we should include a say-on-pay vote in our proxy materials for future annual stockholder meetings. Under this Proposal 3, stockholders may vote to have the say-on-pay vote every year, every two years or every three years. Stockholders may also abstain from voting on this proposal.

Our board of directors has determined that an advisory vote on the compensation of our Named Executive Officers that occurs every year is the most appropriate alternative for us. Therefore our board of directors recommends that you vote to have the advisory vote on executive compensation every year. In formulating its recommendation, our board of directors considered that an annual advisory vote on the compensation of our Named Executive Officers will allow our stockholders to provide us on an annual basis with their views on our overall compensation philosophy, policies and practices as disclosed in the proxy statement. We also believe an annual advisory vote on the compensation of our Named Executive Officers will enable us to respond more quickly to stockholder concerns and provide us with the stockholder feedback we need to adequately assess whether our compensation programs and goals warrant change from year to year. Our Compensation Committee and board of directors value the opinions expressed by stockholders in these votes and will consider the outcome of these votes in making their decisions on the compensation of our Named Executive Officers.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR “EVERY YEAR” AS THE FREQUENCY FOR HOLDING FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 4: APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE SKILLED HEALTHCARE GROUP, INC. 2007 INCENTIVE AWARD PLAN

We are asking our stockholders to approve the amendment and restatement of the Amended and Restated Skilled Healthcare Group, Inc. 2007 Incentive Award Plan, which we sometimes refer to as the “2007 Plan,” to increase the number of shares of our Class A common stock that may be issued under the 2007 Plan by 1,850,000 shares, from 2,623,181 shares to 4,473,181 shares.

Upon recommendation of our Compensation Committee, our board of directors approved the amendment and restatement of the 2007 Plan on February 10, 2011 (the “2011 Amendment and Restatement”), subject to stockholder approval.

The purpose of the 2011 Amendment and Restatement is to increase the number of shares that may be issued pursuant to awards under the 2007 Plan in order to provide additional incentive for employees, members of our board of directors, and consultants to promote our success and enhance our value by linking their personal interests to those of our stockholders.

If our stockholders approve the 2011 Amendment and Restatement of the 2007 Plan, such approval will be considered approval of (i) the material terms of the performance goals under the 2007 Plan, as amended and restated, for purposes of Section 162(m) of the Code, and (ii) the 2007 Plan for purposes of Section 422 of the Code. If the 2011 Amendment and Restatement to the 2007 Plan is not approved by our stockholders, the 2007 Plan, as in effect immediately prior to the adoption of the 2011 Amendment and Restatement by our board of directors, will remain in full force and effect.

The principal features of the full 2007 Plan, as proposed to be amended by the 2011 Amendment and Restatement, are summarized below for the convenience and information of our stockholders. This summary is qualified in its entirety by reference to the 2007 Plan and the proposed 2011 Amendment and Restatement of the 2007 Plan. A copy of the 2007 Plan as it currently exists was filed as Appendix A to our definitive proxy statement filed with the SEC on April 7, 2008 in connection with our 2008 annual meeting of stockholders. A copy of the 2007 Plan, as proposed to be amended by the 2011 Amendment and Restatement, is attached as Exhibit A to this proxy statement. We encourage you to read the 2007 Plan and the proposed 2011 Amendment and Restatement carefully.

Administration

The Compensation Committee of our board of directors currently administers the 2007 Plan, except with respect to awards granted to non-employee directors, which are administered by the full board of directors. The Compensation Committee may delegate its authority to grant awards to one or more members of our board of directors or one or more of our officers. Any such officer will not be delegated the authority to grant awards to executive officers and certain senior executives of the company. Our board of directors may assume authority for administration of the 2007 Plan at any time, except with respect to matters which under Rule 16b-3 or Section 162(m) of the Code are required to be determined in the sole discretion of the Compensation Committee.

Subject to the terms and conditions of the 2007 Plan, the administrator has the authority to select the persons to whom awards are to be made, to determine the number of shares to be subject to awards and the terms and conditions of awards, to revise awards and to make all other determinations and take all other actions necessary or advisable for the administration of the 2007 Plan. The administrator is also authorized to adopt, amend or rescind rules relating to administration of the 2007 Plan.

Securities Subject to the 2007 Plan

As of March 21, 2011, the maximum aggregate number of shares of our Class A common stock that could be issued or transferred pursuant to awards under the 2007 Plan was 2,623,181 shares (which does not include the additional 1,850,000 shares we are asking stockholders to approve under this proposal).

The 2007 Plan contains the following counting and replenishment provisions:

•

To the extent that an award granted under the 2007 Plan terminates, expires, lapses or is forfeited for any reason, any shares subject to the award at such time will be available for future grants under the 2007 Plan;

•

If any shares of restricted stock are surrendered by a participant or repurchased by us pursuant to the terms of the 2007 Plan, such shares also will be available for future grants under the 2007 Plan;

•

To the extent that shares are tendered or withheld to satisfy the exercise price or tax withholding obligation with respect to any award under the 2007 Plan, such tendered or withheld shares will not be available for future grants under the 2007 Plan;

•	To the extent required under Section 162(m) of the Code, shares subject to canceled awards will continue to be counted against this award limit;

•	The payment of dividend equivalents in conjunction with any outstanding awards will not be counted against the shares available for issuance under the 2007 Plan; and

•

To the extent permitted by applicable law or any exchange rule, shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by us or any of our subsidiaries will not be counted against the shares available for issuance under the 2007 Plan.

In no event, however, will any shares of our Class A common stock again be available for future grants under the 2007 Plan if any action described above would prevent us from being able to grant stock options under the 2007 Plan that qualify as “incentive stock options” under Section 422 of the Code.

The shares of our Class A common stock covered by the 2007 Plan may be treasury shares, authorized but unissued shares, or shares purchased in the open market. For purposes of the 2007 Plan, the “fair market value” of a share of our Class A common stock as of any given date is the closing sales price for a share of Class A common stock on such date, or, if there is no closing sales price for the Class A common stock on the date in question, the closing sales price for a share of Class A common stock on the last preceding date for which such quotation exists, as reported in the Wall Street Journal, or such other source as the administrator deems reliable. The closing sales price for a share of our Class A common stock on March 21, 2011 was $13.07, as reported by the New York Stock Exchange.

No participant may be granted stock-based awards under the 2007 Plan in any calendar year covering more than 561,000 shares, except that in the year of initial hiring of an employee, the maximum number of shares of our Class A common stock with respect to one or more stock-based awards that may be granted to such employee during the year of initial hiring will not exceed 841,500 shares.

The maximum number of shares of our Class A common stock subject to stock-based awards that may be granted under the 2007 Plan, or that may be granted to any individual participant during any calendar year, is subject to adjustment in the event of any recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin off or other transaction that affects our Class A common stock, as described below under “— Adjustments for Stock Splits, Reorganizations, and Mergers.”

Eligibility

Our employees, non-employee directors and consultants, and the employees and consultants of our subsidiaries, are eligible to receive awards under the 2007 Plan. As of March 7, 2011, there were approximately 14,540 eligible employees and consultants and seven eligible non-employee directors. The administrator determines which of our employees, consultants and directors will be granted awards. No employee, non-employee director or consultant is entitled to participate in the 2007 Plan as a matter of right, nor does any such participation constitute assurance of continued employment or service with us. Only those employees, non-employee directors and consultants who are selected to receive grants by the administrator may participate in the 2007 Plan.

Awards Under the 2007 Plan

The 2007 Plan provides that the administrator may grant or issue stock options, stock appreciation rights, restricted stock, restricted stock units, deferred stock, dividend equivalents, performance awards and stock payments, or any combination thereof, to any eligible participant. Each award granted will be set forth in a separate written agreement with the participant receiving the award indicating the type, terms and conditions of the award.

Non-Qualified Stock Options. Non-qualified stock options provide for the right to purchase shares of our Class A common stock at a specified price not less than the fair market value on the date of grant, and usually become exercisable (in the discretion of the administrator) in one or more installments after the grant date, subject to the participant’s continued employment or service with us during the applicable vesting period and/or subject to the satisfaction of corporate or individual performance targets established by the administrator. Non-qualified stock options may be granted for any term specified by the administrator, but may not exceed ten years.

Incentive Stock Options. Incentive stock options are designed to comply with the applicable provisions of the Code, and are subject to certain restrictions contained in the Code. Among such restrictions, incentive stock options must have an exercise price not less than the fair market value of a share of our class A common stock on the date of grant, may only be granted to employees, and must not be exercisable after a period of ten years measured from the date of grant. Incentive stock options, however, may be subsequently modified to disqualify them from treatment as incentive stock options. The total fair market value of shares (determined as of the respective date or dates of grant) for which one or more options granted to any employee by us (including all options granted under the 2007 Plan and all of our other option plans or option plans of our parent or subsidiary corporations) may for the first time become exercisable as incentive stock options during any one calendar year cannot exceed the sum of $100,000. To the extent this limit is exceeded, the options granted will be treated as non-qualified stock options. In the case of an incentive stock option granted to an individual who owns (or is deemed to own) more than 10% of the total combined voting power of all classes of our stock or the stock of our parent or any of our subsidiary corporations, which we sometimes refer to as a 10% Owner, the 2007 Plan provides that the exercise price of an incentive stock option must be at least 110% of the fair market value of a share of our class A common stock on the date of grant and the incentive stock option must not be exercisable after a period of five years measured from the date of grant.

Like non-qualified stock options, incentive stock options usually become exercisable (in the discretion of the administrator) in one or more installments after the grant date, subject to the participant’s continued employment or service with us during the applicable vesting period and/or subject to the satisfaction of corporate or individual performance targets established by the administrator.

Restricted Stock. Restricted stock may be issued at such price, if any, and may be made subject to such restrictions, as may be determined by the administrator, including vesting based on continued employment or service or satisfaction of performance goals or other criteria. Restricted stock typically may be repurchased by us at the original purchase price, if any, or forfeited, if the vesting conditions and other restrictions are not met. In general, restricted stock may not be sold, or otherwise hypothecated or transferred, until the restrictions applicable to such shares are removed or expire. Recipients of restricted stock, unlike recipients of options or restricted stock units, generally have voting rights and receive dividends prior to the time when the restrictions lapse. However, extraordinary dividends generally will be placed in escrow, and will not be released until the restrictions are removed or expire.

Performance Awards. Performance awards may be granted by the administrator to employees, consultants or non-employee directors based upon, among other things, the contributions or responsibilities of the particular recipient. Generally, the amount paid or distributed under performance awards will be based on specific performance goals and may be paid in cash or in shares of our class A common stock, or in a combination of both, at the election of the administrator. Performance awards may also include bonuses granted by the administrator, which may be payable in cash or in shares of our Class A common stock, or in a combination of both, upon attainment of specified performance goals.

Section 162(m) “Performance-Based” Awards. The administrator may grant stock options, stock appreciation rights, restricted stock, restricted stock units, deferred stock, dividend equivalents, performance awards and stock payments under the 2007 Plan that are paid, vest or become exercisable upon the achievement of specified performance goals, which are related to one or more of the following performance criteria, as applicable to us, on an overall basis, or any subsidiary, division, operating unit or individual:

•	net earnings (either before or after interest, taxes, depreciation and/or amortization);

•	gross or net sales or revenue;

•	net income (either before or after taxes);

•	operating earnings;

•	cash flow (including, but not limited to, operating cash flow and free cash flow);

•	return on assets;

•	return on capital;

•	return on stockholders’ equity;

•	return on sales;

•	gross or net profit or operating margin;

•	costs;

•	funds from operations;

•	expense;

•	working capital;

•	earnings per share;

•	price per share of our Class A common stock;

•	regulatory body approval for commercialization of a product or service;

•	implementation or completion of critical projects; and

•	market share.

Performance goals established based on the performance criteria may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to the results of a peer group. Achievement of each performance goal will be determined in accordance with United States generally accepted accounting principles to the extent applicable. Performance goals will be specified in the recipient’s award agreement. The administrator will establish performance goals and criteria in accordance with the requirements of Section 162(m) of the Code and Treasury Regulations thereunder.

To the extent permitted under Section 162(m) of the Code, the administrator may provide that certain adjustments will be made for purposes of determining the achievement of one or more of the performance goals established for a performance award. Any such adjustments will be objectively determinable and will be intended to prevent the dilution or enlargement of the benefits to which the participant may become entitled in the event of any unusual or extraordinary corporate item, transaction, event, or development, or in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting us, or our financial statements, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

No individual may receive cash-settled performance awards in any fiscal year having an aggregate maximum amount payable in excess of $1 million.

Dividend Equivalents. Dividend equivalents represent the value of the dividends per share paid by us, if any, calculated with reference to a specified number of shares covered by stock options, stock appreciation rights or other awards held by the participant. Dividend equivalent rights may be granted alone or in connection with stock options, stock appreciation rights or other equity awards granted to the participant under the 2007 Plan. Dividend equivalents may be paid in cash or shares of our class A common stock, or in a combination of both, at the election of the administrator.

Stock Payments. Stock payments may be authorized by the administrator in the form of our Class A common stock or an option or other right to purchase Class A common stock and may, without limitation, be issued as part of a deferred compensation arrangement in lieu of all or any part of compensation — including, without limitation, salary, bonuses, commissions and directors’ fees — that would otherwise be payable in cash to the employee, non-employee director or consultant.

Deferred Stock Awards. Deferred stock awards provide for the right to receive shares of our Class A common stock. Deferred stock may not be sold or otherwise hypothecated or transferred until the shares are issued. Deferred stock will not be issued until the deferred stock award has vested, and until the occurrence of a distribution date or event specified by the administrator. Recipients of deferred stock generally will have no voting rights, dividend rights or other rights prior to the time when the vesting conditions are satisfied and the shares are issued. Deferred stock awards generally are forfeited, and the underlying shares of deferred stock will not be issued, if the applicable vesting conditions and other restrictions are not met. The administrator may permit a participant to elect his or her distribution date or event, subject to the requirements of Section 409A of the Code.

Restricted Stock Units. Restricted stock units entitle the holder to receive shares of our Class A common stock, subject to the removal of restrictions which may include completion of the applicable vesting service period or the attainment of pre-established performance goals. The shares of our Class A common stock issued pursuant to vested restricted stock units may be distributed beyond the time at which the restricted stock units vest. The administrator may permit a participant to elect his or her distribution date or event, subject to the requirements of Section 409A of the Code. Restricted stock units may not be sold, or otherwise hypothecated or transferred, and holders of restricted stock units do not have voting rights. Restricted stock units generally are forfeited, and the underlying shares of stock are not issued, if the applicable vesting conditions and other restrictions are not met.

Stock Appreciation Rights. Stock appreciation rights provide for the payment of an amount to the holder based upon increases in the price of our Class A common stock over a set base price. The administrator may grant coupled stock appreciation rights or independent stock appreciation rights under the 2007 Plan.

A coupled stock appreciation right will relate to a particular option and will be exercisable only when and to the extent the related option is exercisable. A coupled stock appreciation right may be granted for no more than the number of shares subject to the simultaneously granted option to which it is coupled. If a participant (or another person entitled to exercise the option pursuant to the 2007 Plan) is granted a coupled stock appreciation right, he or she will be entitled to surrender to us the unexercised portion of the option to which the coupled stock appreciation right relates (to the extent then exercisable pursuant to its terms) in exchange for an amount based upon the increase in the fair market value of our Class A common stock over the established exercise price of the coupled stock appreciation right, subject to any limitations the administrator may impose.

The term of an independent stock appreciation right will be set by the administrator, but may not be more than ten years from the date of grant. The exercise price of any independent stock appreciation right granted under the Plan will be set by the administrator, but must be at least 100% of the fair market value of a share of our Class A common stock on the date of grant.

Stock appreciation rights under the 2007 Plan may be settled in cash or shares of our Class A common stock, or in a combination of both, at the election of the administrator. Stock appreciation rights may be granted in connection with stock options or other awards, or separately.

Vesting and Exercise of Awards

The applicable award agreements contain the period during which the right to exercise the award in whole or in part vests, in addition to any other conditions required for vesting. At any time after the grant of an award, the administrator may accelerate the period during which such award vests, subject to certain limitations. No portion of an award which is not vested at a participant’s termination of employment, termination of board service, or termination of consulting relationship will subsequently become vested, except as may be otherwise provided by the administrator either in the agreement relating to the award or by action following the grant of the award.

Generally, an option or stock appreciation right may only be exercised while such person remains our employee, director or consultant, as applicable, or for a specified period of time (up to the remainder of the award term) following the participant’s termination of employment or service. An award may be exercised for any vested portion of the shares subject to such award until the award expires. Any unvested portion of an award generally will expire and be cancelled as of the date of a participant’s termination of employment or service.

Only whole shares of our Class A common stock may be purchased or issued pursuant to an award. Any required payment for the shares subject to an award, plus all applicable withholding taxes, will be paid in the form of cash or a check payable to us in the amount of the aggregate purchase price plus all applicable withholding taxes. However, the administrator may, in its discretion, and subject to applicable laws, allow payment through one or more of the following:

•	the participant’s delivery of certain shares of Class A common stock owned by the participant;

•	the participant’s surrender of shares of Class A common stock which would otherwise be issuable upon exercise or vesting of the award;

•	the participant’s delivery of property of any kind which constitutes good and valuable consideration;

•

with respect to options, a sale and remittance procedure pursuant to which the participant will place a market sell order with a broker with respect to the shares of Class A common stock then issuable upon exercise of the option and the broker will timely pay a sufficient portion of the net proceeds of the sale to us in satisfaction of the option exercise price for the purchased shares plus all applicable income and employment taxes we are required to withhold by reason of such exercise; or

•	any combination of the foregoing.

An otherwise permissible manner of payment, however, will not be allowed to the extent that the administrator determines it may result in an extension or maintenance of credit or an arrangement for the extension of credit, in the form of a personal loan to or for any director or executive officer of the company that is prohibited by Section 13(k) of the Securities and Exchange Act of 1934, as amended, or otherwise violates any applicable law.

We have the right to deduct or withhold, or require the participant to remit to us, an amount sufficient to satisfy federal, state, local and foreign taxes required by law to be withheld with respect to the issuance, vesting, payment, exercise or any other taxable event relating to an award.

Transferability of Awards

Awards generally may not be sold, pledged, assigned or transferred in any manner other than by will or by the laws of descent and distribution or, subject to the consent of the administrator of the 2007 Plan, pursuant to a domestic relations order, unless and until such award has been exercised, or the shares underlying such award have been issued, and all restrictions applicable to such shares have lapsed. Non-qualified stock options may also be transferred with the administrator’s consent to certain family members and trusts. Awards may be exercised, during the lifetime of the holder, only by the holder or a permitted transferee.

Equity Award Grants in 2010

The following table sets forth summary information concerning the number of shares of our Class A common stock subject to outstanding grants made under the 2007 Plan to our executive officers, directors and other employees in fiscal year 2010.

Equity Award Transactions

Name	Number of Shares Underlying Option Grants (#)	Weighted Average Exercise Price ($)	Number of Shares Underlying Restricted Stock Grants (#)
Named Executive Officers:
Boyd W. Hendrickson, Chairman and Chief Executive Officer	53,516	$5.91	152,284
Jose C. Lynch, Director, President and Chief Operating Officer	160,548	$5.91	50,761
Devasis Ghose, Chief Financial Officer	89,193	$5.91	33,840
Roland G. Rapp, Chief Administrative Officer, General Counsel and Secretary	124,870	$5.91	33,840
Matt Moore, Executive Vice President of Inpatient Operations	17,442	$6.84	7,989
Other Directors:
Michael E. Boxer, Director	—	—	15,936
Robert M. Le Blanc, Lead Director	—	—	—
M. Bernard Puckett, Director	—	—	15,936
Glenn S. Schafer, Director	—	—	15,936
William C. Scott, Director	—	—	15,936
Michael D. Stephens, Director	—	—	15,936
Linda Rosenstock, M.D., Director	—	—	15,936
Bruce A. Yarwood, Director	—	—	—
All executive officers as a group (13 persons)	519,339	$6.07	338,952
All directors who are not executive officers as a group (8 persons)	—	—	95,616
All employees, including current officers who are not executive officers, as a group (approximately 75 persons)	12,000	$5.91	198,000

Adjustments for Stock Splits, Recapitalizations and Mergers

In the event of any dividend or other distribution, recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of our assets, or exchange of our Class A common stock or other securities, issuance of warrants or other rights to purchase our Class A common stock or other securities, or other similar corporate transaction or event, then the administrator will make proportionate adjustments to any or all of:

•	the number and kind of shares of our class A common stock (or other securities or property) with respect to which awards may be granted or awarded under the 2007 Plan;

•

the maximum number of shares of our class A common stock (or other securities or property) that may be granted subject to stock-based awards under the 2007 Plan to any individual during any calendar year;

•	the number and kind of shares of our class A common stock (or other securities or property) subject to outstanding awards under the 2007 Plan; and

•	the grant or exercise price with respect to any outstanding award.

In addition, in the event of any transaction or event described in the immediately preceding paragraph or in the event of certain other unusual or nonrecurring transactions or events affecting us or any of our affiliates, or our financial statements or the financial statements of any of our affiliates, or of changes in applicable laws, regulations or accounting principles, the administrator may, in its discretion and on such terms and conditions as it deems appropriate, take one or more of the following actions:

•

provide for the purchase of an award for an amount of cash equal to the amount that could have been attained upon the exercise of such award or realization of the participant’s rights had such award been currently exercisable or payable or fully vested;

•	provide for the replacement of one or more awards with other rights or property selected by the administrator in its sole discretion;

•	provide that the award cannot vest, be exercised or become payable after such event;

•	provide that the award will be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in the award agreement or the 2007 Plan;

•

provide that one or more awards will be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or will be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

•

adjust the number and type of shares of our class A common stock (or other securities or property) subject to outstanding awards, and/or in the terms and conditions of (including the grant, exercise or purchase price), and the criteria included in, outstanding options, rights and awards and options, rights and awards that may be granted in the future; and

•

provide that, for a specified period of time prior to such event, the restrictions imposed under an award agreement upon some or all shares of restricted stock, restricted stock units or deferred stock may be terminated, and, in the case of restricted stock, some or all shares of such restricted stock may cease to be subject to repurchase or forfeiture after such event.

No adjustment or action permitted under the 2007 Plan, however, will be authorized to the extent that such adjustment or action would:

•	cause an award to fail to qualify as “performance-based compensation” under Section 162(m) of the Code if such award is intended to so qualify;

•	cause the 2007 Plan to violate Section 422(b)(1) of the Code;

•

result in short-swing profits liability under Section 16 of the Securities and Exchange Act of 1934, as amended, or violate the exemptive conditions of Rule 16b-3 promulgated thereunder, unless the administrator determines that the award is not intended to comply with such exemptive conditions;

•	cause an award to fail to comply with Section 409A of the Code or the Treasury Regulations thereunder, to the extent applicable to such award; or

•	affect or restrict our right or power or the right or power of our stockholders to make or authorize any adjustment to our capital structure or business or any corporate act or proceeding.

Change in Control

In the event of a “Change in Control” (as defined in the 2007 Plan), each outstanding award is to be assumed, or substituted for an equivalent award, by the successor corporation. If the successor corporation does not provide for the assumption or substitution of the awards, the administrator may cause all awards to become fully exercisable prior to the consummation of the transaction constituting a Change in Control. If an award becomes exercisable in lieu of assumption or substitution in connection with a Change in Control, the award will be exercisable for 15 days and will terminate at the end of such period. The award agreements pursuant to which grants of restricted stock are made under the 2007 Plan generally provide that the forfeiture restrictions applicable to the grant will automatically lapse upon a Change of Control.

Amendment and Termination of the 2007 Plan

The administrator may amend the 2007 Plan at any time, subject to stockholder approval to the extent required by applicable law or regulation or the listing standards of the New York Stock Exchange (or any other market or stock exchange on which our Class A common stock is at the time primarily traded).

Stockholder approval will be specifically required to increase the number of shares available for issuance under the 2007 Plan or decrease the exercise price of any outstanding stock option or stock appreciation right granted under the 2007 Plan. In addition, except as described under “Adjustments for Stock Splits, Recapitalizations, and Mergers,” the administrator may not, without the approval of our stockholders: (i) authorize the amendment of any outstanding award to reduce its price per share, (ii) authorize the cancellation of any outstanding award in exchange for the grant of an award having a lesser price per share, or (iii) authorize the cancellation of any outstanding stock option or stock appreciation right in exchange for restricted stock or any other award. The administrator will have the authority, without the approval of our stockholders, to amend any outstanding stock option or stock appreciation right to increase its price per share or to cancel and replace a stock option or stock appreciation right with the grant of another stock option or stock appreciation right having a price per share that is greater than or equal to the price per share of the original stock option or stock appreciation right.

The administrator may terminate the 2007 Plan at any time. However, in no event may an award be granted pursuant to the 2007 Plan on or after April 25, 2017.

Federal Income Tax Consequences Associated with the 2007 Plan

The following is a general summary under current law of the material federal income tax consequences to participants in the 2007 Plan. This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and employment taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary does not discuss all aspects of federal income taxation that may be relevant in light of a holder’s personal circumstances. This summarized tax information is not tax advice and a holder of an award should rely on the advice of his or her legal and tax advisors.

Non-Qualified Stock Options. If an optionee is granted a non-qualified stock option under the 2007 Plan, the optionee should not have taxable income on the grant of the option. Generally, the optionee will recognize ordinary income at the time of exercise in an amount equal to the difference between the option exercise price and the fair market value of a share of our Class A common stock at such time, multiplied by the number of shares for which the non-qualified stock option is exercised. The optionee’s basis in the stock for purposes of determining gain or loss on subsequent disposition of such shares will be equal to the fair market value of the Class A common stock on the date the optionee exercises such option. Any subsequent gain or loss should be taxable as long-term or short-term capital gain or loss, depending on how long the optionee has held the shares at the time of disposition.

Incentive Stock Options. No taxable income should be recognized by the optionee at the time of the grant of an incentive stock option, and no taxable income should be recognized for regular tax purposes at the time the option is exercised; however, the excess of the fair market value of the shares of Class A common stock received over the option exercise price paid will be an “item of adjustment” for alternative minimum tax purposes. The optionee should recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a taxable disposition. For federal income tax purposes, dispositions are divided into two categories: qualifying and disqualifying. A qualifying disposition generally occurs if the sale or other disposition is made more than two years after the date the option for the shares involved in such sale or disposition is granted and more than one year after the date the shares are transferred upon exercise. If the sale or disposition occurs before these two periods are satisfied, then a disqualifying disposition generally will result.

Upon a qualifying disposition, the optionee should recognize long-term capital gain in an amount equal to the excess of the amount realized upon the sale or other disposition of the purchased shares over the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of the fair market value of those shares on the exercise date (or, if less, the price at which the shares are sold) over the exercise price paid for the shares should be taxable to the optionee as ordinary income. Any additional gain or loss recognized upon the disposition should be taxable as long-term or short-term capital gain or loss, depending on how long the optionee has held the shares at the time of disposition.

An option will only qualify as an incentive stock option to the extent that the aggregate fair market value of the shares with respect to which the option first becomes exercisable in any calendar year is equal to or less than $100,000. For purposes of this rule, the fair market value of the shares is determined as of the date the incentive stock option is granted. To the extent a stock option intended to qualify as an incentive stock option under Section 422 of the Code is exercisable for shares in excess of this $100,000 limitation, the excess portion of the stock option will be taxable as a non-qualified stock option. In addition, an incentive stock option exercised more than three months after an optionee terminates employment, other than by reason of death or disability, generally will be taxable as a non-qualified stock option.

We will not be entitled to any federal income tax deduction if the optionee makes a qualifying disposition of the shares. If the optionee makes a disqualifying disposition of the shares, then generally, we will be entitled to a federal income tax deduction for the taxable year in which such disposition occurs, equal to the ordinary income recognized by the optionee.

Restricted Stock. In general, a participant should not be taxed upon the grant or purchase of restricted stock that is subject to a “substantial risk of forfeiture,” within the meaning of Section 83 of the Code. However, at the time the restricted stock is no longer subject to the substantial risk of forfeiture (e.g., when the restrictions lapse on a vesting date or the vesting conditions are satisfied) or the shares become transferable, the participant should recognize ordinary income on the difference, if any, between the fair market value of the shares of restricted stock (disregarding any restrictions which may lapse, such as vesting restrictions) on the date the restrictions lapsed or the shares become transferable and the amount the participant paid, if any, for such restricted stock. Recipients of restricted stock under the 2007 Plan may, however, make an election under Section 83(b) of the Code to be taxed at the time the restricted stock is transferred to the recipient in an amount equal to the difference, if any, between the fair market value of the restricted stock (disregarding any restrictions which may lapse, such as vesting restrictions) on the date of transfer and the amount the participant paid, if any, for such restricted stock. If a timely Section 83(b) election is made, the participant should not recognize any additional income as and when the restrictions applicable to the restricted stock lapses.

Performance Awards and Dividend Equivalents. A recipient of a performance award or a dividend equivalent award generally will not recognize taxable income at the time of grant. However, at the time such an award is paid, whether in cash or in shares of class A common stock, the participant will recognize ordinary income equal to value received.

Stock Payments. A participant who receives a stock payment generally should recognize taxable ordinary income in an amount equal to the fair market value of the shares received.

Deferred Stock Awards. A recipient of a deferred stock award generally will not recognize taxable income upon the grant of such award. However, when a deferred stock award vests and the shares are issued to the recipient, the recipient generally will recognize ordinary income in an amount equal to the fair market value of the shares on the date of issuance less the purchase price, if any, paid for such shares.

Restricted Stock Units. A recipient of a restricted stock unit award generally will not recognize taxable income upon the grant of such award. When an award is settled, whether in cash or shares of Class A common stock, the recipient generally will recognize ordinary income in an amount equal to the fair market value of the shares received.

Stock Appreciation Rights. A participant generally will not recognize taxable income upon the receipt of a stock appreciation right. However, upon exercise of a stock appreciation right, the cash or the fair market value of the shares received will be taxable to the recipient as ordinary income in the year of such exercise.

Tax Deductions and Section 162(m) of the Code. Except as otherwise described above with respect to incentive stock options, we generally should be entitled to a federal income tax deduction at the same time and for the same amount as the recipient recognizes ordinary income, subject to the limitations of Section 162(m) of the Code with respect to compensation paid to certain “covered employees.” Under Section 162(m), income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid) for certain executive officers exceeds $1 million in any one year. The Section 162(m) deduction limit, however, does not apply to certain “performance-based compensation” as provided for by the Code and established by an independent compensation committee. In particular, stock options and stock appreciation rights will satisfy the “performance-based compensation” exception if the awards are made by a qualifying compensation committee, the underlying plan sets the maximum number of shares that can be granted to any person within a specified period and the compensation is based solely on an increase in the stock price after the grant date (i.e., the exercise price or base price is greater than or equal to the fair market value of the stock subject to the award on the grant date). Other awards granted under the 2007 Plan may qualify as “performance-based compensation” for purposes of Section 162(m), if such awards are granted or vest based upon the achievement of one or more pre-established objective performance goals using one of the performance criteria described above.

The 2007 Plan is structured in a manner that is intended to provide the compensation committee with the ability to provide awards that satisfy the requirements for qualified “performance-based compensation” under Section 162(m) of the Code. In the event the compensation committee determines that it is in our best interests to make use of such awards, the remuneration attributable to those awards should not be subject to the $1 million limitation. We have not, however, requested a ruling from the Internal Revenue Service or an opinion of counsel regarding this issue. This discussion will neither bind the Internal Revenue Service nor preclude the Internal Revenue Service from adopting a contrary position.

Section 409A of the Code. Certain awards under the 2007 Plan may be considered “non-qualified deferred compensation” for purposes of Section 409A of the Code, which imposes additional requirements on the payment of deferred compensation. Generally, if at any time during a taxable year a non-qualified deferred compensation plan fails to meet the requirements of Section 409A, or is not operated in accordance with those requirements, all amounts deferred under the non-qualified deferred compensation plan for the current taxable year and all preceding taxable years, by or for any participant with respect to whom the failure relates, are includible in the gross income of the participant for the taxable year to the extent not subject to a substantial risk of forfeiture and not previously included in gross income. If a deferred amount is required to be included in income under Section 409A, the amount also is subject to an additional 20% federal income tax as well as potential premium interest tax.

New Plan Benefits Under the Amendment and Restatement

As of March 21, 2011, no equity awards had been granted under the 2007 Plan on the basis of the increase to the number of shares of our Class A common stock that may be issued under the 2007 Plan pursuant to this Proposal 4. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the 2007 Plan, as amended by the 2011 Amendment and Restatement, or the benefits that would have been received by such participants if the 2007 Plan, as proposed to be amended by the 2011 Amendment and Restatement, had been in effect in the year ended December 31, 2010.

Required Vote

For a description of the votes required for approval of the 2011 Amendment and Restatement of the Amended and Restated Skilled Healthcare Group, Inc. 2007 Incentive Award Plan, please see “— Quorum and Votes Required” above. Should such stockholder approval not be obtained, the proposed increase to the number of shares of our Class A common stock that may be issued under the 2007 Plan will not be implemented. The 2007 Plan will, however, continue in effect, and equity awards may continue to be made under the 2007 Plan until all the shares available for issuance under the 2007 Plan have been issued or until the plan terminates on its currently scheduled April 25, 2017 expiration date.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2007 PLAN.

PROPOSAL 5: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our board of directors has selected Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2011, and has further directed that management submit the selection of independent registered public accountants for ratification by the stockholders at the annual meeting. A representative of Ernst & Young LLP is expected to be present at the annual meeting and will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

Although ratification by our stockholders is not a prerequisite to the ability of the Audit Committee to select Ernst & Young LLP as our independent registered public accounting firm, we believe such ratification to be desirable and in the best interests of our stockholders. Accordingly, stockholders are being requested to ratify, confirm and approve the selection of Ernst & Young LLP as our independent registered public accounting firm. If the stockholders do not ratify the selection of Ernst & Young LLP, the selection of an independent registered public accounting firm will be reconsidered by the Audit Committee; provided, however, the Audit Committee may select Ernst & Young LLP notwithstanding the failure of the stockholders to ratify its selection. If the appointment of Ernst & Young LLP is ratified, the Audit Committee will continue to conduct an ongoing review of Ernst & Young LLP’s scope of engagement, pricing and work quality, among other factors, and will retain the right to replace Ernst & Young LLP at any time.

Board Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2011.

Independent Registered Public Accounting Firm

Ernst & Young LLP provided audit, audit-related and tax services to us during the fiscal years ended December 31, 2010 and 2009 as follows:

Type of Fees	Fiscal 2010	Fiscal 2009
Audit Fees	$982,500	$1,329,000
Audit-Related Fees	97,850	9,500
Tax Fees	561,537	617,627
All Other Fees	0	0

Total	$1,641,887	$1,956,127

Audit Fees

The category includes fees associated with our annual audit and the review of our quarterly reports on Form 10-Q. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of our interim financial statements, the assistance with the review of our SEC registration statements and, for 2009, in connection with the restatement of our consolidated financial statements.

Audit-Related Fees

This category includes fees associated with accounting consultations and attestation services that are not required by statute or regulation.

Tax Fees

In 2010, this category included $175,000 in fees associated with tax return preparation and $386,537 in fees associated with tax planning and advice. In 2009, this category included $244,600 in fees associated with tax return preparation and $373,027 in fees associated with tax planning and advice.

All Other Fees

We did not engage Ernst & Young LLP to provide any other services during the fiscal years ended December 31, 2010 or 2009.

Pre-Approval Policies and Procedures

The Audit Committee has specifically approved all of the audit and non-audit services performed by Ernst & Young LLP and has determined the rendering of such non-audit services was compatible with maintaining Ernst & Young LLP’s independence. In fiscal years 2010 and 2009 all audit fees, audit-related fees, and tax fees were pre-approved by the Audit Committee directly.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policy Regarding Related Person Transactions

Effective as of April 2007, our board of directors adopted a written policy to which all related party transactions are subject. Related party transactions are transactions between us and our directors or members of senior management, as defined by Item 404 of Regulation S-K of the Securities Act of 1933. Pursuant to the policy, existing related party transactions are reviewed on at least a biannual basis with the goals of ensuring that such transactions are being pursued in accordance with all of the understandings and commitments made at the time they were previously approved, ensuring that payments being made with respect to such transactions are appropriately reviewed and documented and reaffirming the continuing desirability of and need for each related party arrangement.

Newly proposed related party transactions are fully and carefully reviewed by the Audit Committee for evaluation and approval. The Audit Committee has the authority to hire and consult with outside financial, legal and other advisors as it deems appropriate in its evaluation of any such proposed transactions. The information provided to the directors reviewing a transaction must be sufficiently comprehensive so that the Audit Committee can reach informed decisions about related party transactions.

In addition, our board of directors takes active measures to ensure that the entities providing these related party services are being held to the same standards that we would demand of unaffiliated third-party service providers and there is a clear and articulable reason for procuring the services from a related party.

Although the transactions described below were entered into prior to our adoption of our related party transactions policy, each was approved by our Audit Committee when it was entered into.

Related Person Transactions

Agreement with Onex Partners Manager LP

We have an agreement with Onex Partners Manager LP, or Onex Manager, a wholly-owned subsidiary of Onex Corporation, which together with its affiliates beneficially owned approximately 77.2% of the voting power of our outstanding common stock as of March 21, 2011. In exchange for providing us with corporate finance and strategic planning consulting services, we pay Onex Manager an annual fee of $0.5 million. We reimburse Onex Manager for out-of-pocket expenses incurred in connection with the provision of services pursuant to the agreement.

Stockholders’ Agreement

Stockholders that held over 89.3% of the voting power of our outstanding common stock as of March 21, 2011, including Onex Corporation and certain of its affiliates, are party to an investor stockholders’ agreement. Under this agreement, these stockholders have agreed to vote their shares on matters presented to the stockholders as specifically provided in the investor stockholders’ agreement, or, if not so provided, in the same manner as Onex. In particular, each non-Onex party agreed to vote all of their shares to elect to our board of directors such individuals as may be designated by Onex from time to time. Robert M. Le Blanc has been designated to serve on our board of directors by Onex.

Agreement with Executive Search Solutions

We are party to an employee placement agreement, or Placement Agreement, with Executive Search Solutions, LLC, or ESS, a provider of recruiting services to the healthcare services industry, pursuant to which we pay ESS $13,905 a month to provide us with qualified candidates based on our specified criteria for positions including director of nursing, business office manager and nursing home administrator and overhead positions at a director level or above. The current one-year term of Placement Agreement runs through January 31, 2012, and will automatically renew for an additional one-year term each February 1 unless it is earlier terminated by the parties in accordance with its terms. Our Chairman and Chief Executive Officer, Boyd W. Hendrickson, and our President and Chief Operating Officer, Jose C. Lynch, each serve as managing members of and each hold a beneficial ownership interest of 30.0% of ESS. In 2010, we paid ESS $185,575.

Hospice and Home Health Agreements

In May 2010, we acquired substantially all of the assets of five Medicare-certified hospice companies and four Medicare-certified home health companies from a group of related sellers consisting of Rocky Mountain Hospice, LLC, Creekside Hospice, Inc., Sun Valley Hospice, LLC, Legacy Hospice Care, LLC, Creekside Health Care, Inc., Legacy Home Care, LC, Sun Valley Home Care, LLC, Hospice Solutions, LLC, Rocky Mountain Home Care, Inc. (who we collectively refer to as the “Sellers”). Pursuant to the purchase agreement, we and D. Shane Peck entered into an employment agreement pursuant to which he now serves as President and Chief Operating Officer of Signature Hospice & Home Health, LLC, which is one of our consolidated subsidiaries. Jonathan R. Monks, who was also a principal of the Sellers, now serves as Senior Vice President of Signature Hospice & Home Health, LLC.

Mr. Peck holds ownership interests in each of the Sellers as follows: Rocky Mountain Hospice, LLC (approximately 33%), Creekside Hospice, Inc. (approximately 33%), Sun Valley Hospice, LLC (30%), Legacy Hospice Care, LLC (25%), Creekside Health Care, Inc. (approximately 33%), Legacy Home Care, LLC (20%), Sun Valley Home Care, LLC (20%), Hospice Solutions, LLC (25%) and Rocky Mountain Home Care, Inc. (60%). Mr. Monks holds ownership interests in each of the Sellers as follows: Rocky Mountain Hospice, LLC (approximately 33%), Creekside Hospice, Inc. (approximately 33%), Sun Valley Hospice, LLC (30%), Legacy Hospice Care, LLC (25%), Creekside Health Care, Inc. (approximately 33%), Legacy Home Care, LLC (20%), Sun Valley Home Care, LLC (20%), Hospice Solutions, LLC (25%) and Rocky Mountain Home Care, Inc. (10%). Under the terms of the purchase agreement, the Sellers are eligible to earn up to an aggregate of $19.9 million in contingent earn-out and deferred payments. The earn-out payments of up to approximately $7.0 million will be based on the achievement of certain levels of Adjusted EBITDA (as defined in the purchase agreement) by the home healthcare and hospice businesses transferred by the Sellers during each of the 12 months ended June 30 of 2011 through and including 2015. The deferred payments consist of approximately $10.0 million worth of promissory notes and $2.9 million worth of delayed cash payments to be paid on May 1 of 2011, 2012 and 2013.

As a result of the transactions contemplated by the purchase agreement, we lease facilities in Mesa, Arizona from Home Care Investments, LLC and in Las Vegas, Nevada from Creekside Health Care, Inc. Mr. Peck and Mr. Monks each has an approximate 33% ownership interest in Home Care Investments, LLC and an approximate 33% interest in Creekside Health Care, Inc. Our aggregate lease payments in 2010 to Home Care Investments, LLC and Creekside Health Care, Inc. were $120,000 and $127,600, respectively. The aforementioned purchase agreement was filed as an exhibit to our Quarterly Report on Form 10-Q filed with the SEC on May 4, 2010 and the joinder agreement to such purchase agreement was filed as an exhibit to our Current Report on Form 8-K filed with the SEC on May 26, 2010.

Indemnification Agreements

We have entered into indemnification agreements with our executive officers and directors containing provisions that may require us, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as executive officers or directors.

We believe that all of these related party transactions were either on terms at least as favorable to us as could have been obtained through arm’s-length negotiations with unaffiliated third parties or were negotiated in connection with acquisitions, the overall terms of which were as favorable to us as could have been obtained through arm’s-length negotiations with unaffiliated third parties.

OTHER MATTERS

We know of no other matters that will be presented for consideration at the annual meeting. If any other business properly comes before the annual meeting, it is the intention of the proxy holders to vote the shares they represent as the board of directors may recommend. Discretionary authority with respect to such other business is expressly granted by the completion of the enclosed proxy card. The proxy holders will vote at their discretion on any procedural matters that may come before the meeting.

Stockholder Proposals and Nominations

Proposals Pursuant to Rule 14a-8. Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of stockholders. To be eligible for inclusion in our 2011 proxy statement, your proposal must be received by us no later than November 1, 2011, and must otherwise comply with Rule 14a-8. While our board will consider stockholder proposals, we reserve the right to omit from our proxy statement stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

Proposals and Nominations Pursuant to our Bylaws. Under our Amended and Restated Bylaws, or bylaws, in order to nominate a director or bring any other business before the stockholders at the 2012 annual meeting that will not be included in our proxy statement, you must comply with the procedures described below. In addition, you must notify us in writing and such notice must be delivered to our Secretary no earlier than January 2, 2012 and later than February 1, 2012, unless our annual meeting for 2012 is scheduled prior to 30 days before the first anniversary of our 2011 annual meeting or after 90 days after the first anniversary of our 2011 annual meeting. This notice must be delivered not earlier than the 120th day prior to the annual meeting and not later than the later of the 90th day prior to the annual meeting and the 10th day following the day on which public announcement of the annual meeting date is made.

Our bylaws provide that a stockholder’s nomination must contain the following information about the nominee: (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act and Rule 14a-11 thereunder, and (ii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected. Any candidates recommended by stockholders for nomination to our board of directors will be evaluated in the same manner that nominees suggested by board members, management or other parties are evaluated.

Our bylaws provide that a stockholder’s notice of a proposed business item must include: a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws of the corporation, the language of the proposed amendment) and the reasons for conducting such business at the meeting. In addition, the bylaws provide that a stockholder proposing any nomination or other business item must include, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on our books, and of such beneficial owner, (ii) the class and number of shares of our capital stock which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a representation that the stockholder is a holder of record of our stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (iv) any material interest of the stockholder in such business, and (v) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of our outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies from stockholders in support of such proposal or nomination. We may require any proposed nominee to furnish such other information as we may reasonably require to determine the eligibility of such proposed nominee to serve as our director.

You may write to our Corporate Secretary at our principal executive office, 27442 Portola Parkway, Suite 200, Foothill Ranch, California 92610 to deliver the notices discussed above and for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates pursuant to the bylaws.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of banks and brokers with account holders who are our stockholders will be householding our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your bank or broker, direct your written request to Skilled Healthcare Group, Inc., 27442 Portola Parkway, Suite 200, Foothill Ranch, California 92610 Attn: Investor Relations, or contact the Skilled Healthcare Group, Inc. Investor Relations department at investorrelations@skilledhealthcare.com. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their bank or broker.

Incorporation by Reference

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Exchange Act which might incorporate future filings made by us under those statutes, neither the preceding Compensation Committee Report nor the Audit Committee Report will be incorporated by reference into any of those prior filings, nor will any such report be incorporated by reference into any future filings made by us under those statutes, except to the extent we specifically incorporate such reports by reference therein. In addition, information on our website, other than our proxy statement and form of proxy, is not part of the proxy soliciting material and is not incorporated herein by reference.

SKILLED HEALTHCARE GROUP, INC.

Roland G. Rapp

Executive Vice President, General Counsel, Chief

Administrative Officer and Secretary

Exhibit A

AMENDED AND RESTATED

SKILLED HEALTHCARE GROUP, INC.

2007 INCENTIVE AWARD PLAN

Skilled Healthcare Group, Inc., a Delaware corporation (the “Company”), by resolution of its Board of Directors, hereby adopts the Amended and Restated Skilled Healthcare Group, Inc. 2007 Incentive Award Plan (the “Plan”). The Plan initially became effective on April 26, 2007 (the “Effective Date”) and was subsequently amended and restated effective upon the approval of such amendment and restatement by the Company’s stockholders on May 8, 2008. This additional amendment and restatement of the Plan will become effective upon approval by the Company’s stockholders at the Company’s 2011 Annual Meeting of Stockholders.

The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of the members of the Board, Employees, and Consultants to those of the Company’s stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to the Company’s stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

ARTICLE I.

DEFINITIONS

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

1.1. “Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article X. With reference to the duties of the Committee under the Plan which have been delegated to one or more persons pursuant to Section 10.5, or as to which the Board has assumed, the term “Administrator” shall refer to such person(s) unless the Committee has revoked such delegation.

1.2. “Award” shall mean an Option, a Restricted Stock award, a Restricted Stock Unit award, a Performance Award, a Dividend Equivalents award, a Deferred Stock award, a Stock Payment award or a Stock Appreciation Right, which may be awarded or granted under the Plan (collectively, “Awards”).

1.3. “Award Agreement” shall mean a written agreement, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine, consistent with the Plan.

1.4. “Award Limit” shall mean Five Hundred Sixty One Thousand (561,000) shares of Common Stock, as adjusted pursuant to Section 11.3. Solely with respect to Performance Awards granted pursuant to Section 8.2(b), “Award Limit” shall mean One Million Dollars ($1,000,000).

1.5. “Board” shall mean the Board of Directors of the Company, as constituted from time to time.

1.6. “Change in Control” means the occurrence of any of the following events:

(a) a transaction or series of transactions (other than an offering of Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(b) During any 36-month period, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 1.6(a) or Section 1.6(c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the 36-month period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i) Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii) After which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 1.6(c)(ii) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(d) The Company’s stockholders approve a liquidation or dissolution of the Company.

For purposes of subsection (a) above, the calculation of voting power shall be made as if the date of the acquisition were a record date for a vote of the Company’s stockholders, and for purposes of subsection (c) above, the calculation of voting power shall be made as if the date of the consummation of the transaction were a record date for a vote of the Company’s stockholders.

1.7. “Code” shall mean the Internal Revenue Code of 1986, as amended.

1.8. “Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board, appointed as provided in Section 10.1.

1.9. “Common Stock” shall mean the Class A common stock of the Company, par value $0.001 per share.

1.10. “Company” shall mean Skilled Healthcare Group, Inc., a Delaware corporation, or any successor entity.

1.11. “Consultant” shall mean any consultant or adviser if: (a) the consultant or adviser is a natural person, (b) the consultant or adviser renders bona fide services to the Company or any Subsidiary; and (c) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

1.12. “Covered Employee” shall mean any Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

1.13. “Deferred Stock” shall mean rights to receive Common Stock awarded under Article VIII of the Plan, which may be expressed in terms of units, shares or otherwise.

1.14. “Director” shall mean a member of the Board.

1.15. “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Common Stock) of dividends paid on Common Stock, awarded with respect to Awards pursuant to Article VIII of the Plan.

1.16. “DRO” shall mean a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

1.17. “Effective Date” shall mean the date the Plan is approved by the Company’s stockholders.

1.18. “Employee” shall mean any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company, or of any Subsidiary.

1.19. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

1.20. “Fair Market Value” means, as of any date:

(a) If the Common Stock is listed on any established stock exchange (such as the New York Stock Exchange) or any national market system, including without limitation any market system of The NASDAQ Stock Market, its Fair Market Value shall be the closing sales price for a share of Common Stock as quoted on such exchange or system on that date (or if no such sales price is quoted on such date, then the Fair Market Value shall be the closing sale price on the last preceding date for which such quotation exists), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b) If the Common Stock is regularly quoted by a recognized securities dealer but closing sales prices are not reported, its Fair Market Value shall be the mean of the high bid and low asked prices on that date (or if no such sales price is quoted on such date, then the Fair Market Value shall be the closing sale price on the last preceding date for which such information exists), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c) If the Common Stock is neither listed on an established stock exchange or a national market system nor regularly quoted by a recognized securities dealer, the Fair Market Value thereof shall be established by the Administrator in good faith.

Notwithstanding the foregoing, The Fair Market Value of a share of Common Stock on the effective date of the initial public offering of the Common Stock shall be the initial offering price to the public under such initial public offering.

1.21. “Fiscal Year” means the fiscal year of the Company.

1.22. “Holder” shall mean a person who has been granted or awarded an Award.

1.23. “Incentive Stock Option” shall mean an option which conforms to the applicable provisions of Section 422 of the Code and which is designated as an Incentive Stock Option by the Administrator.

1.24. “Non-Employee Director” shall mean a member of the Board who is not an Employee.

1.25. “Non-Qualified Stock Option” shall mean an Option which is not designated as an Incentive Stock Option by the Administrator.

1.26. “Option” shall mean a stock option granted under Article IV of the Plan. An Option granted under the Plan shall, as determined by the Administrator, be either a Non-Qualified Stock Option or an

Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall be Non-Qualified Stock Options; provided further, however, that Incentive Stock Options shall only be granted to Employees of the Company or any Subsidiary Corporation.

1.27. “Performance Award” shall mean a cash bonus, stock bonus or other performance or incentive award that is paid in cash, Common Stock or a combination of both, awarded under Article VIII of the Plan.

1.28. “Performance Criteria” means the criteria that the Committee selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following, or growth in the following, alone or in combination: (a) net earnings (either before or after (i) interest, (ii) taxes, (iii) depreciation and (iv) amortization), (b) gross or net sales or revenue, (c) net income (either before or after taxes), (d) operating earnings, (e) cash flow (including, but not limited to, operating cash flow and free cash flow), (f) return on assets, (g) return on capital, (h) return on stockholders’ equity, (i) return on sales, (j) gross or net profit or operating margin, (k) costs, (l) funds from operations, (m) expense, (n) working capital, (o) earnings per share, (p) price per share of Common Stock, (q) FDA or other regulatory body approval for commercialization of a product, (r) implementation or completion of critical projects, and (s) market share, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group. The Committee shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Award; provided, however, that each Performance Criteria shall be determined in accordance with generally accepted accounting principles to the extent applicable.

1.29. “Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of any Holder of a Performance Award (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions. The achievement of each Performance Goal shall be determined in accordance with generally accepted accounting principles to the extent applicable.

1.30. “Performance Period” means one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Holder’s right to, and the payment of, a Performance Award.

1.31. “Plan” shall mean the Skilled Healthcare Group, Inc. 2007 Incentive Award Plan, as the same may be amended or restated from time to time.

1.32. “Restricted Stock” shall mean Common Stock awarded under Article VII of the Plan.

1.33. “Restricted Stock Units” shall mean rights to receive Common Stock awarded under Article VIII.

1.34. “Rule 16b-3” shall mean Rule 16b-3 promulgated under the Exchange Act, as such Rule may be amended from time to time.

1.35. “Securities Act” shall mean the Securities Act of 1933, as amended.

1.36. “Stock Appreciation Right” shall mean a stock appreciation right granted under Article IX of the Plan.

1.37. “Stock Payment” shall mean: (a) a payment in the form of shares of Common Stock, or (b) an option or other right to purchase shares of Common Stock, as part of a deferred compensation arrangement, made in lieu of all or any portion of the compensation, including without limitation, salary, bonuses, commissions and directors’ fees, that would otherwise become payable to a Employee, Non-Employee Director or Consultant in cash, awarded under Article VIII of the Plan.

1.38. “Subsidiary” shall mean any Subsidiary Corporation or any other entity (other than the Company) in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of determination, securities or interests representing fifty percent (50%) or more of the total combined voting power of all outstanding classes of securities or interests (taken together as a single class) in one of the other entities in such chain.

1.39. “Subsidiary Corporation” shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

1.40. “Substitute Award” shall mean an Option granted under this Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option.

1.41. “Termination of Service” shall mean:

(i) the time when a Holder who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement; or

(ii) the time when the engagement of a Holder as a Consultant to the Company or a Subsidiary is terminated for any reason, with or without cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where there is a simultaneous commencement of employment with the Company or any Subsidiary; or

(iii) the time when the employee-employer relationship between a Holder and the Company or any Subsidiary is terminated for any reason, with or without cause, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding (a) terminations where there is a simultaneous reemployment or continuing employment of a Holder by the Company or any Subsidiary, and (b) terminations which are followed by the simultaneous establishment of a consulting relationship by the Company or a Subsidiary with the former employee, provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of the Award Agreement or otherwise, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Employment if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section.

The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Service, including, without limitation, the question of whether a Termination of Service resulted from a discharge for cause. Notwithstanding any other provision of the Plan, the Company or any Subsidiary has an absolute and unrestricted right to terminate a Consultant’s or Employee’s service at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing. For purposes of the Plan, a Holder’s employee-employer relationship or consulting relationship, as applicable, shall be deemed to be terminated in the event that the Subsidiary employing such Holder ceases to remain a Subsidiary following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

ARTICLE II.

SHARES SUBJECT TO PLAN

2.1. Shares Subject to Plan.

(a) Subject to Section 11.3 and Section 2.1(b), the aggregate number of shares of Common Stock that may be issued or transferred pursuant to Awards under the Plan shall be equal to Four Million Four Hundred Seventy-Three Thousand One Hundred Eighty One (4,473,181) shares.

(b) To the extent that an Award terminates, expires, lapses or is forfeited for any reason, any shares of Common Stock then subject to such Award shall again be available for grant pursuant to the Plan. To the extent permitted by applicable law or any exchange rule, shares of Common Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary, and all Substitution Awards, shall not be counted against shares of Common Stock available for grant pursuant to this Plan. If any shares of Restricted Stock are surrendered by the Holder or repurchased by the Company pursuant to Section 7.4 or 7.5 hereof, such shares may again be granted or awarded hereunder, subject to the limitations of Section 2.1(a). Shares of Common Stock withheld by the Company or delivered to the Company in payment of the exercise price or tax withholding obligations of any Award shall not be available for grant under the Plan. The payment of Dividend Equivalents in conjunction with any outstanding Awards shall not be counted against the shares available for issuance under the Plan. Notwithstanding the provisions of this Section 2.1(b), no shares of Common Stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

2.2. Stock Distributed. Any Common Stock distributed pursuant to an Award shall consist, in whole or in part, of authorized and unissued Common Stock or shares of Common Stock held in treasury.

2.3. Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Article XI, the maximum number of shares of Common Stock with respect to one or more Awards that may be granted to any one individual during any calendar year shall not exceed the Award Limit; provided, however, that in the year of initial hiring of an Employee, the maximum number of shares of Common Stock with respect to one or more Awards that may be granted to such Employee during such year of initial hiring shall not exceed 150% of the Award Limit. To the extent required by Section 162(m) of the Code, shares subject to Awards which are canceled shall continue to be counted against the Award Limit.

ARTICLE III.

GRANTING OF AWARDS

3.1. Award Agreement. Each Award shall be evidenced by an Award Agreement. Award Agreements evidencing Awards intended to qualify as performance-based compensation (as described in Section 162(m)(4)(C) of the Code) shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

3.2. Provisions Applicable to Covered Employees.

(a) The Committee, in its discretion, may determine whether an Award is to qualify as performance-based compensation (as described in Section 162(m)(4)(C) of the Code).

(b) Notwithstanding anything in the Plan to the contrary, the Committee may grant any Award to a Covered Employee, including Restricted Stock the restrictions with respect to which lapse upon the attainment of specified Performance Goals and any performance or incentive award described in Article VIII that vests or becomes exercisable or payable upon the attainment of one or more specified Performance Goals.

(c) To the extent necessary to comply with the performance-based compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Articles VII and VIII which may be granted to one or more Covered Employees, no later than ninety (90) days following the commencement of any Fiscal Year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (i) designate one or more Covered Employees, (ii) select the Performance Criteria applicable to the Fiscal Year or other designated fiscal period or period of service, (iii) establish the various performance targets, in terms of an objective formula or standard, and amounts of such Awards, as applicable, which may be earned for such Fiscal Year or other designated fiscal period or period of service, and (iv) specify the relationship between Performance Criteria and the performance targets and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Fiscal Year or other designated fiscal period or period of service. Following the completion of each Fiscal Year or other designated fiscal period or period of service, the Committee shall certify in writing whether the applicable performance targets have been achieved for such Fiscal Year or other designated fiscal period or period of service. In determining the amount earned by a Covered Employee, the Committee shall have the right to reduce (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Fiscal Year or other designated fiscal period or period of service.

(d) Furthermore, notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to qualify as performance-based compensation (as described in Section 162(m)(4)(C) of the Code) shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as performance-based compensation (as described in Section 162(m)(4)(C) of the Code), and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

3.3. Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

3.4. At-Will Employment. Nothing in the Plan or in any Award Agreement hereunder shall confer upon any Holder any right to continue in the employ of, or as a Consultant for, the Company or any Subsidiary, or as a Director of the Company, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which rights are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written employment agreement between the Holder and the Company and any Subsidiary.

3.5. Foreign Laws. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company or its Subsidiaries operate or have Employees, Non-Employee Directors or Consultants, or in order to comply with the listing standards of any foreign stock exchange on which the Company’s shares are listed or traded, the Administrator, in its discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which Employees, Non-Employee Directors or Consultants outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Awards to comply with applicable foreign laws or listing requirements of any such foreign stock exchange; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitation contained in Section 2.1 of the Plan; and (v) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local or foreign governmental regulatory exemptions or approvals or listing requirements of any such foreign stock exchange. Notwithstanding the foregoing, the Administrator may not take any actions under this Section 3.6 that would violate the Code, any applicable federal, state or foreign securities law or governing statute or any other applicable law or that would require prior stockholder approval (until such approval was obtained).

3.6. Awards in Lieu of Cash Compensation. Awards may be granted under the Plan to Employees and Consultants in lieu of cash bonuses which would otherwise be payable to such Employees and Consultants, and to Non-Employee Directors in lieu of directors’ fees which would otherwise be payable to such Non-Employee Directors, pursuant to such policies which may be adopted by the Administrator from time to time.

ARTICLE IV.

GRANTING OF OPTIONS TO EMPLOYEES,

CONSULTANTS AND NON-EMPLOYEE DIRECTORS

4.1. Eligibility. Each Employee, Consultant and Non-Employee Director selected by the Administrator shall be eligible to be granted an Option.

4.2. Disqualification for Stock Ownership. No person may be granted an Incentive Stock Option under the Plan if such person, at the time the Incentive Stock Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any then existing Subsidiary Corporation or parent corporation (as defined in Section 424(e) of the Code) unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code.

4.3. Qualification of Incentive Stock Options. No Incentive Stock Option shall be granted to any person who is not an Employee of the Company or any then existing Subsidiary Corporation or parent corporation (as defined in Section 424(e) of the Code).

4.4. Granting of Options to Employees and Consultants.

(a) The Administrator shall from time to time, in its absolute discretion, and, subject to applicable limitations of the Plan:

(i) Select from among the Employees or Consultants (including Employees or Consultants who have previously received Awards under the Plan) such of them as in its opinion should be granted Options;

(ii) Subject to the Award Limit, determine the number of shares to be subject to such Options granted to the selected Employees or Consultants;

(iii) Subject to Section 4.3, determine whether such Options are to be Incentive Stock Options or Non-Qualified Stock Options and whether such Options are to qualify as performance-based compensation (as described in Section 162(m)(4)(C) of the Code); and

(iv) Subject to the provisions of Article V, determine the terms and conditions of such Options, consistent with the Plan; provided, however, that the terms and conditions of Options intended to qualify as performance-based compensation (as described in Section 162(m)(4)(C) of the Code) shall include, but not be limited to, such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code.

(b) Upon the selection of an Employee or Consultant to be granted an Option, the Administrator shall instruct the Secretary of the Company to issue the Option and may impose such conditions on the grant of the Option as it deems appropriate.

(c) Any Incentive Stock Option granted under the Plan may be modified by the Administrator, with the consent of the Holder, to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code.

4.5. Granting of Options to Non-Employee Director. The Administrator shall from time to time, in its absolute discretion, and subject to applicable limitations of the Plan:

(a) Select from among the Non-Employee Directors (including Non-Employee Directors who have previously received Awards under the Plan) such of them as in its opinion should be granted Options;

(b) Subject to the Award Limit, determine the number of shares to be subject to such Options granted to the selected Non-Employee Directors; and

(c) Subject to the provisions of Article V, determine the terms and conditions of such Options, consistent with the Plan.

ARTICLE V.

TERMS OF OPTIONS

5.1. Option Price. The price per share of the shares subject to each Option granted to Employees, Non-Employee Directors and Consultants shall be set by the Administrator; provided, however, that:

(a) Such price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted; and

(b) In the case of Incentive Stock Options granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary Corporation or parent corporation thereof (within the meaning of Section 422 of the Code), such price shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).

5.2. Option Term. The term of an Option granted to an Employee, Non-Employee Director or Consultant shall be set by the Administrator in its discretion; provided, however, that the term shall not be more than ten (10) years from the date the Option is granted, or five (5) years from the date the Option is granted if the Option is an Incentive Stock Option granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary Corporation or parent corporation thereof (within the meaning of Section 422 of the Code). Except as limited by requirements of Section 409A or Section 422 of the Code and regulations and rulings thereunder, the Administrator may extend the term of any outstanding Option in connection with any Termination of Service of the Holder, or amend any other term or condition of such Option relating to such a Termination of Service.

5.3. Option Vesting.

(a) The period during which the right to exercise, in whole or in part, an Option vests in the Holder shall be set by the Administrator and the Administrator may determine that an Option may not be exercised in whole or in part for a specified period after it is granted. At any time after grant of an Option, the Administrator may, in its sole and absolute discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option vests.

(b) No portion of an Option granted to an Employee, Non-Employee Director or Consultant which is unexercisable at Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the Award Agreement or by action of the Administrator following the grant of the Option.

(c) To the extent that the aggregate fair market value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Holder during any calendar year under the Plan, and all other plans of the Company and any Subsidiary Corporation or parent corporation thereof, within the meaning of Section 424 of the Code, exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted. For purposes of this Section 5.3(c), the fair market value of stock shall be determined as of the time the Option or other “incentive stock options” with respect to such stock is granted.

5.4. Substitute Awards. Notwithstanding the foregoing provisions of this Article V to the contrary, in the case of an Option that is a Substitute Award, the price per share of the shares subject to such Option may be less than the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

ARTICLE VI.

EXERCISE OF OPTIONS

6.1. Partial Exercise. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional shares and the Administrator may require that, by the terms of the Option, a partial exercise be with respect to a minimum number of shares.

6.2. Manner of Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a) A written notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is to be exercised;

(b) Such representations and documents as the Administrator, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal or state securities laws or regulations. The Administrator may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

(c) In the event that the Option shall be exercised pursuant to Section 11.1 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option;

(d) Full cash payment to the Secretary of the Company for the shares with respect to which the Option, or portion thereof, is exercised. However, the Administrator may, in its discretion, allow such payment to be made, in whole or in part, (i) through the delivery (actual or constructive through attestation) of shares of

Common Stock with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; (ii) through the surrender of shares of Common Stock then issuable upon exercise of the Option having a Fair Market Value on the date of Option exercise equal to the aggregate exercise price of the Option or exercised portion thereof; (iii) through the delivery of property of any kind which constitutes good and valuable consideration; (iv) through the delivery of a notice that the Holder has placed a market sell order with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and the broker timely pays a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; or (v) through any combination of the consideration provided in the foregoing subparagraphs (i), (ii), (iii) and (iv); provided, however, that the payment in the manner prescribed in the preceding paragraphs shall not be permitted to the extent that the Administrator determines that payment in such manner shall result in an extension or maintenance of credit, an arrangement for the extension of credit, or a renewal or an extension of credit in the form of a personal loan to or for any Director or executive officer of the Company that is prohibited by Section 13(k) of the Exchange Act or other applicable law; and

(e) The receipt by the Company of full payment of any applicable withholding tax, which in the discretion of the Administrator may be in the form of consideration used by the Holder to pay for such shares under Section 6.2(d).

6.3. Rights as Stockholders. Holders shall not be, nor have any of the rights or privileges of, stockholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by the Company to such Holders.

6.4. Ownership and Transfer Restrictions. The Administrator, in its absolute discretion, may impose such restrictions on the ownership and transferability of the shares purchasable upon the exercise of an Option as it deems appropriate. Any such restriction shall be set forth in the respective Award Agreement and may be referred to on the certificates evidencing such shares. The Holder shall give the Company prompt notice of any disposition of shares of Common Stock acquired by exercise of an Incentive Stock Option within (a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Holder, or (b) one year after the transfer of such shares to such Holder.

ARTICLE VII.

AWARD OF RESTRICTED STOCK

7.1. Eligibility. Subject to the Award Limit, Restricted Stock may be awarded to any Employee, Non-Employee Director or Consultant who the Administrator determines should receive such an Award.

7.2. Award of Restricted Stock.

(a) The Administrator may from time to time, in its absolute discretion:

(i) Select from among the Employees, Non-Employee Directors or Consultants (including Employees, Non-Employee Directors or Consultants who have previously received Awards under the Plan) such of them as in its opinion should be awarded Restricted Stock; and

(ii) Determine the purchase price, if any, restrictions and other terms and conditions applicable to such Restricted Stock, consistent with the Plan.

(b) The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that such purchase price shall be no less than the par value of the Common Stock to be purchased, unless otherwise permitted by applicable state law. In all cases, legal consideration shall be required for each issuance of Restricted Stock.

(c) Upon the selection of an Employee, Non-Employee Director or Consultant to be awarded Restricted Stock, the Administrator shall instruct the Secretary of the Company to issue such Restricted Stock and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.

7.3. Rights as Stockholders. The Holder shall have, unless otherwise provided by the Administrator, all the rights of a stockholder with respect to the Restricted Stock issued to the Holder, subject to the restrictions in his or her Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the shares; provided, however, that, in the discretion of the Administrator, any extraordinary distributions with respect to the Common Stock shall be subject to the restrictions set forth in Section 7.4.

7.4. Restriction. All shares of Restricted Stock issued under the Plan (including any shares received by Holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of each individual Award Agreement, be subject to such restrictions as the Administrator shall provide, which restrictions may include, without limitation, restrictions concerning voting rights and transferability and restrictions based on duration of employment, directorship or consultancy with the Company, Company performance, and individual performance or any of the Performance Criteria or other criteria determined appropriate by the Administrator. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire. By action taken after the Restricted Stock is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, remove any or all of the restrictions imposed by the terms of the Award Agreement. If no consideration was paid by the Holder upon issuance, the Holder shall automatically forfeit all rights in Restricted Stock then subject to restrictions, and such Restricted Stock shall be surrendered to the Company without consideration upon Termination of Service; provided, however, that the Administrator in its sole and absolute discretion may provide that the Holder shall not forfeit any or all of such shares of Restricted Stock and the restrictions thereon shall lapse in the event of Termination of Service following a Change in Control of the Company or because of the Holder’s retirement, death or disability or termination without cause, or otherwise.

7.5. Repurchase of Restricted Stock. The Administrator shall provide in the terms of each individual Award Agreement that the Company shall have the right to repurchase from the Holder the Restricted Stock then subject to restrictions under the Award Agreement immediately upon a Termination of Service, at a cash price per share equal to the price paid by the Holder for such Restricted Stock; provided, however, that the Administrator in its sole and absolute discretion may provide that the Company shall not have such right of repurchase for any or all of such shares of Restricted Stock and the restrictions thereon shall lapse in the event of a Termination of Service, following a Change in Control of the Company or because of the Holder’s retirement, death or disability or termination without cause, or otherwise.

7.6. Escrow. The Secretary of the Company or such other escrow holder as the Administrator may appoint shall retain physical custody of each certificate representing Restricted Stock until all of the restrictions imposed under the Award Agreement with respect to the shares evidenced by such certificate expire or shall have been removed.

7.7. Legend. In order to enforce the restrictions imposed upon shares of Restricted Stock hereunder, the Administrator shall cause a legend or legends to be placed on certificates (or book entries) representing all shares of Restricted Stock that are still subject to restrictions under Award Agreements, which legend or legends shall make appropriate reference to the conditions imposed thereby.

7.8. Section 83(b) Election. If a Holder makes an election under Section 83(b) of the Code, or any successor section thereto, to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall deliver a copy of such election to the Company immediately after filing such election with the Internal Revenue Service.

ARTICLE VIII.

PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS, DEFERRED STOCK, STOCK PAYMENTS, RESTRICTED STOCK UNITS

8.1. Eligibility. Subject to the Award Limit, one or more Performance Awards, Dividend Equivalent awards, Deferred Stock awards, Stock Payment awards, and/or Restricted Stock Unit awards may be granted to any Employee, Non-Employee Director or Consultant whom the Administrator determines should receive such an Award.

8.2. Performance Awards.

(a) Any Employee, Non-Employee Director or Consultant selected by the Administrator may be granted one or more Performance Awards. The value of such Performance Awards may be linked to any one or more of the Performance Criteria or other specific criteria determined appropriate by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. In making such determinations, the Administrator shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Employee, Non-Employee Director or Consultant.

(b) Without limiting Section 8.2(a), the Administrator may grant Performance Awards to any Covered Employee in the form of a cash bonus payable upon the attainment of objective Performance Goals which are established by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Any such bonuses paid to Covered Employees shall be based upon objectively determinable bonus formulas established in accordance with the provisions of Section 3.2. The maximum aggregate amount of all Performance Awards granted to a Covered Employee under this Section 8.2(b) during any calendar year shall not exceed the Award Limit. Unless otherwise specified by the Administrator at the time of grant, the Performance Criteria with respect to a Performance Award payable to a Covered Employee shall be determined on the basis of generally accepted accounting principles.

8.3. Dividend Equivalents. Any Employee, Non-Employee Director or Consultant selected by the Administrator may be granted Dividend Equivalents based on the dividends declared on Common Stock, to be credited as of dividend payment dates, during the period between the date a Award is granted and the date such Award vests, is exercised, is distributed or expires, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Administrator.

8.4. Stock Payments. Any Employee, Non-Employee Director or Consultant selected by the Administrator may receive Stock Payments in the manner determined from time to time by the Administrator. The number of shares shall be determined by the Administrator and may be based upon the Performance Criteria or other specific criteria determined appropriate by the Administrator, determined on the date such Stock Payment is made or on any date thereafter.

8.5. Deferred Stock. Any Employee, Non-Employee Director or Consultant selected by the Administrator may be granted an award of Deferred Stock in the manner determined from time to time by the Administrator. The number of shares of Deferred Stock shall be determined by the Administrator and may be linked to the satisfaction of one or more Performance Criteria or other specific criteria as the Administrator determines to be appropriate at the time of grant, in each case on a specified date or dates or over any period or periods determined by the Administrator. Common Stock underlying a Deferred Stock award will not be issued until the Deferred Stock award has vested, pursuant to a vesting schedule or performance criteria set by the Administrator, if applicable, and until such distribution date as specified by the Administrator. The Administrator may permit the Holder to elect the distribution date, subject to compliance with Section 409A of the Code. Unless otherwise provided by the Administrator, a Holder of Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Award has vested and the Common Stock underlying the Award has been issued.

8.6. Restricted Stock Units. Any Employee, Non-Employee Director or Consultant selected by the Administrator may be granted an award of Restricted Stock Units in the manner determined from time to time by the Administrator. The Administrator is authorized to make awards of Restricted Stock Units in such amounts and subject to such terms and conditions as determined by the Administrator. The Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, and may specify that such Restricted Stock Units become fully vested and nonforfeitable pursuant to the satisfaction of one or more Performance Criteria or other specific criteria as the Administrator determines to be appropriate at the time of the grant, in each case on a specified date or dates or over any period or periods determined by the Administrator. The Administrator shall specify the distribution dates applicable to each award of Restricted Stock Units, which shall be no earlier than the vesting dates. The Administrator may permit the Holder to elect the distribution date, subject to compliance with Section 409A of the Code. On the distribution dates, the Company shall issue to the Holder one unrestricted, fully transferable share of Common Stock for each Restricted Stock Unit distributed.

8.7. Term. The term of a Performance Award, Dividend Equivalent award, Deferred Stock award, Stock Payment award and/or Restricted Stock Unit award shall be set by the Administrator in its discretion.

8.8. Exercise or Purchase Price. The Administrator may establish the exercise or purchase price of a Performance Award, shares of Deferred Stock, shares distributed as a Stock Payment award or shares distributed pursuant to a Restricted Stock Unit award; provided, however, that such price shall not be less than the par value of a share of Common Stock, unless otherwise permitted by applicable state law.

8.9. Termination of Employment, Termination of Consultancy or Termination of Directorship. A Performance Award, Dividend Equivalent award, Deferred Stock award, Stock Payment award and/or Restricted Stock Unit award may vest or become exercisable or distributable only while the Holder is an Employee, Consultant or Non-Employee Director, as applicable; provided, however, that the Administrator in its sole and absolute discretion may provide that such Award may vest, be exercised or distributed subsequent to a Termination of Service following a Change in Control of the Company or because of the Holder’s retirement, death or disability or termination without cause, or otherwise.

8.10. Form of Payment. Payment of the amount determined under Section 8.2 or 8.3 above shall be in cash, in Common Stock or a combination of both, as determined by the Administrator. To the extent any payment under this Article VIII is effected in Common Stock, it shall be made subject to satisfaction of all provisions of Section 11.7.

ARTICLE IX.

STOCK APPRECIATION RIGHTS

9.1. Grant of Stock Appreciation Rights. A Stock Appreciation Right may be granted to any Employee, Non-Employee Director or Consultant selected by the Administrator. A Stock Appreciation Right may be granted: (a) in connection and simultaneously with the grant of an Option, or (b) independent of an Option. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Administrator shall impose and shall be evidenced by an Award Agreement.

9.2. Coupled Stock Appreciation Rights.

(a) A Coupled Stock Appreciation Right (“CSAR”) shall be related to a particular Option and shall be exercisable only when and to the extent the related Option is exercisable.

(b) A CSAR may be granted to the Holder for no more than the number of shares subject to the simultaneously granted Option to which it is coupled.

(c) A CSAR shall entitle the Holder (or other person entitled to exercise the Option pursuant to the Plan) to surrender to the Company unexercised a portion of the Option to which the CSAR relates (to the extent then exercisable pursuant to its terms) and to receive from the Company in exchange therefor an amount determined by multiplying (i) the difference obtained by subtracting the exercise price per share of the CSAR from (ii) the Fair Market Value of a share of Common Stock on the date of exercise of the CSAR by the number of shares of Common Stock with respect to which the CSAR shall have been exercised, subject to any limitations the Administrator may impose.

9.3. Independent Stock Appreciation Rights.

(a) An Independent Stock Appreciation Right (“ISAR”) shall be unrelated to any Option and shall have a term set by the Administrator but in no event longer than ten (10) years following the grant date. An ISAR shall be exercisable in such installments as the Administrator may determine. An ISAR shall cover such number of shares of Common Stock as the Administrator may determine. The exercise price per share of Common Stock subject to each ISAR shall be set by the Administrator; provided, that such exercise price per share shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the ISAR is granted. An ISAR is exercisable only while the Holder is an Employee, Non-Employee Director or Consultant; provided, that the Administrator may determine that the ISAR may be exercised subsequent to Termination of Service without cause, or following a Change in Control of the Company, or because of the Holder’s retirement, death or disability, or otherwise.

(b) An ISAR shall entitle the Holder (or other person entitled to exercise the ISAR pursuant to the Plan) to exercise all or a specified portion of the ISAR (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying (i) the difference obtained by subtracting the exercise price per share of the ISAR from the Fair Market Value of a share of Common Stock on the date of exercise of the ISAR by (ii) the number of shares of Common Stock with respect to which the ISAR shall have been exercised, subject to any limitations the Administrator may impose.

9.4. Payment and Limitations on Exercise.

(a) Payment of the amounts determined under Section 9.2(c) and 9.3(b) above shall be in cash, shares of Common Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised), or a combination of both, as determined by the Administrator. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock issuable upon the exercise of any Stock Appreciation Right prior to fulfillment of the conditions set forth in Section 6.3 above.

(b) Holders of Stock Appreciation Rights may be required to comply with any timing or other restrictions with respect to the settlement or exercise of a Stock Appreciation Right, including a window-period limitation, as may be imposed in the discretion of the Administrator.

ARTICLE X.

ADMINISTRATION

10.1. Compensation Committee. The Compensation Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan) shall consist solely of two or more Non-Employee Directors appointed by and holding office at the pleasure of the Board, each of whom is intended to qualify as both a “non-employee director” as defined by Rule 16b-3 and an “outside director” for purposes of Section 162(m) of the Code. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may be filled by the Board.

10.2. Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the

Plan and the Award Agreements, and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith, to interpret, amend or revoke any such rules and to amend any Award Agreement provided that the rights or obligations of the Holder of the Award that is the subject of any such Award Agreement are not affected adversely. Any such grant or award under the Plan need not be the same with respect to each Holder. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b 3 or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee. Notwithstanding the foregoing, the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors.

10.3. Majority Rule; Unanimous Written Consent. The Committee shall act by a majority of its members in attendance at a meeting at which a quorum is present or by a memorandum or other written instrument signed by all members of the Committee.

10.4. Compensation; Professional Assistance; Good Faith Actions. Members of the Committee shall receive such compensation, if any, for their services as members as may be determined by the Board. All expenses and liabilities which members of the Committee incur in connection with the administration of the Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company and the Company’s officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee or the Board in good faith shall be final and binding upon all Holders, the Company and all other interested persons. No members of the Committee or Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or Awards, and all members of the Committee and the Board shall be fully protected by the Company in respect of any such action, determination or interpretation.

10.5. Delegation of Authority to Grant Awards. The Committee may, but need not, delegate from time to time some or all of its authority to grant Awards under the Plan to a committee consisting of one or more members of the Board or of one or more officers of the Company; provided, however, that the Committee may not delegate its authority to grant Awards to individuals: (a) who are subject on the date of the grant to the reporting rules under Section 16(a) of the Exchange Act, (b) who are Covered Employees, or (c) who are officers of the Company who are delegated authority by the Committee hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation of authority and may be rescinded at any time by the Committee. At all times, any committee appointed under this Section 10.5 shall serve in such capacity at the pleasure of the Committee.

ARTICLE XI.

MISCELLANEOUS PROVISIONS

11.1. Transferability of Awards.

(a) Except as otherwise provided in Section 11.1(b):

(i) No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised, or the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed;

(ii) No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Holder or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence; and

(iii) During the lifetime of the Holder, only the Holder may exercise an Option or other Award (or any portion thereof) granted to him under the Plan, unless it has been disposed of pursuant to a DRO; after the death of the Holder, any exercisable portion of an Option or other Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Award Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Holder’s will or under the then applicable laws of descent and distribution.

(b) Notwithstanding Section 11.1(a), the Administrator, in its sole discretion, may determine to permit a Holder to transfer a Non-Qualified Stock Option to any one or more Permitted Transferees (as defined below), subject to the following terms and conditions: (i) a Non-Qualified Stock Option transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution; (ii) any Non-Qualified Stock Option which is transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Non-Qualified Stock Option as applicable to the original Holder (other than the ability to further transfer the Non-Qualified Stock Option); and (iii) the Holder and the Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal and state securities laws and (C) evidence the transfer. For purposes of this Section 11.1(b), “Permitted Transferee” shall mean, with respect to a Holder, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Holder’s household (other than a tenant or employee), a trust in which these persons (or the Holder) control the management of assets, and any other entity in which these persons (or the Holder) own more than fifty percent of the voting interests, or any other transferee specifically approved by the Administrator after taking into account any state or federal tax or securities laws applicable to transferable Non-Qualified Stock Options.

11.2. Amendment, Suspension or Termination of the Plan. Except as otherwise provided in this Section 11.2, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator. However, without approval of the Company’s stockholders given within twelve (12) months before or after the action by the Administrator, no action of the Administrator may, except as provided in Section 11.3, (i) increase the limits imposed in Section 2.1 on the maximum number of shares which may be issued under the Plan, (ii) take any action in violation of Section 11.6 to decrease the exercise price of any outstanding Option or Stock Appreciation Right granted under the Plan, or (iii) take any action requiring stockholder approval under any applicable law or requirement of any stock exchange or any national market system. Except as provided in Section 11.2, no amendment, suspension or termination of the Plan shall, without the consent of the Holder, adversely alter or impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides. No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and in no event may any Award be granted under the Plan after the expiration of ten (10) years from the Effective Date.

11.3. Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

(a) Subject to Section 11.3(e), in the event of any dividend or other distribution (whether in the form of cash, Common Stock, other securities or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, the Administrator shall make proportionate adjustments to any or all of:

(i) The number and kind of shares of Common Stock (or other securities or property) with respect to which Awards may be granted or awarded (including, without limitation, adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued under the Plan and adjustments of the Award Limit);

(ii) The number and kind of shares of Common Stock (or other securities or property) subject to outstanding Awards;

(iii) The number and kind of shares of Common Stock (or other securities or property) for which automatic grants are subsequently to be made to new and continuing Non-Employee Directors pursuant to Section 4.6;

(iv) The grant or exercise price with respect to any Award.

(b) Subject to Sections 11.3(c) and 11.3(e), in the event of any transaction or event described in Section 11.3(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations or accounting principles, the Administrator on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i) To provide for either the purchase of any such Award for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Holder’s rights had such Award been currently exercisable or payable or fully vested or the replacement of such Award with other rights or property selected by the Administrator in its sole discretion;

(ii) To provide that the Award cannot vest, be exercised or become payable after such event;

(iii) To provide that such Award shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in Section 5.3 or the provisions of such Award;

(iv) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(v) To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Awards, and/or in the terms and conditions of (including the grant, exercise or purchase price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future; and

(vi) To provide that, for a specified period of time prior to such event, the restrictions imposed under an Award Agreement upon some or all shares of Restricted Stock, Restricted Stock Units or Deferred Stock may be terminated, and, in the case of Restricted Stock, some or all shares of such Restricted Stock may cease to be subject to repurchase under Section 7.5 or forfeiture under Section 7.4 after such event.

(c) Notwithstanding any other provision of the Plan, in the event of a Change in Control, each outstanding Award shall be assumed or an equivalent Award substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Award, the Administrator may cause any or all of such Awards to become fully exercisable immediately prior to the consummation of such transaction and all forfeiture restrictions on any or all of such Awards to lapse. If an Award is exercisable in lieu of assumption or substitution in the event of a Change in Control, the Administrator shall notify the Holder that the Award shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Award shall terminate upon the expiration of such period. For the purposes of this Section 11.3(c), an Award shall be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each share of Common Stock subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Change in Control was not solely common stock of the successor corporation or its parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each share of Common Stock subject to an Award, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

(d) Subject to Sections 11.3(e) and 3.2, the Administrator may, in its discretion, include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company.

(e) With respect to Awards which are granted to Covered Employees and are intended to qualify as performance-based compensation under Section 162(m)(4)(C), no adjustment or action described in this Section 11.3 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify under Section 162(m)(4)(C), or any successor provisions thereto. No adjustment or action described in this Section 11.3 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Administrator determines that the Award is not to comply with such exemptive conditions. The number of shares of Common Stock subject to any Award shall always be rounded down to the next whole number.

(f) The existence of the Plan, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(g) No action shall be taken under this Section 11.3 which shall cause an Award to fail to comply with Section 409A of the Code or the Treasury Regulations thereunder, to the extent applicable to such Award.

11.4. Approval of Plan by Stockholders. The Plan will be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the Plan.

11.5. Tax Withholding. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Holder to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Holder’s FICA obligation) required by law to be withheld with respect to any taxable event concerning a Holder arising as a result of this Plan. The Administrator may in its discretion and in satisfaction of the foregoing requirement allow a Holder to elect to have the Company withhold shares of

Common Stock otherwise issuable under an Award (or allow the return of shares of Common Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Common Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Holder of such Award in order to satisfy the Holder’s federal, state, local and foreign income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

11.6. Prohibition on Repricing. Subject to Section 11.3, the Administrator shall not, without the approval of the stockholders of the Company, (i) authorize the amendment of any outstanding Award to reduce its price per share, (ii) authorize the cancellation of any outstanding Award in exchange for the grant of an Award having a lesser price per share, or (iii) authorize the cancellation of any outstanding Option or SAR in exchange for Restricted Stock or any other Award. Subject to Section 11.2, the Administrator shall have the authority, without the approval of the stockholders of the Company, to amend any outstanding Option or SAR to increase its price per share or to cancel and replace an Option or SAR with the grant of a Option or SAR having a price per share that is greater than or equal to the price per share of the original Option or SAR.

11.7. Conditions to Issuance of Shares and Stock Certificates. The Company shall not be required to issue any shares of Common Stock or deliver any certificate or certificates for shares of Common Stock purchased upon the exercise of any Award or portion thereof prior to fulfillment of all of the following conditions:

(a) The admission of such shares to listing on all stock exchanges and quotation systems on which such class of stock is then listed or traded;

(b) The completion of any registration or other qualification of such shares under any local, state, federal or foreign law, or under the rulings or regulations of the Securities and Exchange Commission or any other local, state, federal or foreign governmental regulatory body which the Administrator shall, in its absolute discretion, deem necessary or advisable;

(c) The obtaining of any approval or other clearance from any local, state, federal or foreign governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable;

(d) The lapse of such reasonable period of time following the exercise of the Option as the Administrator may establish from time to time for reasons of administrative convenience; and

(e) The receipt by the Company of full payment for such shares, including payment of any applicable withholding tax, which in the discretion of the Administrator may be in the form of consideration specified in Section 6.2(d).

11.8. Additional Limitations on Payment, Settlement or Exercise of an Award. Holders may be required to comply with any timing or other restrictions with respect to the payment, settlement or exercise of an Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

11.9. Effect of Plan upon Options and Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company: (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Subsidiary, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

11.10. Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of shares of Common Stock and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all applicable federal, state and foreign laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

11.11. Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

11.12. Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof.

11.13. Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Administrator may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

*****

SKILLED HEALTHCARE GROUP, INC.

2011 ANNUAL MEETING OF STOCKHOLDERS

Monday, May 2, 2011

10:00 a.m.

Fairmont Hotel

4500 MacArthur Blvd.

Newport Beach, CA 92660

Skilled Healthcare Group, Inc.
27442 Portola Parkway, Suite 200
Foothill Ranch, California 92610	proxy

This proxy is solicited by the Board of Directors for use at the 2011 Annual Meeting on May 2, 2011.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” the nominees in Proposal 1, “FOR” Proposals 2, 4 and 5, and for “every year” in Proposal 3.

By signing the proxy, you revoke all prior proxies and appoint Jose C. Lynch and Roland G. Rapp, and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions.

Shareowner ServicesSM P.O. Box 64945 St. Paul, MN 55164-0945
Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week
Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET – www.eproxy.com/skh Use the Internet to vote your proxy until 12:00 p.m. (CT) on Sunday, May 1, 2011.

PHONE – 1-800-560-1965 Use a touch-tone telephone to vote your proxy until 12:00 p.m. (CT) on Sunday, May 1, 2011.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW,

SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

The Board of Directors recommends you vote “FOR” all nominees in Proposal 1, “FOR” Proposals 2, 4 and 5, and for “every year” in Proposal 3.
1.	To elect three Class I directors to serve for three-year terms until the 2014 Annual Meeting of Stockholders	01 M. Bernard Puckett 02 Glenn S. Schafer 03 William C. Scott	☐ Vote FOR all nominees (except as marked)	☐ Vote WITHHELD from all nominees
To withhold authority to vote for any indicated nominee(s), write the number(s) of the nominee(s) here:
2.	Advisory vote on the compensation of our named executive officers		☐ For ☐ Against ☐ Abstain
3.	Advisory vote on holding future advisory votes on the compensation of our named executive officers every one, two or three years		☐ Every ☐ Every ☐ Every ☐ Abstain Year Two Years Three Years
4.	Approval of the Amended and Restated Skilled Healthcare Group, Inc. 2007 Incentive Award Plan		☐ For ☐ Against ☐ Abstain
5.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011		☐ For ☐ Against ☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD OF DIRECTORS RECOMMENDS AS SET FORTH ABOVE.

Address Change? Mark box, sign, and indicate changes below: ☐			Date

Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.